Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

FIRST HERITAGE FINANCING I, LLC,
as Borrower,

FIRST HERITAGE CREDIT, LLC,
as Servicer,
the Subservicers party hereto,
as Subservicers,

the LENDERS
from time to time parties hereto,

the AGENTS
from time to time parties hereto,
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Paying Agent, Image File Custodian, Backup Servicer
and Collateral Agent,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Borrower Loan Trustee,
and
CREDIT SUISSE AG, NEW YORK BRANCH,
as Structuring and Syndication Agent and as Administrative Agent

CREDIT AGREEMENT Dated as of July 13, 2022

2

TABLE OF CONTENTS

i

SCHEDULES
Schedule A-1    Credit Suisse Lender Supplement    SA-1
Schedule A-2    Atalaya Lender Supplement    SA-2
Schedule B    –    Eligible Receivable Criteria     SB-1
Schedule C    –    Schedule of Receivables    SC-1
Schedule D    –    Location of Receivable Files and Books and Records    SD-1
Schedule E    –    Representations and Warranties Regarding Security Interests    SE-1
Schedule F    –    Servicing Centralization Event Changes    SF-1
Schedule G1    –    Schedule of Servicer Master Accounts    SG-1
Schedule G2    –    Schedule of Servicer Deposit Accounts    SG-2
Schedule G3    –    Schedule of Loomis Agreements    SG-3
Schedule H    –    List of Subservicers    SH-1

EXHIBITS
Exhibit A    –    Funding Request    A-1
Exhibit B-1    –    [Reserved]    B-1
Exhibit B-2    –    [Reserved]    B-2
Exhibit C    –    Form of Assignment and Acceptance    C-1
Exhibit D    –    Accession Agreement    D-1
Exhibit E    –    Conditions to Accession    E-1
Exhibit F-1    –    Form of Power of Attorney (Borrower – Collateral Agent)    F-1
Exhibit F-2    –    Form of Power of Attorney (First Heritage – Collateral Agent)    F-2
Exhibit F-3    –    Form of Power of Attorney (Borrower Loan Trustee – Collateral Agent)    F-3
Exhibit F-4    –    Form of Power of Attorney (Borrower Loan Trustee – Servicer)    F-4
Exhibit F-5    –    Form of Power of Attorney (Borrower Loan Trustee – Subservicer)    F-5
Exhibit G    –    Securitization Release    G-1
Exhibit H    –    Form of Monthly Report    H-1
Exhibit I    –    Form of Custodian Certification    I-1
Exhibit J    –    Form of Removal Request    J-1
Exhibit K    –    Form of Prepayment Notice    K-1

v

CREDIT AGREEMENT
This Credit Agreement, dated as of July 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among First Heritage Financing I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), First Heritage Credit, LLC, a Mississippi limited liability company (“First Heritage”), as servicer (the “Servicer”), the Subservicers party hereto as identified in Schedule H hereto, the lenders from time to time parties hereto (the “Lenders”), the agents for the Lender Groups (as defined herein) from time to time parties hereto (the “Agents”), Credit Suisse AG, New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as structuring and syndication agent (in such capacity, the “Structuring and Syndication Agent”), Computershare Trust Company, National Association (“Computershare” acting through its Computershare Corporate Trust division), as paying agent (in such capacity, the “Paying Agent”), image file custodian (in such capacity, the “Image File Custodian”), backup servicer (in such capacity, the “Backup Servicer”) and collateral agent (in such capacity, the “Collateral Agent”), and Wilmington Trust, National Association, not in its individual capacity but solely as borrower loan trustee (in such capacity, the “Borrower Loan Trustee”).
WITNESSETH:
WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including secured and unsecured consumer loans, amounts received on or in respect of such finance contracts and proceeds of the foregoing;
WHEREAS, the Borrower desires that the Lenders make loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of certain secured and unsecured consumer loans as described herein;
WHEREAS, the Lenders have made and desire to make such loans to the Borrower upon the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article 1

DEFINITIONS; CONSTRUCTION
Section 1.01.Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:
“Acceptable Cap Agreement” means a Hedging Agreement in the form of an interest rate cap agreement with a term that extends at least until the Legal Final Maturity Date, to be entered into at the then prevailing market rate with a strike rate of no higher than [***] with monthly settlement and having a notional amount equal to the aggregate Principal Balance of Loans Outstanding on the date of such Hedging Agreement. For the avoidance of doubt, all costs related to Acceptable Cap Agreement(s) shall be covered by the Borrower.
“Accession Agreement” means each agreement executed by First Heritage and a Subservicer, substantially in the form of Exhibit D hereto.

“Account Collateral” means the Accounts, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments and other property from time to time deposited or credited to the Accounts and all proceeds thereof.
“Account Control Agreement” means the Account Control Agreement relating to the Accounts, dated as of the Closing Date, among the Borrower, the Servicer, the Paying Agent and the Collateral Agent.
“Accounts” mean the Collection Account and the Reserve Account.
“Acquisition” means the merger of First Heritage into Sugarcane Sub, LLC, pursuant to the terms of the First Heritage Purchase Agreement.
“Additional Amount” has the meaning given to such term in Section 2.14(a).
“Adjusted Net Income” means, for a fiscal quarter of Parent, the consolidated net income (loss) of the Parent determined in accordance with GAAP and adjusted plus or minus to account for certain legal and other costs, income or loss from equity method investment, goodwill and intangible asset impairments, transaction-related costs, restructuring costs, loss on extinguishment of debt, adjustments related to acquisition accounting, share-based compensation, intangible asset amortization, certain tax adjustments and impacts from tax law changes and cumulative tax effect of applicable adjustments.
“Administrative Agent” has the meaning given to such term in the Preamble.
“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.
“Affected Party” means the Administrative Agent, any Lender, any Credit Provider (in the case of any Conduit Lender) or any of their respective Affiliates.
“Affiliate” means, with respect to a Person, any other Person controlling, that is controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.
“Agent” means the agent for a particular Lender Group and “Agents” means all agents for all Lender Groups.
“Aggregate Commitment” means, as of any day, the sum of the Class A Aggregate Commitment and the Class B Aggregate Commitment.
“Aggregate Unpaids” means, as of any date, an amount equal to the sum of (without duplication) (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Unused Commitment Fees and other Obligations owed (whether due or accrued) by the Borrower to the Secured Parties, the Administrative Agent, the Backup Servicer, the Image File Custodian, the Paying Agent, the Borrower Loan Trustee and the Third Party Allocation Agent under this Agreement and the other Basic Documents.
“Agreement” has the meaning given to such term in the Preamble.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the Closing Date, the rate per annum with respect to a Receivable as of the related Cutoff Date is reduced (i) as a result of an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law, “Annual Percentage Rate” or “APR” shall refer to such reduced rate.
“Annualized Net Charge-off Ratio” means, with respect to any Determination Date and the related Collection Period, the product of (i) 12 and (ii) the percentage equivalent of a fraction, (a) the numerator of which is the result of (1) the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Charged-Off Receivable, as if such Receivable was not a Charged-Off Receivable) of all Receivables that have become Charged-Off Receivables during such Collection Period minus (2) Net Liquidation Proceeds received by the Servicer with respect to such Charged-Off Receivables as of the last day of the related Collection Period and (b) the denominator of which is the Eligible Receivable Principal Balance as of the first day of such Collection Period.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, or any other law, rule, or regulation of any jurisdiction applicable to each of the Borrower, the Servicer and their respective Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which each of the Borrower, the Servicer and their respective Affiliates is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances and orders of and interpretations by any Governmental Authority (including, but not limited to, the federal Dodd-Frank Act; the federal Truth in Lending Act and its implementing regulation, Regulation Z, of the CFPB; the Equal Credit Opportunity Act and its implementing regulation, Regulation B, of the CFPB; the Exchange Act of 1934; the Fair Credit Reporting Act, including Regulation V; the Fair Credit Billing Act; the Fair Debt Collection Practices Act; the Federal Trade Commission Act; the Servicemembers Civil Relief Act; Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; state adoptions of the foregoing federal laws; state usury laws; and state-specific adoptions of the National Consumer Act and the Uniform Consumer Credit Code), and applicable judgments, decrees, injunctions, writs, orders or line actions of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction, to which the Person in question is subject or by which it or any of its assets or properties are bound.
“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto.
“Assumption Date” means the date, if any, when the Backup Servicer becomes Successor Servicer hereunder.
    “Atalaya Lender Group” means the group of Lenders consisting of (i) ACM AIF Evergreen P2 DAC SubCo LP, (ii) Atalaya A4 Pool 1 LP, (iii) Atalaya A4 Pool 1 (Cayman) LP and (iv) any other Lender in the Atalaya Lender Group designated as such in the Class B Lender Supplement or Assignment and Acceptance pursuant to which such Lender became a party to this Agreement.

“Authoritative Copy” means, with respect to any Electronic Contract, the authoritative copy thereof, as such term is used in Section 9-105 of the UCC.
“Authorized Officer” means, with respect to any Person other than a natural person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary or assistant secretary or any other officer performing functions similar to those performed by such officers.
“Available Amount” means, with respect to any day, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.
“Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period and (ii) any Reserve Account Withdrawal Amounts.
“Available Funds Shortfall” means, for any Payment Date and the related Collection Period, the positive difference, if any, of (i) the amount necessary to make all distributions required to be made pursuant to clauses (i) through (vi) of Section 2.08(a) over (ii) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.
“Backup Servicer” has the meaning given to such term in the Preamble.
“Backup Servicer Termination Notice” has the meaning given to such term in Section 8.04.
“Backup Servicing Fee” means the fee payable to the Backup Servicer on each Payment Date in accordance with Section 2.12(c), which fee shall be equal to the greater of (i) $[***], and (ii) the product of (a) the Backup Servicing Fee Rate, (b) the aggregate Principal Balance of all Receivables as of the first day of the related Collection Period (or, with respect to any Receivables added or to be added to the Collateral following such first day, the related Cutoff Date) and (c) 1/12.
“Backup Servicing Fee Rate” [***].
“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).
“Bankruptcy Receivable” shall mean, to the extent reflected on the servicing systems of the Servicer, any Receivable (a) with respect to which, as of the applicable Cutoff Date, all or any portion of the Principal Balance thereof has been discharged or is involved in any bankruptcy or court-ordered restructuring proceeding and has not been reaffirmed by the related Obligor, or (b) the Obligor of which has filed, or there has been filed against such Obligor, voluntary or involuntary proceedings under the Bankruptcy Code or any other Insolvency Laws and such Receivable has not been reaffirmed by the Obligor in that proceeding.
“Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day, and (ii) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.
“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.
“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.
“Basic Documents” means this Agreement, the Purchase Agreement, the Borrower Loan Trust Agreement, the Guaranty, the Fee Letter, the Upfront Fee Letter, all Hedging Agreements, the Account Control Agreement, the Servicer Account Agreement, the Servicer Deposit Account Agreement, the Electronic Collateral Control Agreement (after the satisfaction of the Electronic Chattel Paper Condition), the Electronic Vault Services Agreement (after the satisfaction of the Electronic Chattel Paper Condition), the Intercreditor Agreement (after the satisfaction of the Intercreditor Condition), each Accession Agreement, and any other document, certificate, opinion, agreement or writing delivered pursuant to, or the execution of which is necessary or incidental to carrying out the transactions contemplated by, this Agreement or any of the other foregoing documents.
“Benchmark” means Term SOFR; provided, that, if a Benchmark Transition Event and its related and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a).
“Benchmark Adjustment” means, with respect to any Benchmark,
(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in its sole discretion for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for asset-backed lending transactions substantially similar hereto; provided that, in the case of clause (ii) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below for the applicable Benchmark Replacement Date:
1)if a Compounded SOFR Transition Event has occurred, the sum of (a) Compounded SOFR and (b) the related Benchmark Adjustment;
2)the sum of (a) Daily Simple SOFR and (b) the related Benchmark Adjustment;
3)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in its sole discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for asset-backed lending transactions substantially similar hereto at such time and (b) the related Benchmark Adjustment provided, that, (i) if the Benchmark is Term SOFR and (x) Term SOFR ceases to be available, (y) the Administrative Agent determines in its sole discretion that the use of Term SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its sole discretion that Term SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be (1), (2) or (3) above, as applicable; (ii) if the Benchmark is Compounded SOFR and (x) Compounded SOFR ceases to be available, (y) the Administrative Agent determines in its sole discretion that the use of Compounded SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its sole discretion that Compounded SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be (2) or (3) above, as applicable; (iii) if the Benchmark is Daily Simple SOFR and (x) Daily Simple SOFR ceases to be available, (y) the Administrative Agent determines in its sole discretion that the use of Daily Simple SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its sole discretion that Daily Simple SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be (1) or (3) above, as applicable; and (iv) the Administrative Agent shall have the right to make any Benchmark Replacement Conforming Change that the Administrative Agent deems appropriate in its sole discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational change (including any change to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in its reasonable discretion, is reasonably necessary in connection with the administration of this Agreement or any other Basic Document).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of

“Benchmark Transition Event,” the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over administrator for such Benchmark (or component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or component thereof), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred for purposes of clauses (1), (2), and (3) above with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or Required Lenders, as applicable, by notice to the Borrower, Administrative Agent (in the case of such notice by Required Lenders) and Lenders.
“Benefit Plan” means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans that are subject to Section 4975 of the Code and (iii) any entities whose underlying assets include Plan Assets by reason of a plan’s investment in such entities.

“Borrower” has the meaning given to such term in the Preamble.
“Borrower Basic Documents” means all Basic Documents to which the Borrower is a party or by which it is bound.
“Borrower Loan Trust Agreement” means the Loan Trust Agreement, dated as of the Closing Date, between the Borrower and the Borrower Loan Trustee.
“Borrower Loan Trustee” has the meaning given to such term in the Preamble.
“Borrower Loan Trustee Fee” means the fees set forth in the Borrower Loan Trust Agreement and payable to the Borrower Loan Trustee on each Payment Date in accordance with Section 2.12(c).
“Borrower Order” means a written order or request signed in the name of the Borrower by an Authorized Officer of the Borrower delivered to the Collateral Agent.
“Breakage Costs” means such amount or amounts as shall compensate any Lender for any administrative loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of (a) any prepayment of a Loan (and interest thereon) other than on a Payment Date or (b) any failure by the Borrower to draw on a Funding Date in an amount set forth in the related Funding Request (including, without limitation, as a result of a failure to satisfy any condition to such funding as set for in Sections 2.01 and 4.02).
“Business Day” means any day other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in Wilmington, Delaware, Minneapolis, Minnesota, and New York, New York.
“Cash” means money, currency or a credit balance in any demand, securities account or deposit account; provided, however, that notwithstanding anything to the contrary contained herein, “Cash” shall exclude any amounts that would not be considered “cash” under GAAP.
“Cash Equivalents” means, as of any day, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or the Canadian government or (ii) issued by any agency of the United States or Canada the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one (1) year after such day; (b) marketable direct obligations issued by any State or Province of the United States or Canada, as the case may be, or any political subdivision of any such State or any Province, as the case may be, or public instrumentality thereof, in each case maturing within one (1) year after such day and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such day and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof, the District of Columbia, Canada or any Province thereof that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than One Hundred Million Dollars ($100,000,000); and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than Five Hundred Million Dollars ($500,000,000) and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Formation” means the certificate of formation of the Borrower filed in Delaware, dated as of April 28, 2022.
“CFPB” means the Consumer Financial Protection Bureau.
“Change in Control” means the occurrence of any of the following: (i) Parent at any time ceases to own directly or indirectly 100% of the outstanding voting equity interests of First Heritage, (ii) First Heritage at any time ceases to own directly or indirectly 100% of all of the outstanding voting equity (including membership) interests of any Originator; (iii) the Originators at any time cease to own directly and free and clear of Liens 100% of all of the outstanding voting equity (including membership) interests of the Borrower, or (iv) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), acquiring beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the total outstanding voting equity interests of Parent on a fully-diluted basis (and taking into account all such equity interests that such Person or group of Persons has the right to acquire pursuant to any option right).
“Charged-Off Receivable” means, any Receivable that (i) is at least one hundred and eighty-one (181) days past due or (ii) which has been charged-off or is deemed uncollectible, in each case, as reflected in the records of the Servicer or Subservicer in accordance with the Collection Policy. The Principal Balance of any Receivable that becomes a “Charged-Off Receivable” will be deemed to be zero as of the date it becomes a “Charged-Off Receivable”.
“Charged-Off Receivable Release Price” means, with respect to any Charged-Off Receivable to be sold to a third party in accordance with the Collection Policy pursuant to Section 5.06(e), an amount equal to the Net Liquidation Proceeds expected to be received by the Servicer in connection the sale of such Charged-Off Receivable to a third party.
“Class A Advance Rate” [***].
“Class A Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender Group consisting of Class A Lenders.
“Class A Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) the product of (i) sum of the Eligible Pool Balance and (ii) the Class A Advance Rate and (b) all amounts on deposit in the Collection Account as of such date of determination in excess of the product of (i) [***] and (ii) all amounts sufficient to make all payments required to be made pursuant to clauses (i), (ii), (iii) and (v) of Section 2.08(a) on the Payment Date immediately following such date of determination.
“Class A Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the aggregate Loans Outstanding that are Class A Loans exceeds (ii) the Class A Borrowing Base.
“Class A Committed Lender” means any Lender that is designated as a Class A Committed Lender in a Class A Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.
“Class A Conduit Lender” means any Lender that is designated as a “Conduit Lender” in the Class A Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of its Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.
“Class A Lender” means (i) any Class A Committed Lender or (ii) any Class A Conduit Lender.
“Class A Lender Supplement” means the information set forth in Schedule A-1 to this Agreement with respect to each Class A Lender in the Credit Suisse Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Class A Lender.  With respect to the Class A Lender Supplement for any Lender Group other than the Credit Suisse Lender Group, such Class A Lender Supplement shall contain substantially similar information.
“Class A Loan” has the meaning given to such term in Section 2.01(a).
“Class A Monthly Principal Payment Amount” means, with respect to any Payment Date, the amount (or such lesser amount as then available pursuant to Section 2.08(a)(iv)), if any, necessary to reduce the Loans Outstanding that are Class A Loans so that they equal the Class A Borrowing Base (while a Level I Trigger Event is continuing, without giving effect to any amount on deposit in the Collection Account) as of such Payment Date.
“Class A Obligations” means all Obligations owing to the Class A Lenders and the related Agents, including, without limitation, the aggregate principal amount of all Class A Loans and all accrued and unpaid Interest.
“Class B Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender Group consisting of Class B Lenders.
“Class B Committed Lender” means any Lender that is designated as a Class B Committed Lender in a Class B Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.
“Class B Conduit Lender” means any Lender that is designated as a “Conduit Lender” in the Class B Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of its Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.
“Class B Lender” means (i) any Class B Committed Lender or (ii) any Class B Conduit Lender.
“Class B Lender Supplement” means the information set forth in Schedule A-2 to this Agreement with respect to each Class B Lender in the Atalaya Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Class B Lender.  With respect to the Class B Lender Supplement for any Lender Group other than the Atalaya Lender Group, such Class B Lender Supplement shall contain substantially similar information.
“Class B Loan” has the meaning given to such term in Section 2.01(a).
“Class B Monthly Principal Payment Amount” means, with respect to any Payment Date, the amount (or such lesser amount as then available pursuant to Section 2.08(a)(vi)), if any,

necessary to reduce the Loans Outstanding (after giving effect to the payment of Class A Monthly Principal Payment Amount on such Payment Date) so that the Loans Outstanding equal the Total Borrowing Base (while a Level I Trigger Event is continuing, without giving effect to any amounts on deposit in the Collection Account) as of such Payment Date.
“Closing Date” means July 13, 2022.
“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning given to such term in Section 3.01(a).
“Collateral Agent” has the meaning given to such term in the Preamble.
“Collection Account” means a segregated trust account established and maintained by the Paying Agent at a Depository Institution, for the benefit of the Secured Parties, into which all Collections shall be deposited.
“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Payment Date, the period from and including the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).
“Collection Policy” means with respect to (i) the initial Servicer and any Subservicer, the servicing policies, procedures and practices of such Person (as may be changed from time to time pursuant to this Agreement), dated June 13, 2022 and identified as “1st Heritage Credit, Collection Policy”, a copy of which is delivered to the Administrative Agent and the Lenders on the Closing Date, and (ii) any Successor Servicer, the servicing policies, procedures and practices of such Successor Servicer (as may be changed from time to time pursuant to this Agreement) used by servicing companies of comparable experience to the Successor Servicer for servicing receivables comparable to the Receivables which the Successor Servicer services for its own account.
“Collections” means, with respect to any Collection Period and the related Payment Date, (i) all cash collections and other cash proceeds of any Receivable or any other Collateral received by the Servicer (including from the Originators, a Subservicer or the Borrower) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including Release Amounts deposited in the Collection Account pursuant to Sections 5.06 and 7.03(c), any Terminated Receivable Price deposited in the Collection Account in connection with any Renewal pursuant to Section 7.03(j), investment earnings in the Collection Account and the Reserve Account and Net Liquidation Proceeds, (ii) any other funds received by the Servicer (including from the Originators, a Subservicer or the Borrower) with respect to any Receivable (exclusive of the portion of Excluded Amounts permitted to be retained by the Servicer in accordance with Section 7.05) or any other Collateral, (iii) all payments received by the Borrower pursuant to any Hedging Agreement or Hedge Transaction, and (iv) all amounts received as proceeds of the Collateral sold pursuant to Section 10.02(c); in each case received during or in respect of such Payment Date and Collection Period.
“Commercial Paper Notes” means any short-term promissory notes issued by or on behalf of a Conduit Lender with respect to financing any Loan hereunder.
“Commitment” means, with respect to any Lender Group as of any day, the commitment of such Lender Group to fund Loans in an aggregate amount not to exceed the amount set forth with respect to such Lender Group in the Class A Lender Supplement or the Class B Lender

Supplement, as applicable, as such amount may be modified in accordance with the terms hereof (including, for the avoidance of doubt, Section 2.03).
“Committed Lender” or “Committed Lenders” means (a) collectively, the Class A Committed Lenders and the Class B Committed Lenders, and (b) individually, a Class A Committed Lender or a Class B Committed Lender.
“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:
(1) the applicable compounded average of SOFR for the Corresponding Tenor as published on the SOFR Administrator’s Website on such U.S. Government Securities Business Day at the SOFR Determination Time; or
(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published on the SOFR Administrator’s Website in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the SOFR Administrator’s Website.
“Compounded SOFR Transition Event” means the election by the Administrative Agent following the determination by the Administrative Agent in its sole discretion that Compounded SOFR (a) has been (x) applied in any asset-backed lending transaction substantially similar hereto where the Administrative Agent or one of its affiliates is a lender or (y) adopted by a significant number of market participants for use in asset-backed lending transactions substantially similar hereto, and (b) is operationally, administratively and technically feasible for the Administrative Agent.
“Computershare” has the meaning assigned to such term in the Preamble.
“Computershare Fee Letter” means that certain Schedule of Fees, dated as of July 5, 2022, between Parent and Computershare.
“Concentration Limits” [***]:
(i)[***];
(ii)[***];
(iii)[***];
(iv)[***];
(v)[***];
(vi)[***];
(vii)[***];
(viii)[***];
(ix)[***];
(x)[***];

(xi)[***];
(xii)[***];
(xiii)[***];
(xiv)[***];
(xv)[***];
(xvi)[***];
(xvii)[***]; and
(xviii)[***].
“Conduit Lender” or “Conduit Lenders” means (a) collectively, the Class A Conduit Lenders and the Class B Conduit Lenders, and (b) individually, a Class A Conduit Lender or a Class B Conduit Lender.
“Confidential Information” means any information with respect to the Guarantor, the Servicer, the Borrower, the Originators, any of their Affiliates and their respective businesses and financial information, the Obligors, the Receivables and other Collateral and includes (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records to the extent such contain, reflect or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that (a) was already known to such Person and such knowledge was not obtained from the disclosing party under confidentiality obligations still binding on such Person, (b) is or has become part of the public domain through no act or omission of such Person in breach of Article Fifteen hereof, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, or (d) is or was developed independently by such Person.
“Continued Errors” has the meaning given to such term in Section 8.02(e).
“Contract” means, with respect to any Receivable, any non-revolving personal loan agreement executed by an Obligor under which an extension of credit by the related Originator was made in the ordinary course of business to such Obligor, which contract contains the terms and conditions applicable to such Receivable and any applicable truth in lending disclosure statements related thereto, and which the Borrower and, with respect to legal title to the contracts, the Borrower Loan Trustee have acquired from the Originators pursuant to the Purchase Agreement and have included as part of the Collateral hereunder.
“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.
“Controlled Accounts Agent” means Computershare Trust Company, National Association, in its capacity as agent for the benefit of the Secured Parties under the Intercreditor Agreement.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Adjustment Spread” shall have the meaning given to such term in the Fee Letter.
“Credit Facility” means any of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Conduit Lenders that are not Liquidity Facilities.
“Credit Policy” means the policies, procedures and practices of the related Originator (which may be changed from time to time in accordance with this Agreement) with respect to the underwriting and origination of personal loans that such Originator underwrites and originates for itself and others, dated June 13, 2022 and identified as “1st Heritage Credit, Lending Policy”, a copy of which is delivered to the Administrative Agent and the Lenders on the Closing Date.
“Credit Provider” means any provider of a Credit Facility or Liquidity Facility.
“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch.
“Credit Suisse Agent” means Credit Suisse AG, New York Branch, in its capacity as Agent for the Credit Suisse Lender Group.
“Credit Suisse Committed Lender” means Credit Suisse, as committed lender for the Credit Suisse Lender Group.
“Credit Suisse Lender Group” means the group of Lenders consisting of (i) the Credit Suisse Agent, (ii) the Credit Suisse Committed Lender, (iii) GIFS Capital Company, LLC and (vi) any other Conduit Lender in the Credit Suisse Lender Group designated as such in the Class A Lender Supplement or Assignment and Acceptance pursuant to which such Conduit Lender became a party to this Agreement.
“Cumulative Net Losses” means, as of any date of determination, with respect to any Quarterly Vintage Pool, the aggregate Principal Balance of all Managed Receivables in such Quarterly Vintage Pool that have become Charged-Off Receivables through the last day of the most recently ended Collection Period, net of all Net Liquidation Proceeds received by the Servicer with respect to such Charged-Off Receivables in such Quarterly Vintage Pool as of the last day of the most recently ended Collection Period (it being understood that, for purposes of this definition (1) the references in the definition of “Principal Balance”, “Charged-Off Receivables” and “Net Liquidation Proceeds” and the related definitions therein to “Receivables” shall mean the Managed Receivables (which includes the Receivables hereunder) and (2) the references to “Servicer” shall mean any Person then acting as servicer in respect of the related Managed Receivables (which includes the Receivables hereunder)).
“Cumulative Net Loss Rate” means, as of any date of determination, with respect to any Quarterly Vintage Pool, a rate, expressed as a percentage equal to a fraction, (a) the numerator of which is the Cumulative Net Losses with respect to the Managed Receivables in such Quarterly Vintage Pool and (b) the denominator of which is the original Principal Balance of all Managed Receivables in such Quarterly Vintage Pool (it being understood that, for purposes of this definition, the references in the definition of “Principal Balance” and the related definitions therein to (1) “Receivables” shall mean the Managed Receivables (which includes the Receivables hereunder) and (2) “Charged-Off Receivables” shall mean the Managed Receivables (which includes the Receivables hereunder) that are at least one hundred and eighty-one (181)

days past due or which have been charged-off or is deemed uncollectible by the related servicer in accordance with its servicing policies)).
“Custodian Certification” has the meaning given to such term in Section 9.07(c).
“Cutoff Date” means, with respect to Receivables transferred to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower on each Funding Date, the close of business on such date as shall be identified as the Cutoff Date in the related Funding Request, which, with respect to any Renewal Receivable originated in connection with a Renewal Receivable Replacement, shall be the date such Renewal Receivable Replacement was effected.
“Daily Simple SOFR” means, for any day, SOFR, with conventions (including, without limitation, a lookback) established by the Administrative Agent in its sole discretion in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent determines that any such convention is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole discretion.
“DBRS” means DBRS, Inc.
“Deceased Receivable” shall mean any Receivable for which the Servicer has (a) been notified that each Obligor with respect to such Receivable is deceased and (b) verified the deceased status of such Obligor consistent with the Collection Policy. A Receivable becomes a Deceased Receivable during the Collection Period in which the verification described in clause (b) above is completed.
“Delinquency Ratio (31+ Days)” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the aggregate Principal Balance of all Delinquent Receivables (31+ Days) as of the last day of such Collection Period and (ii) the denominator of which is equal to the aggregate Principal Balance of all Receivables that are Collateral as of the last day of such Collection Period.
“Delinquent Receivable (31+ Days)” means a Receivable, other than a Charged-Off Receivable, with respect to which any portion of a Scheduled Payment thereon remains unpaid for thirty-one (31) days or more from the related due date.
“Delinquent Receivable (61+ Days)” means a Receivable, other than a Charged-Off Receivable, with respect to which any portion of a Scheduled Payment thereon remains unpaid for sixty-one (61) days or more from the related due date.
“Depository Institution” means a depository institution or trust company, incorporated under the laws of the United States or any State thereof that is subject to supervision and examination by federal or State banking authorities.
“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Determination Date” means, with respect to any Payment Date and the related Collection Period, the last day of such Collection Period.
“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).
“Dollars” or “$” means the lawful currency of the United States.
“Early Adoption Increased Costs” means charges or compensation sought from the Borrower by an Affected Party under Section 2.13(a) in anticipation of a Regulatory Change (including the imposition of internal charges on such Affected Party’s interests or obligations under this Agreement) in connection with such measures, in advance of the effective date of such Regulatory Change.
“Early Opt-in Election” means the occurrence of (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that (a) U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in the Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Term SOFR or (b) the rate at which deposits of Dollars are being offered to such Lender at the overnight financing rate published by the Federal Reserve Bank of New York (or any successor administrator of the secured overnight financing rate) does not accurately reflect the cost to such Lender of making, funding or maintaining any Loan.
“Electronic Chattel Paper” shall have the meaning specified in Article 9 of the UCC.
“Electronic Chattel Paper Condition” shall mean the delivery to the Administrative Agent of a legal opinion in a form acceptable to the Administrative Agent from a nationally recognized law firm to the effect that the Collateral Agent’s security interest in any Receivables that constitute electronic chattel paper under the UCC has been perfected by control pursuant to Section 9-105 of the UCC, other than any Specified Electronic Contracts.
“Electronic Collateral Control Agreement” means an electronic collateral control agreement to be dated after the Closing Date in a form acceptable to the Administrative Agent, to be among the Collateral Agent, for itself and other secured parties, the Borrower, as a debtor, the Borrower Loan Trustee, as a debtor, each Originator, as a debtor, and the Electronic Vault Provider.
“Electronic Contract” shall mean a Contract that constitutes “Electronic Chattel Paper”.
“Electronic Vault” shall mean the electronic vault wherein custody of Electronic Contracts shall be maintained in electronic form through a third-party Electronic Vault Provider that enables electronic contracting pursuant to the Electronic Vault Services Agreement.
“Electronic Vault Provider” shall mean a third-party provider of the technology platform on which the Electronic Vault operates, acting in such capacity with the consent of the Administrative Agent (with the written consent of the Required Lenders).
“Electronic Vault Services Agreement” shall mean an agreement to be dated after the Closing Date in a form acceptable to the Administrative Agent, to be among First Heritage and/or the Borrower and the Electronic Vault Provider pursuant to which the Electronic Vault Provider maintains the Electronic Vault.

“Electronic Vault System” shall mean the electronic vault system with characteristics acceptable to the Administrative Agent provided by the Electronic Vault Provider pursuant to the Electronic Vault Services Agreement that enables electronic contracting.
“Eligible Assignee” means (a) prior to the occurrence of an Event of Default or a Facility Amortization Event, a Person (i) who is either an Affiliate of a Lender, an Agent or the Administrative Agent or a commercial paper conduit that is administered by a Lender, an Agent or the Administrative Agent or an Affiliate thereof or to whom a Lender, an Agent or the Administrative Agent provides liquidity support, credit enhancement or other similar support (provided, that the prior consent of the Borrower shall be required if such transfer would result in an increase the interest rate payable by the Borrower) or (ii) who has been consented to by the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned and (b) upon or after the occurrence of an Event of Default or a Facility Amortization Event, any Person.
“Eligible Pool Balance” means, as of any date of determination, (i) the sum of (a) the aggregate Eligible Receivables Principal Balance as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date) and (b) without duplication, the aggregate Eligible Receivables Principal Balance of the Eligible Receivables added to the Collateral during the period commencing on the Determination Date referred to in clause (a) above and ending on such date of determination, as of the related Cutoff Dates, minus (ii) any Excess Concentration Amounts as of such date of determination, minus (iii) the aggregate Principal Balance of all Eligible Receivables that are Delinquent Receivables (61+ Days) as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date), minus (iv) the aggregate Principal Balance of all Receivables that were determined to be Ineligible Receivables at any time during the period commencing on the most recent Determination Date and ending on such date of determination, minus (v) the aggregate Principal Balance of all Eligible Receivables that became Terminated Receivables during the period commencing on the most recent Determination Date and ending on such date of determination.
“Eligible Receivable” has the meaning assigned thereto in Schedule B hereto.
“Eligible Receivables Principal Balance” means, on any date of determination, the sum of the Principal Balances of all of the Receivables that are Eligible Receivables as of the immediately preceding Determination Date (or as of such date of determination if such date is a Determination Date) or, in the case of Receivables transferred to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower after such Determination Date, as of the related Cutoff Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.
“Errors” has the meaning given to such term in Section 8.02(e).
“ESG Issue” means a finding (including a finding by regulatory or law enforcement agencies) that Parent, Servicer or Borrower has violated any law or regulation relating to: protection of the environment; worker safety; fair wages and working conditions; collective bargaining; unlawful discrimination; child or forced labor; bribery or corruption; consumer, patient or tenant protection or privacy; fair lending or fair debt collection practices; product or drug safety; or taxation, that has a material impact on the Parent, Servicer or Borrower.
“Event of Default” has the meaning given to such term in Section 10.01(a).
“Excess Amount” has the meaning given to such term in Section 2.16(a).
“Excess Concentration Amounts” means, without duplication, the aggregate Eligible Receivables Principal Balance of Receivables that cause the applicable Concentration Limits to not be met.
“Excess Spread Percentage” means, with respect to any Collection Period, the excess of (1) the Weighted Average Coupon of the Eligible Pool Balance as of the first day of such Collection Period, over (2) the annualized fraction (expressed as a percentage) the numerator of which is the excess (if any) of (i) the sum of the following amounts for the related Payment Date: (A) the Servicing Fee, (B) the Backup Servicing Fee, (C) the Image File Custodian Fee, (D) the aggregate amount of Interest payable by the Borrower on all Loans Outstanding during the related Collection Period and any Interest with respect to any prior Payment Date to the extent not paid on a prior Payment Date, (E) the aggregate amount payable by the Borrower pursuant to a Hedging Agreement or Hedge Transaction on the related Payment Date (excluding termination payments and any upfront cap premiums), (F) the aggregate amount payable by the Borrower pursuant to the Borrower Loan Trust Agreement and (G) the Principal Balance of all Receivables that became Charged-Off Receivables during such Collection Period (determined for this purpose, with respect to any Charged-Off Receivable, as if such Receivable was not a Charged-Off Receivable) minus any Net Liquidation Proceeds received in respect of such Charged-Off Receivables, over (ii) the aggregate amount received by the Borrower pursuant to a Hedging Agreement or Hedge Transaction during such Collection Period (excluding termination payments), and the denominator of which is (x) for any Collection Period during which no Securitization occurred, the Eligible Pool Balance as of the first day of such Collection Period or (y) for any Collection Period during which a Securitization occurred, the weighted average Eligible Pool Balance during such Collection Period. Notwithstanding the foregoing, for purposes of calculating the Excess Spread Percentage for the first Determination Date, the related “Collection Period” shall mean the period from the Closing Date to July 31, 2022 and for purposes of clause (x) hereof, “the first day of such Collection Period” shall mean the Closing Date.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Amounts” means (i) Supplemental Servicing Fees, (ii) expenses incurred by the Servicer in connection with collection or enforcement activities on any Charged-Off Receivable, (iii) any payments required by law to be returned to an Obligor, (iv) any amounts deposited into the Collection Account in error or with respect to dishonored Obligor checks or reversed payments described in Section 7.03(c)(iii), (v) reimbursements for any amounts advanced by the Servicer with respect to premiums on lender-placed insurance policies covering any Titled Asset; provided, that, for the avoidance of doubt, in no event shall any Successor Servicer be required to implement any lender-placed insurance policy, and (vi) all out-of-pocket costs and expenses incurred by the Servicer in connection with a sale or other disposition of a Titled Asset, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.
“Excluded Amounts Cap” [***].

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed or branch profits Taxes imposed (a) as a result of the recipient being organized in, or having its principal office or applicable lending office located in the jurisdiction imposing such Tax or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) any Tax imposed by reason of a Secured Party’s failure to comply with Sections 2.14(d) through (g), (iii) any United States federal withholding Taxes that would be imposed on amounts payable to a Secured Party or other recipient under a Basic Document based upon the applicable withholding rate in effect at the time such Secured Party or other recipient becomes a party to such Basic Document (or designates a new lending office), except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Secured Party’s or recipient’s assignor immediately before such Secured Party or recipient became a party hereto or to such Secured Party or recipient immediately before it changed its lending office and (iv) any Taxes imposed pursuant to or as a result of FATCA.
“Exit Fee” has the meaning given to such term in the Fee Letter.
“Expense Claims” has the meaning given to such term in Section 16.10(b).
“Facility Amortization Event” [***]:
(i)[***];
(ii)[***];
(iii)[***];
(iv)[***]; or
(v)[***].
“Facility Amount” means, on any date of determination, (i) if such date occurs during the Revolving Period, the Aggregate Commitment on such day and (ii) if such date does not occur during the Revolving Period, the Loans Outstanding.
“Facility Termination Date” means the date following the termination of the Revolving Period on which the Aggregate Unpaids have been indefeasibly paid in full.
“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any laws, rules, regulations or practices applicable to or adopted pursuant to any intergovernmental agreement, treaty or convention enacted pursuant to the foregoing.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal for each day during such period to the weighted average of the federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m., New York City time, on such day.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Fee Letter” means the fee letter, dated as of the Closing Date, among the Borrower, the Servicer, the Administrative Agent and the initial Committed Lenders, setting forth, among other things, the Floor, the Margin, the Step-Up Margin, the Exit Fee and the Unused Commitment Fee Rate..
“FICO® score” means a credit score created by Fair Isaac & Corporation, or any successor thereto.
“Financial Covenant” means (A) the amount of the Eligible Receivable Principal Balance plus Cash and Cash Equivalents on deposit in the Collection Account minus all Loans Outstanding is greater than $[***], in each case, as of the last day of the most recently ended Collection Period, (B) as of the last day of any monthly period, the Unrestricted Cash or Cash Equivalents owned by the Parent on a consolidated basis is equal to or greater than $[***], (C) as of the last day of any fiscal quarter of the Parent, its Adjusted Net Income, on a trailing twelve month basis, shall be greater than zero, and (D) as of the last day of each monthly period, Total Stockholders’ Equity shall not be less than the sum of (A) $[***], plus (B) a cumulative amount equal to [***]% of the net proceeds of any equity capital raised by the Parent following January 28, 2021.
“FinCEN” means the US Department of the Treasury’s Financial Crimes Enforcement Network.
“First Heritage” has the meaning given to such term in the Preamble.
“First Heritage Entity” means any of First Heritage, the Borrower and any Originator (including in its capacity as Subservicer).
“First Heritage Purchase Agreement” means that certain Agreement and Plan of Merger, dated as of May 18, 2022, among Parent, Sugarcane Sub, LLC, First Heritage, and Ernest L. Coward, Jr.
“Fitch” means Fitch Ratings Inc.
“Floor” has the meaning given to such term in the Fee Letter.
“Formation Documents” means the limited liability company agreement of the Borrower and the Certificate of Formation.
“Funding Date” means each Business Day on which a Loan is made and Receivables are added to the Collateral in connection with such Loan.
“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative,

judicial, regulatory or administrative functions of or pertaining to government, any bank examiner, any central bank or comparable agency and any court or arbitrator having jurisdiction over such Person.
“Gramm-Leach-Bliley Act” means the Financial Services Modernization Act of 1999 (Pub.L. 106-102, 113 Stat. 1338).
“Guarantor” means CURO Group Holdings Corp.
“Guaranty” means that certain Limited Guaranty, dated as of the date hereof, by and between the Guarantor and the Administrative Agent.
“Hard Secured Receivable” means a Receivable that is, as of the date of the origination thereof, at least partially secured by a lien on one or more Titled Assets.
“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.
“Hedge Condition” means, as of any date of determination on or after the date of the Initial Loan, a condition that shall be satisfied if the Borrower is party to one or more Acceptable Cap Agreements with one or more Hedge Counterparties within thirty (30) days of the occurrence of a Hedge Event that satisfy the following conditions:
(i) the aggregate notional principal of such Hedge Transactions is not less than nor greater than the respective percentage of the Eligible Receivables Principal Balance reasonably acceptable to the Administrative Agent, which aggregate notional principal amount may be stepped down on a schedule resulting from the usage of an assumed rate of prepayments on the Receivables and reasonably acceptable to the Administrative Agent;
(ii) the Hedge Rate for any such Hedge Transactions shall not be higher than a rate acceptable to the Administrative Agent;
(iii) the final maturity date for such Hedge Transactions shall be a date reasonably acceptable to the Administrative Agent; and
(iv) the related Hedging Agreements are in form and substance reasonably acceptable to the Required Lenders and copies of which have been delivered to the Administrative Agent (which delivery may be made by electronic mail) and expressly acknowledge that the Borrower has assigned its rights thereunder to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent will have the right to enforce the Hedge Counterparty’s obligations thereunder.
“Hedge Counterparty” means any entity that on the date of entering into any Hedge Transaction (1) is an Affiliate of the Agent for the Credit Suisse Lender Group or the Agent for the Credit Suisse Lender Group or (2) (i) is an interest rate hedge provider that has been approved in writing by the Administrative Agent, acting at the direction of the Required Lenders (which approval shall not be unreasonably withheld), (ii) whose debt ratings satisfy each of the Long-Term Rating Requirement and the Short-Term Rating Requirement and (iii) who agrees that in the event that Moody’s, DBRS or Standard & Poor’s reduces its long-term unsecured debt rating below the Long-Term Rating Requirement or its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (a) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer, (b) obtain a guarantee of all its obligations under each Hedge Transaction to which it is party, for the benefit of the Borrower, from a Person that satisfies each of the Long-Term Rating Requirement and the Short-Term Rating Requirement or (c) post collateral in an amount and form and upon such terms as are satisfactory to the Required Lenders. Each Hedge Counterparty must consent to the assignment of the Borrower’s rights under the Hedging Agreement to the Collateral Agent Section 6.03(b).
“Hedge Rate” means, on any date of determination, the weighted average fixed rate under the Hedging Agreements on such date, based on the current outstanding notional amounts of such Hedging Agreements.
“Hedge Transaction” means each interest rate cap transaction between the Borrower and a Hedge Counterparty entered into pursuant to Section 6.03(a) and governed by a Hedging Agreement.
“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 6.03(a), which shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, any applicable Credit Support Annex and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction, in form and substance satisfactory to the Required Lenders. For the avoidance of doubt, a long form confirmation that incorporates a Master Agreement and any applicable Credit Support Annex by reference and includes terms that, if accompanying a Master Agreement or Credit Support Annex, would be included in the Schedule to the Master Agreement or paragraph 13 of the Credit Support Annex shall be considered a Hedging Agreement.
“Hedging Event” means the occurrence and continuation of any Event of Default or Facility Amortization Event.
“Image File Custodian” has the meaning given to such term in the Preamble.
“Image File Custodian Fee” means the fee payable to the Image File Custodian on each Payment Date in accordance with Section 2.12(c), as described in the Computershare Fee Letter.
“Imaged File” means, with respect to any Receivable (except for a Receivable with respect to which the related Contract is an Electronic Contract that is maintained in the Electronic Vault), the imaged copy of (a) the applicable loan agreement and (b) in the event such Receivable is a Hard Secured Receivable, an imaged copy of the certificate of title of the Titled Asset securing such Hard Secured Receivable, in each case as such document exists as of the date such imaging is performed with respect to such Receivable.
“Imaged File Delivery Date” means, with respect to an Imaged File, the date on which the Servicer or a Subservicer, as applicable, delivers such Imaged File to the Image File Custodian in accordance with Section 9.07.
“Imaged File Loan Schedule” has the meaning given to such term in Section 9.07(a).
“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, (vi) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (vii) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.
“Indemnified Amounts” has the meaning given to such term in Section 11.01.
“Indemnified Party” has the meaning given to such term in Section 11.01.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or for the account of the Borrower under the Basic Documents, and (b) to the extent not covered in (a) above, Other Taxes.
“Ineligible Receivable” means a Receivable that is not an Eligible Receivable as of the Funding Date with respect to such Receivable.
“Initial Loan” means the first Loan made on or after the Closing Date.
“Initial Receivables” means the Receivables that become a part of the Collateral in connection with the Initial Loan.
“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or (ii) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Insolvency Law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.
“Intercreditor Action” has the meaning given to such term in Section 13.13.

“Intercreditor Agreement” means, on or after the satisfaction of the Intercreditor Condition, the master intercreditor agreement referenced in the definition of “Intercreditor Condition”.
“Intercreditor Condition” means that a master intercreditor agreement with respect to each Servicer Master Account, in a form acceptable to the Administrative Agent, has been entered by and among the Servicer, the Servicer Account Bank, the Controlled Accounts Agent, and other Person (or trustee or agent on behalf of such Person) that lends or otherwise provides financing to the Servicer or any of its Subsidiaries.
“Interest” means, for any Interest Period and each Loan outstanding during such Interest Period, interest on the Principal Amount of such Loan computed pursuant to Section 2.07; provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) no portion of any payment of Interest shall be considered to have been paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
“Interest Period” means, (i) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the last day of July 2022 and (ii) as to any subsequent Payment Date, the period beginning on, and including, the first day of the calendar month immediately preceding such Payment Date and ending on, and including, the last day of such calendar month; provided, that the final Interest Period shall begin on, and include, the first day of the calendar month containing the Facility Termination Date and shall end on the Facility Termination Date.
“Interest Rate” means, with respect to any Loan and any day in an Interest Period, a per annum rate equal to (i) on such day (a) prior to the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Benchmark, and (b) upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (1) prior to a Benchmark Transition Start Date, the replacement rate determined by the Administrative Agent pursuant to the last sentence of Section 2.19(a), and (2) on and after a Benchmark Transition Start Date, the Benchmark Replacement; provided, however, if the rate as determined pursuant to this clause (i) would be less than the Floor, the rate for purposes of this clause (i) will be deemed to be the Floor for purposes of this Agreement and the other Basic Documents, plus (ii) the Credit Adjustment Spread, plus (iii) the applicable Margin on such day plus (iv) the applicable Step-up Margin.
“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any), or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), funded by such Lender on or prior to such day, plus, without duplication, (b) any portion of the Loans Outstanding, or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding, or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the aggregate Loans Outstanding, or the Loans Outstanding that are Class A Loans or Class B Loans (as the context requires), on such day.
“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business, except as permitted under the Basic Documents.

“Investment Company Act” means the Investment Company Act of 1940.
“IRS” means the U.S. Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Legal Final Maturity Date” means the Payment Date falling in the twelfth month following the termination of a Revolving Period.
“Lender” means, as applicable, a Conduit Lender or a Committed Lender, and “Lenders” means, collectively, all of the foregoing Persons.
“Lender Advance” has the meaning given to such term in Section 2.01(a).
“Lender Group” means each group of Lenders consisting of (i) if applicable, a group of Conduit Lenders, (ii) an agent for such group of Lenders and (iii) a group of Committed Lenders, whether directly or as assignees of any such Conduit Lender. As of the Closing Date, the Lender Groups are the Credit Suisse Lender Group and the Atalaya Lender Group.
“Lender Percentage” means, with respect to a Committed Lender or Conduit Lender, its Commitment as a percentage of the Aggregate Commitment or the Class A Aggregate Commitment or Class B Aggregate Commitment, as applicable.
“Lender Register” has the meaning given to such term in Section 14.01(d).
“Level I Trigger Event” [***]:
(i)    [***];
(ii)    [***];
(iii)    [***];
(iv)     [***];
(v)    [***]; or
(vi)    [***]:

Vintage Age (month)	Cumulative Net Loss Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***].
“Level II Trigger Event” [***]:
(i)    [***];
(ii)    [***];
(iii)    [***];
(iv)     [***];
(v)    [***]; or
(ix)    [***]:

Vintage Age (month)	Cumulative Net Loss Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***].
“Level III Trigger Event” [***]:
(i)    [***];
(ii)    [***];
(iii)    [***];
(iv)     [***]; or
(v)    [***];
[***].
“Liability” means any duty, responsibility, obligation or liability.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.
“Liquidity Facilities” means each of the committed loan facilities, lines of credit and other financial accommodations available to a Conduit Lender to support the liquidity of such Conduit Lender’s Commercial Paper Notes.
“Loan” means the Class A Loans or the Class B Loans, as the context requires.
“Loan Rating Agency” means any Rating Agency rating the Class A Loans, the Class B Loans or all Loans.
“Loans Outstanding” means, on any day, the aggregate Principal Amount of Class A Loans, Class B Loans or Loans, as the context requires, made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of the Loans in accordance with the terms hereof.
“Long-Term Rating Requirement” means, with respect to any Person, that such Person has a long-term unsecured debt rating of either not less than “A” by Standard & Poor’s, not less than “A(high)” by DBRS or not less than “A2” by Moody’s.
“Loomis” means Loomis Armored US, LLC, a Texas limited liability company.
“Loomis Agreement” means that certain Safepoint Agreement and similar agreements among Loomis and the Servicer and each Subservicer described on Schedule G3 hereto.
“Loomis Side Letter” means that certain side letter, dated as of the date hereof, among the Servicer, Subservicers and Loomis, related to the restriction on the ability of Loomis to modify the account into which provisional credits are made with respect to payments on and proceeds of the Receivables and other Collateral received by the Servicer or Subservicers in cash, as amended, restated or modified from time to time.
“Managed Receivables” means all Receivables (without giving effect to the requirement in the definition thereof that such Receivables be included in the Schedule of Receivables) originated by the Originators and held or serviced by the Originators or their Affiliates (including the Borrower) other than Receivables that were “live check” Receivables generated in April, May or June of 2021.
“Margin” has the meaning set forth in the Fee Letter.
“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of such Person, (ii) the validity, enforceability or collectability of this Agreement or any other Basic Document or the validity, enforceability or collectability of a material portion of (a) the Contracts, (b) the Receivables or (c) any other Collateral, (iii) the rights and remedies of the Secured Parties under the Basic Documents, (iv) the ability of such Person to perform its obligations under this Agreement or any other Basic Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of the interest of the Collateral Agent or the Lenders in the Collateral.
“Material Receivable Fields” [***].
“Maturity Date” means the earlier to occur of (i) the Legal Final Maturity Date and (ii) the deemed occurrence or declaration of the Maturity Date under Section 10.01(b).

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.
“Members” means the Originators, as the members of the Borrower.
“Modified Contract” means, with respect to a Receivable, the related Contract (i) was in default and which default was cured by adjusting or amending the contract terms or accepting a reduced payment, other than a Contract that was modified in connection with an insolvency proceeding under Chapter 13 of the Bankruptcy Code, or (ii) was amended or otherwise modified at any time to reduce the interest rate, extend the original term, reduce, or change the frequency of, Scheduled Payments or extend Scheduled Payment dates or reduce the Principal Balance. For the avoidance of doubt, Routine Modifications shall not cause the related Receivable to be deemed a “Modified Contract”.
“Monthly Loan Tape” [***].
“Monthly Report” means, with respect to any Payment Date and the related Collection Period, a monthly statement of the Servicer delivered on each Reporting Date with respect to such Collection Period, in substantially the form of Exhibit H, which shall specify, among other things, whether each of Parent and the Borrower is in compliance with the Financial Covenants and which may be modified from time to time as mutually agreed by the Servicer, the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.
“Net Liquidation Proceeds” means, for any Collection Period and any Charged-Off Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after such Receivable became a Charged-Off Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of any underlying collateral securing the related Contract, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable in respect of such Receivable, or otherwise, net of any amounts required by Applicable Law to be remitted to the related Obligor and net of any reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection and enforcement of such Receivable, to the extent not previously reimbursed to the Servicer.
“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Agents, the Paying Agent, the Backup Servicer, the Image File Custodian or any of their respective assigns, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of the Loans or any Hedging Agreement, whether or not evidenced by any separate note, agreement or other instrument, including all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Sections 2.13 and 2.14, Breakage Costs, fees, including any and all arrangement fees, loan fees, Interest and Unused Commitment Fee and any and all other fees, expenses, indemnities, costs or other sums (including attorneys’ fees and disbursements) chargeable to the Borrower under the Basic Documents, and all obligations of the Guarantor under the Guaranty.

“Obligor” means each Person obligated to make payments on or pursuant to a Receivable, including any guarantor thereof.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Certificate” means a certificate signed by any officer of the Borrower, the Borrower Loan Trustee, the Servicer, an Originator, the Backup Servicer, the Image File Custodian, the Collateral Agent or any other Person, as the case may be, and delivered to the Administrative Agent or any other party hereto as required by this Agreement.
“Online Receivable” shall mean a personal loan that is offered to a new customer and funded through a website or another internet-based portal . For the avoidance of doubt, (a) a Receivable offered to a current or former branch based customer of an Originator and funded through a website or another internet-based portal and (b) a Receivable with respect to which the related Obligor was prequalified through a website or another internet-based portal in accordance with the Credit Policy but the resulting personal loan is funded through a branch of an Originator shall, in each case, not be an “Online Receivable”.
“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the Administrative Agent or the party hereto that is the recipient of such written opinion of counsel.
“Originators” means, collectively, First Heritage Credit of Alabama, LLC, First Heritage Credit of Mississippi, LLC, First Heritage Credit of Louisiana, LLC, First Heritage Credit of Tennessee, LLC and First Heritage Credit of South Carolina, LLC, and any other entity approved in writing by the Administrative Agent and the Required Lenders (a copy of which the Servicer shall provide to each Loan Rating Agency, if any).
“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Basic Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or the other Basic Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made in connection with Section 2.10(f)).
“Parent” means Curo Group Holdings Corp., a Delaware corporation.
“Parent Sponsored Securitization” means an asset-backed note securitization sponsored by Parent or any affiliate thereof and undertaken by a Special Purpose Affiliate that (i) is secured, directly or indirectly, by all or a portion of the personal loan originated by Parent or an Affiliate thereof, (ii) has been issued in the capital markets and (iii) includes at least one class of securities that is rated by one or more nationally recognized statistical rating organizations.
“Participant Register” has the meaning given to such term in Section 14.01(g).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Paying Agent” shall have the meaning given to such term in the Preamble.
“Paying Agent/Collateral Agent Fee” [***].
“Payment Date” means the 15th day of each calendar month (or, if any such day is not a Business Day, the next succeeding Business Day); provided that the first Payment Date will be August 15, 2022.
“Payment Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the aggregate Collections received in the Collection Account as of the last day of such Collection Period and (ii) the denominator of which is equal to the aggregate Principal Balance of all Eligible Receivables as of the last day of such Collection Period.
“Pension Plans” means any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Investments” means any of the following types of investments:
(i)    marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than two hundred and seventy (270) days from the date of acquisition;
(ii)    bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than two hundred and seventy (270) days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short-Term Rating Requirement;
(iii)    repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;
(iv)    commercial paper rated at least “A-1” by Standard & Poor’s and “Prime-1” by Moody’s;
(v)    money market funds registered under the Investment Company Act having a rating, at the time of such investment in the highest rating category by Moody’s and Standard & Poor’s (including funds for which the Paying Agent or its Affiliates is investment manager or advisor);
(vi)    demand deposits, time deposits or certificates of deposit (having original maturities of no more than three hundred and sixty five (365) days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company meets or exceeds the Short-Term Rating Requirement; and

(vii)    any other investments approved in writing by the Administrative Agent (acting at the direction of the Required Lenders); provided, that each of the Permitted Investments may be purchased by the Paying Agent or through any Affiliate of the Paying Agent.
“Permitted Liens” means (i) Liens in favor of the Borrower and the Borrower Loan Trustee created pursuant to the Purchase Agreement, (ii) Liens in favor of any Agent or the Collateral Agent, as agent for the Secured Parties created pursuant to this Agreement or any other Basic Document, (iii) mechanics’ and other statutory Liens arising by operation of law with respect to a Hard Secured Receivable and (iv) Liens for taxes and assessments not yet due or for taxes which the Borrower is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Secured Parties under the Basic Documents.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Plan Assets” has the meaning given to such term in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Precompute Receivable” means any Receivable for which the related Contract is reflected as a precompute loan on the records of the Servicer or the applicable Subservicer.
“Prepayment Notice” means a written notice from the Borrower to the Administrative Agent, the Agents, the Collateral Agent, the Paying Agent and each Hedge Counterparty, if any, notifying such parties of its intent to prepay all or any portion of the Loans Outstanding in accordance with Section 2.06, substantially in the form of Exhibit K hereto.
“Prime Rate” for any date of determination means the highest rate of interest (or if a range is given, the highest prime rate) published in The Wall Street Journal on such date as constituting the “prime rate” or “base rate” in such publication’s table of Money Rates or, if The Wall Street Journal is not published on such date, then in The Wall Street Journal most recently published.
“Principal Amount” means, with respect to any Loan, the aggregate amount advanced by the Lenders on the related Funding Date in respect of such Loan.
“Principal Balance” means, as of any determination date with respect to (a) a Receivable other than a Precompute Receivable, the outstanding principal balance of such Receivable and (b) a Receivable that is a Precompute Receivable, the calculated principal balance of such Precompute Receivable, which is the result of (x) the remaining unpaid amount due in respect of such Precompute Receivable minus (y) the unearned interest on such Precompute Receivable calculated on an accrual basis; provided, that in the case of (a) and (b) the principal balance of such Receivable is measured as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date), or with respect to any Receivables transferred to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower after such Determination Date, as of the related Cutoff Date; provided, that, the Principal Balance of any Receivable that becomes a “Charged-Off Receivable” will be deemed to be zero as of the date it becomes a “Charged-Off Receivable”.
“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, among the Originators, the Borrower and the Borrower Loan Trustee.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank) that either (i)(A) meets, or the parent of which meets, either (1) the Long-Term Rating Requirement or (2) the Short-Term Rating Requirement and (B) whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) is approved by the Administrative Agent in writing.
“Quarterly Vintage Pool” means the pool of Receivables originated during the same fiscal calendar quarter.
“Rating Agency” means, as of any date of determination, each nationally recognized statistical rating organization then rating any Loan or any related Credit Facility or Liquidity Facility provided to a Conduit Lender with respect to any Loan, in each case, at the request of the Borrower or any Secured Party.
“Ratings Request” means a written request by an Agent to the Borrower and the Servicer, stating that the related Agent intends to request that a nationally recognized statistical rating organization publicly issue a Required Rating to the transactions contemplated by this Agreement that reasonably reflects the economics and credit of the Loans at the time of such request.
“Receivable” means any personal loan entered into between an Originator and an Obligor included in the Schedule of Receivables. Notwithstanding the foregoing, once the Collateral Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.
“Receivable File” means, with respect to each Receivable, (i)(x) in the case of a contract that constitutes tangible chattel paper (within the meaning of Section 9-102 of the UCC), the original fully executed Contract, (y) in the case of any Electronic Contract (other than a Specified Electronic Contract) following the satisfaction of the Electronic Chattel Paper Condition, a single Authoritative Copy of the executed Contract and (z) in the case of any Electronic Contract prior to the satisfaction of the Electronic Chattel Paper Condition with respect thereto or any Specified Electronic Contract, the fully executed Contract, (ii) any additional original executed documents, if any, evidencing a modification to any of the foregoing documents and, (iii)(x) if such Receivable is Hard Secured Receivable and the applicable jurisdiction issues physical certificates of title, the original certificate of title with respect to such Receivable (or, until such original certificate of title is available, an application therefor) or (y) if such Receivable is a Hard Secured Receivable and the applicable jurisdiction does not issue physical certificates of title, a copy of such certificate of title or other equivalent issued by such jurisdiction and, until such copy is issued, a copy of the application filed therefor.
“Records” means, with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained in accordance with the Collection Policy with respect to any related item of Collateral and the related Obligor.
“Reference Time” means, with respect to any setting of the then-current Benchmark, (1) if such Benchmark is Term SOFR, 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Term SOFR, is published on the Federal Reserve Bank of New York’s website, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Regulation AB” means Regulation AB under the Securities Act.

“Regulatory Change” means (i) the adoption or any change therein after the date hereof of any Applicable Law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or (ii) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority; provided, that for purposes of this definition, (a) the Risk-Based Capital Requirements, (b) the Dodd-Frank Act, Basel II, Basel III, the Volcker Rule and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (c) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.
“Regulatory Event” means, as of any day,
(a) [***]; or
(b) [***].
“Release Amount” means, as of the related Release Date, the aggregate Release Price deposited for a retransfer of Receivables under Section 5.06 and 7.03(c) and the aggregate Charged-Off Receivable Release Price deposited for a retransfer of Charged-Off Receivables under Section 5.06(e).
“Release Date” means a Payment Date specified by the Borrower in connection with the retransfer of the Receivables under Section 5.06.
“Release Price” means an amount equal to the Principal Balance as of the last day of the month preceding the related Release Date (determined for this purpose, with respect to any Charged-Off Receivable, as if such Receivable was not a Charged-Off Receivable) of a Receivable to be retransferred pursuant to Section 5.06, plus accrued and unpaid interest on such Receivable (at the related APR) through the date of repurchase and all related Breakage Costs.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Removal Request” has the meaning given to such term in Section 9.07(d).
“Renewal” shall mean with respect to any Receivable that constitutes Collateral, a transaction in which a new Receivable originated pursuant to a Contract is entered into between an Originator and an Obligor, which new Receivable (x) refinances such Receivable in full and (y) may also extend additional financing to such Obligor.
“Renewal Receivable” means pursuant to any Renewal, the personal loan entered into between an Originator and the Obligor to refinance the related Terminated Receivable, which shall include, for the avoidance of doubt, any and all rights to any Renewal Receivable Advance.
“Renewal Receivable Advance” means all right, title and interest of an Originator in to and under any additional advances made by an Originator, if any, in connection with a Renewal and, to the extent such rights were not previously conveyed or are not proceeds of the Receivable prior to such Renewal, all rights in to and under the replacement or substitute Contract entered into in connection with a Renewal.

“Renewal Receivable Replacement” means a Renewal effected on or prior to the last day of the Revolving Period in which (a) the applicable Renewal Receivable (including the amount of the related Renewal Receivable Advance) is sold by an Originator to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, and (b) the existing Contract with respect to the applicable Terminated Receivable is terminated and replaced, on the day such Renewal is effected.
“Reportable Event” has the meaning given to such term in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived).
“Reporting Date” means, with respect to any Payment Date, the third Business Day prior to such Payment Date.
“Required Cash Reserve Percentage” [***].
“Required Legend” shall mean a watermark notation applied by the Electronic Vault System to every page of an Electronic Contract that reads “Computershare Trust Company, National Association, as Collateral Agent, acting solely for the benefit of the Secured Parties, as secured party and assignee”.
“Required Lenders” means, at any time, Class A Lenders representing a majority of the Loans Outstanding that are Class A Loans; provided, however, if at any time the only Loans Outstanding are Class B Loans, “Required Lenders” shall mean the Class B Lenders representing a majority of the Loans Outstanding that are Class B Loans.
“Required Rating” means a rating of the transaction contemplated by this Agreement of, in the case of the Class A Loans (or any related Credit Facility or Liquidity Facility provided by a Class A Lender with respect to a Conduit Lender hereunder), at least “A” from DBRS or an equivalent rating from another nationally recognized statistical rating organization selected by the Required Lenders and reasonably acceptable to the Borrower, and in the case of the Class B Loans (or any related Credit Facility or Liquidity Facility provided by a Class B Lender with respect to a Conduit Lender hereunder), at least “BBB” from DBRS or an equivalent rating from another nationally recognized statistical rating organization selected by the Required Lenders and reasonably acceptable to the Borrower.
“Requirements of Law” means, with respect to any Person, any law, treaty, rule or regulation, or order or determination of a Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth-in-Lending Act, Regulations U and T of the Federal Reserve Board and Regulations B and Z of the CFPB).
“Reserve Account” means a segregated trust account established and maintained by the Paying Agent at a Depository Institution for the benefit of the Secured Parties.
“Reserve Account Amount” means, on any day, the amount on deposit in the Reserve Account.
“Reserve Account Initial Deposit” [***].
“Reserve Account Required Amount” means, on any date of determination, the product of (a) the Required Cash Reserve Percentage and (b) the aggregate Eligible Receivables Principal Balance as of the last day of the preceding month.

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date (i) on which an Available Funds Shortfall exists, an amount equal to the lesser of (a) the Reserve Account Amount and (b) the Available Funds Shortfall, (ii) following the occurrence of an Event of Default that has not been waived by the Administrative Agent (acting at the direction of the Required Lenders), the Reserve Account Amount or such other lesser amount on any Payment Date following the occurrence of an Event of Default as may be specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing to the Borrower, the Servicer, the Collateral Agent and the Paying Agent, and (iii) on any other Payment Date, zero.
“Responsible Officer” means, when used with respect to any Person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, secretary, assistant secretary, corporate trust officer or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject, and, in each case, having direct responsibility for the administration of this Agreement.
“Restricted Subsidiaries” shall have the meaning provided in the Indenture, dated August 27, 2018 (the “Notes Indenture”), among, inter alios, the Parent and TMI Trust Company in respect of the issuance of senior secured notes due in 2025; provided, that, if the Notes Indenture is no longer outstanding, “Restricted Subsidiaries” shall have the meaning provided in the Notes Indenture as of the last day prior to the Notes Indenture no longer being outstanding.
“Review” has the meaning given to such term in Section 9.07(f).
“Revolving Period” means the period commencing on the Closing Date and ending on the occurrence of a Revolving Period Termination Date.
“Revolving Period Termination Date” means the earlier to occur of (i) the Scheduled Amortization Date and (ii) a Facility Amortization Event.
“Risk-Based Capital Requirements” means the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009 by the Financial Accounting Standard Board.
“Routine Modification” means, with respect to a Contract, any ordinary course deferral or payment date modification (which modification will not exceed 30 days from the original payment date) in accordance with the Collection Policy.
“Sanctioned Target”: Any individual, entity, group, sector, territory, or country that is the target of any Sanctions, including without limitation, (a) any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Target(s) and (b) any legal entity located, domiciled, resident or incorporated in a territory or country that is the target of any Sanctions.
“Sanctions” means individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Borrower, the Servicer and their respective Affiliates.
“Schedule of Receivables” means the schedule of Receivables attached hereto as Schedule C, as updated from time to time each month pursuant to Section 7.06(a) or in connection with each Funding Request, Renewal, Renewal Receivable Replacement, Securitization or substitution of Receivables, as applicable.
“Scheduled Amortization Date” means July 13, 2024 (or, if such day is not a Business Day, the immediately preceding Business Day), or such later date to which the Scheduled Amortization Date may be extended upon the written agreement of the Borrower, the Lenders, the Agents, the Administrative Agent and the other parties hereto.
“Scheduled Payments” means the regularly scheduled monthly, semi-monthly or bi-weekly payments, as applicable, to be made by an Obligor pursuant to the terms of the related Contract.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Party” means (i) the Collateral Agent, (ii) each Lender and (iii) the Administrative Agent.
“Securities Act” means the Securities Act of 1933.
“Securities Intermediary” means the Paying Agent, in its capacity as securities intermediary under the Account Control Agreement.
“Securitization” means any securitization transaction undertaken by a Special Purpose Affiliate that (i) is secured, directly or indirectly, by all or a portion of the Receivables in accordance with Section 2.15 and (ii) is or will be issued in the capital markets, including, for the avoiding of doubt, any revolving period included as part of such securitization transaction.
“Securitization Date” means the date upon which a Securitization is consummated.
“Securitization Date Certificate” means a certificate substantially in the form of Annex I to Exhibit G delivered by an Authorized Officer of the Servicer on the Securitization Date indicating that the requirements set forth in this Agreement for a Securitization has been satisfied.
“Securitization Release” means a release executed pursuant to Section 2.15, substantially in the form of Exhibit G.
“Servicer” has the meaning given to such term in the Preamble.
“Servicer Account Agreement” means, with respect to a Servicer Master Account, an agreement among the Servicer, the Controlled Accounts Agent and the Servicer Account Bank, which provides the Controlled Accounts Agent with “control” (as defined in the relevant UCC) with respect to such Servicer Master Account and contains other terms and provisions reasonably acceptable to the Controlled Accounts Agent.
“Servicer Account” means the Servicer Master Accounts and the Servicer Deposit Accounts.

“Servicer Account Bank” means Wells Fargo Bank, National Association or any other banking institution at which a Servicer Master Account is established and maintained.
“Servicer Basic Documents” means all Basic Documents to which the Servicer or any Subservicer is a party or by which it is bound.
“Servicer Deposit Account” means each lockbox, lockbox account or deposit account listed in Schedule G-2 attached hereto, as such schedule may be updated from time to time in accordance with Section 6.04(t).
“Servicer Deposit Account Agreement” means the Loomis Agreements and the Loomis Side Letter.
“Servicer File” means, with respect to a Receivable, each of the following documents: (i) application of the Obligor for credit; (ii) a copy (but not the original) of the Contract and any amendments thereto; and (iii) such other documents as the Servicer customarily retains in its files in order to accomplish its duties under this Agreement in accordance with the Collection Policy.
“Servicer Master Account” means each account maintained by the Servicer (which shall be subject to an account control agreement in favor of (i) the Collateral Agent or (ii) the Servicer Account Bank or subject to an Intercreditor Agreement) listed on Schedule G-1 attached hereto, as such schedule may be updated from time to time in accordance with Section 6.04(t).
“Servicer Termination Event” has the meaning given to such term, on any day (i) prior to the Assumption Date, in Section 7.11 and (ii) on and after the Assumption Date, in Section 7.15(e).
“Servicer Termination Notice” has the meaning given to such term in Section 7.11.
“Servicing Centralization Event” [***].
“Servicing Fee” means the fee payable to the Servicer on each Payment Date, monthly in arrears in accordance with Section 2.08, in an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Principal Balance of all Receivables as of the first day of the related Collection Period (or, with respect to any Receivables added or to be added to the Collateral following such first day, the related Cutoff Date) and (iii) 1/12; provided, that the Servicing Fee for the Collection Period during which the initial Funding Date occurs, shall be an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Principal Balance of all Receivables as of the related Cutoff Date and (iii) a fraction having as its numerator the number of days from the initial Funding Date through the end of the related Collection Period, and as its denominator 360.
“Servicing Fee Rate” [***].
“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of either not less than “A-1” by Standard & Poor’s, not less than “R-1 (middle)” by DBRS or not less than “Prime-1” by Moody’s.
“Single State Originated Receivables” means with respect to any State and date of determination, all of the Receivables on such date that (i) were originated by any branch within such State or (ii) in the case of a Receivable not closed in a branch, were assigned to a branch within such State at the time of origination thereof.

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding SOFR Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Washington, D.C.
“SOFR Determination Time” means 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Compounded SOFR or Term SOFR, as applicable, is published on the Federal Reserve Bank of New York’s Website.
“SOFR Replacement Considerations” means, as applicable, (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Term SOFR for comparable U.S. dollar denominated syndicated credit facilities, (iii) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Term SOFR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (iv) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Term SOFR with the applicable Unadjusted Benchmark Replacement for comparable U.S. dollar denominated syndicated credit facilities at such time.
“Solvent” means, with respect to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including the amount of any known disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to generally pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital in relation to such business or transaction.
“Special Purpose Affiliate” means any special purpose entity that is a subsidiary of First Heritage and was created for the purpose of one or more Securitizations.
“Specified Delinquent Receivables” has the meaning given to such term in Section 5.06(h).

“Specified Electronic Contract” means an Electronic Contract originated prior to the satisfaction of the Electronic Chattel Paper Condition that has not, in accordance with Sections 6.01(r) and 6.04(w), been added to the Electronic Vault.
“Specified Percentage” means, with respect to a Securitization Date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate Principal Balance of the Receivables being released from the Lien of the Collateral Agent and sold to such Securitization and (ii) the denominator of which is the Eligible Receivables Principal Balance immediately prior to such Securitization.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“State” means any state of the United States or the District of Columbia.
“Step-Up Margin” has the meaning set forth in the Fee Letter.
“Subsequent Loan” means each Loan made following the Initial Loan.
“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on a Funding Date other than the Funding Date relating to the Initial Loan.
“Subservicer” means each subservicer listed in Schedule H hereto.
“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50.0% of the outstanding voting securities or other ownership interests shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.
“Substitute Receivable” means one or more Eligible Receivables not previously a part of the Collateral, substituted for a Receivable pursuant to Section 5.06, each having characteristics substantially similar, and in no event less favorable to the Secured Parties in any respect, than the affected Receivables being so substituted, without the consent of the Administrative Agent (acting at the direction of the Required Lenders).
“Successor Servicer” means the Backup Servicer, as successor to the Servicer, or another entity appointed pursuant to Section 7.12(b) as successor to the Servicer.
“Supplemental Servicing Fees” means any and all (i) late fees, (ii) non-sufficient funds charges and (iii) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.
“System Description” shall mean the written description of the Electronic Vault System.
“Tangible Net Worth” means, with respect to any Person, as of the Determination Date, its net worth calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of its deferred tax assets and intangible assets, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.
“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Technical Unmatured Event of Default” shall mean an Unmatured Event of Default with respect to an event described in Section 10.1(a) other than Sections 10.1(a)(i)-(v), (viii), (ix), (xii) and (xviii) hereto.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. Term SOFR shall initially mean, for any day during any Interest Period, the per annum rate equal to the offered rate which appears on the Bloomberg ticker which displays the one month term SOFR as determined by CME Group (or such other person that takes over the determination of such rate as recommended by the SOFR Administrator) (such ticker currently being Bloomberg ticker SR1M).
“Terminated Receivable” shall mean the Receivable that is refinanced in connection with a Renewal.
“Terminated Receivable Price” shall mean, with respect to any Receivable that becomes a Terminated Receivable, the excess of (a) all amounts owing on such Receivable (including all amounts of principal, interest and fees on the day that such Receivable becomes a Terminated Receivable), minus (b) all amounts received from the proceeds of the Renewal Receivable that are applied by the Servicer in accordance with the Collection Policy to satisfy any amounts of interest and fees owing on such Receivable, minus (c) all amounts of insurance refunds applied by the Servicer in accordance with the Collection Policy to satisfy any portion of principal owing on the Receivable, in each case (with respect to clauses (b) and (c)) that are also applied in connection with such Terminated Receivable as Collections by the Servicer under the Basic Documents on the day such Receivable becomes a Terminated Receivable.
“Test Data File” means a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carry out the servicing obligations hereunder.
“Third Party Allocation Agent” means Computershare, in such capacity under the Intercreditor Agreement.
“Titled Asset” shall mean a motor vehicle, boat, recreational vehicle, camper, trailer, motorcycle, all-terrain vehicle or other asset for which, under applicable State law, a certificate of title is issued and any security interest therein is required to be perfected by notation on such certificate of title.
“Top State” means, for any date of determination, the State that has the highest concentration of Single State Originated Receivables on such date.
“Top Three States” means, for any date of determination, the three States that have the highest concentrations of Single State Originated Receivables on such date.
“Total Advance Rate” [***].
“Total Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) the product of (i) the Eligible Pool Balance and (ii) the Total Advance Rate and (b) all amounts on deposit in the Collection Account as of such date of determination in excess of the product of (i) [***] and (ii) all amounts sufficient to make all payments required to be made pursuant to clauses (i), (ii), (iii) and (v) of Section 2.08(a) on the Payment Date immediately following such date of determination.

“Total Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the aggregate Loans Outstanding exceeds (ii) the Total Borrowing Base.
“Total Stockholders’ Equity” means, with respect to the Parent as of any date, the total stockholders’ equity of the Parent and its subsidiaries, shown on the balance sheet for the most recently ended calendar month for which financial statements are available, determined on a consolidated basis in accordance with GAAP.
“Transition Expenses” has the meaning given to such term in Section 7.12(d).
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Adjustment.
“United States” or “U.S.” means the United States of America.
“Unmatured Event of Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Unrestricted Cash or Cash Equivalents” means Cash or Cash Equivalents which are not subject to any Liens or control agreements.
“Unsecured Receivable” means a Receivable that is, as of the date of the origination thereof, not secured by any collateral or secured by non-Titled Assets pursuant to the terms of the applicable Contract.
“Unused Commitment Fee” means, for any Interest Period during the Revolving Period, the fee payable by the Borrower pursuant to the Fee Letter on the related Payment Date in an amount equal to product of (i) the Unused Commitment Fee Rate, (ii) an amount equal to the average daily Aggregate Commitment during such Interest Period minus the average daily Loans Outstanding during such Interest Period and (iii) a fraction, the numerator of which is the actual number of days during such Interest Period and the denominator of which is 360.
“Unused Commitment Fee Rate” has the meaning given to such term in the Fee Letter.
“Upfront Fee Letter” means the fee letter, dated as of the Closing Date, among Credit Suisse AG, New York Branch, the Agent for the Class B Lenders, the Borrower and the Servicer, setting forth the upfront fee payable to Credit Suisse AG, New York Branch and Agent for the Class B Lenders on the Closing Date.
“Utilization Make-Whole Fee” shall have the meaning given to such term in the Fee Letter.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“U.S. Person” means a “United States person” as defined in Code Section 7701(a)(30).

“Vintage Age” means, with respect to any Receivable, the number of full calendar quarters elapsed since the origination of such Receivable.
“Volcker Rule” means the regulations adopted to implement Section 619 of the Dodd-Frank Act.
“Weighted Average Coupon” shall mean, with respect to any date of determination, the weighted average coupon (based on the coupon set forth in the applicable Contracts) of all Eligible Receivables on such date, determined based upon (i) the Principal Balance of such Receivables on such date and (ii) the coupon of such Receivables as of the close of business on the last day of the Collection Period immediately preceding such date of determination (or, if a Receivable did not exist as of the last day of such Collection Period, the date on which such Receivable was originated).
“Weighted Average Receivable FICO® Score” shall mean, with respect to any date of determination, the weighted average FICO® score of the Obligors of all Eligible Receivables on such date, determined based upon (i) the Principal Balance of such Receivables on such date and (ii) the FICO® score of the Obligors of such Receivables as of the most recent FICO® score obtained by such Originator with respect to the related Obligors; provided, that the calculation of the Weighted Average Receivable FICO® Score shall not take into account any Receivables with respect to which the Obligor thereon does not have a FICO® score.
“Weighted Average Receivable Original Principal Balance” shall mean, with respect to any date of determination, the weighted average Principal Balance (as set forth in the applicable Contracts) of all Eligible Receivables on such date, determined based upon (i) the Principal Balance of such Receivables on such date and (ii) the original Principal Balance of such Receivables as of the date on which such Receivable was originated.
“Weighted Average Receivable Original Term” shall mean, with respect to any date of determination, the weighted average original term to maturity (as set forth in the applicable Contracts) of all Eligible Receivables on such date, determined based upon (i) the Principal Balance of such Receivables on such date and (ii) the original term to maturity of such Receivables as of the date on which such Receivable was originated.
Section 1.02.Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, the Administrative Agent, the Required Lenders, First Heritage and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) First Heritage and the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.03.Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
Section 1.04.Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (ix) references contained herein to Article, Section, subsection, Schedule and Exhibit, as applicable, are references to Articles, Sections, subsections, Schedules and Exhibits in this Agreement unless otherwise specified; (x) references to “writing” include printing, typing and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.
Article 2

LOANS
Section 1.05.Loans.
(a)On the terms and subject to the conditions set forth in this Agreement (including the conditions precedent set forth in Article Four), the Borrower may from time to time on any Business Day during the Revolving Period, request that each Conduit Lender and Committed Lender make an advance (each such advance made by (i) a Class A Lender, a “Class A Loan”, and (ii) a Class B Lender, a “Class B Loan”) in the amount of each such Conduit Lender’s or Committed Lender’s Lender Percentage of the Principal Amount of the Loan requested (each, a “Lender Advance”), to the Borrower on a Funding Date; provided, however, that, notwithstanding the requirement above that each request to a Lender for a Lender Advance be in the amount of such Lender’s Lender Percentage of the Principal Amount of the Loan requested, with respect to any such requests made to Lenders in the Credit Suisse Lender Group, the Credit Suisse Agent, as Agent for the Credit Suisse Lender Group, shall have the right to reallocate the aggregate amount of such requests among the Lenders in the Credit Suisse Lender Group in its discretion; provided further, that, notwithstanding the requirement above that each request to a Lender for a Lender Advance be in the amount of such Lender’s Lender Percentage of the Principal Amount of the Loan requested, with respect to any such requests made to Lenders in the Atalaya Lender Group, the Agent for the Atalaya Lender Group shall have the right to reallocate the aggregate amount of such requests among the Lenders in the Atalaya Lender Group in its discretion. For purposes of clarity, unless at the time of any Lender Advance (x) the aggregate outstanding principal balance of the Class A Loans is equal to the Class A Aggregate Commitment or (y) the aggregate outstanding principal balance of the Class B Loans is equal to the Class B Aggregate Commitment, no Lender Advance may consist of any one single class.
(b)No later than 12:00 p.m., New York City time, two (2) Business Days prior to a proposed Funding Date, the Borrower shall notify the Administrative Agent, the Collateral Agent, the Agents and the Lenders of such proposed Funding Date and Loan by delivering to the Administrative Agent and the Agents (with a copy to the Collateral Agent and the Paying Agent):
(i)a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Class A Borrowing Base and the Total Borrowing Base (calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date), each as of the date the Loan is requested and the

Principal Amount of the Class A Loan and Class B Loan requested, and the Class A Loan and the Class B Loan shall each be in an amount at least equal to $250,000 or integral multiples of $10,000 in excess thereof; and
(ii)an updated Schedule of Receivables that includes each Receivable, if any, that is to be purchased by the Borrower with the proceeds of the proposed Loan.
(a)Following receipt by the Administrative Agent, the Collateral Agent, the Agents and the Lenders of a Funding Request during the Revolving Period, (i) each Conduit Lender (if any) may, in its sole discretion, make its Lender Advance of any Loan requested by the Borrower pursuant to Section 2.01(b), and (ii) each Committed Lender, to the extent not made by the Conduit Lender in its Lender Group (if any), severally agrees to make its Lender Advance of any Loan requested by the Borrower, in each case, subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.
(b)In no event shall:
(iii)a Committed Lender be required on any date to fund a Principal Amount that would cause the Loans Outstanding with respect to such Committed Lender’s Lender Group, as determined after giving effect to such funding, to exceed such Committed Lender’s Commitment;
(iv)any Loan be requested hereunder, nor shall any Lender be obligated to fund its Lender Advance of any Loan, to the extent that after giving effect to such Loan, the Loans Outstanding that are Class A Loans would exceed the Class A Borrowing Base or the Loans Outstanding would exceed the Total Borrowing Base (each calculated as of the previous Determination Date or, with respect to any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date);
(v)any Loan be requested hereunder if it shall cause more than two (2) Funding Dates to occur in any one (1) calendar week; and
(vi)the Principal Amount of the Loans made on any Funding Date exceed the Available Amount on such day.
Section 1.01.Funding Mechanics.
(a)If any Funding Request is delivered to the Administrative Agent and the applicable Agents after 12:00 p.m., New York City time, on any Business Day, such Funding Request shall be deemed to be received prior to 12:00 p.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the second Business Day following such deemed receipt. Each Funding Request shall include a representation by the Borrower that (i) the requested Loans will not, on the related Funding Date, exceed the Available Amount, (ii) after giving effect to such Loans, the amount of all Loans Outstanding that are Class A Loans will not exceed the Class A Borrowing Base, and the aggregate amount of all Loans Outstanding will not exceed the Total Borrowing Base (calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date), and (iii) a representation that all of the conditions precedent to the making of such Loan have been satisfied or will be satisfied as of the proposed Funding Date. Any Funding Request shall be irrevocable.
(b)Each Conduit Lender shall notify the Agent for its Lender Group and the Administrative Agent by 10:00 a.m., New York City time, on the applicable Funding Date whether it has elected to make its Lender Advance offered to it pursuant to Section 2.01; provided, that in the case of the Credit Suisse Lender Group, each Conduit Lender for the Credit Suisse Lender Group shall be deemed to have notified the Credit Suisse Agent and the Administrative Agent that it has elected to make its Lender Advance on such Funding Date unless written notice not to make such Lender Advance was given to the Credit Suisse Agent and the Administrative Agent by 10:00 a.m., New York City time, on such Funding Date. In the event that a Conduit Lender shall not have timely provided such notice, such Conduit Lender shall be deemed to have elected not to make its Lender Advance of such Loan. If the Conduit Lender shall have elected or be deemed to have elected not to make its Lender Advance of such Loan, the Committed Lender in such Lender Group shall make available on the applicable Funding Date an amount equal to the portion of the Loan that each such Conduit Lender has not elected to fund, in an amount equal to its share of the Principal Amount to be funded.
(c)Each Lender’s Lender Advance of a Loan shall be made, subject to the fulfillment of the applicable conditions set forth in Article Four, by initiation of a wire at or prior to 2:00 p.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds to an account specified by the Borrower. Each Agent shall promptly notify the Borrower and the other Agents in the event that any Lender in such Agent’s Lender Group either fails to make such funds available before such time or notifies such Agent that it will not make such funds available before such time.
(d)In the event that, notwithstanding the fulfillment of the applicable conditions set forth in Article Four with respect to a Loan, a Conduit Lender elected to make an advance on a Funding Date but failed to make its Lender Advance available to the Borrower when required by Section 2.02(c), such Conduit Lender shall be deemed to have rescinded its election to make such advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such purchase. In any such case, the Borrower shall give notice of such failure not later than 3:00 p.m., New York City time, on the Funding Date to the related Agent, the Committed Lender for such Lender Group and to the Administrative Agent, which notice shall specify (i) the identity of such Conduit Lender and (ii) the amount of the Lender Advance which it had elected but failed to make. Subject to receiving such notice, such Committed Lender shall advance a portion of the Principal Amount in an amount equal to the amount described in clause (ii) above, at or before 4:00 p.m., New York City time, on such Funding Date and otherwise in accordance with Section 2.01(d).
(e)If any Lender makes available to the Borrower funds for any Loan to be made by such Lender as provided in the provisions of Sections 2.01 and this Section 2.02, and the conditions to the applicable Loan set forth in Article Four are not satisfied or waived in accordance with the terms hereof, the Borrower shall return such funds (in like funds as received from such Lender) to such Lender.
(f)If any Loan is not made or effectuated, as the case may be, due to the Borrower’s failure to satisfy, or continue to satisfy, the conditions to fund the Loan on the Closing Date, the Borrower and First Heritage shall indemnify, jointly and severally, each Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.
(g)The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and, except as provided in Section 2.02(d), no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(h)The Borrower expressly acknowledges and agrees that any election by any Lender, in its sole discretion, on one or more occasion to fund any Loan on any day prior to the final passage of the applicable notice period set forth in Section 2.01(a) above shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for such notice prior to any Lender funding any other Loan hereunder.
(i)No portion of any Loan shall be funded (initially or through participation, assignment, transfer or securitization of the Loan) with Plan Assets if it would cause the Borrower to incur prohibited transaction excise tax penalties under Section 4975 of the Code.
Section 1.01.Reductions of Commitments.
(j)At any time after the eighteen-month anniversary of the Closing Date, the Borrower may, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, the Collateral Agent, each Agent, the Paying Agent, the Backup Servicer and each Hedge Counterparty, if any, reduce the Facility Amount, which shall be applied, unless otherwise consented to by the Administrative Agent (acting at the direction of the Required Lenders) and the Agents, pro rata to the Class A Aggregate Commitment and the Class B Aggregate Commitment. Each partial reduction shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof. Reductions of the Aggregate Commitment pursuant to this Section 2.03(a) shall be allocated to the Commitment of each Committed Lender and each Conduit Lender, pro rata based on the Lender Percentage of the Class A Aggregate Commitment or Class B Aggregate Commitment, as applicable, represented by such Commitment. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than two such requests in any 12-month period. In no event shall any reduction of the Facility Amount be permitted prior to the eighteen-month anniversary of the Closing Date.
(k)In connection with any reduction of the Facility Amount, the Borrower shall remit (i) first, to each applicable Agent for the ratable payment to each Class A Lender, the amount sufficient to pay the Aggregate Unpaids due to such Class A Lenders with respect to such reduction of the Facility Amount, including any associated Breakage Costs, and (ii) second, to each applicable Agent for the ratable payment to each Class B Lender, the amount sufficient to pay the Aggregate Unpaids due to such Class B Lenders with respect to such reduction of the Facility Amount, including any associated Breakage Costs.
(l)On any date that does not occur during the Revolving Period, the Commitments of all Lenders shall be automatically reduced to zero; provided that if a Revolving Period Termination Date occurs, but the Revolving Period is reinstated in accordance with the definition thereof, the Commitments of all Lenders shall automatically be reinstated to the Commitments as they existed immediately prior to such Revolving Period Termination Date.
(m)[***].
Section 1.02.[Reserved].
Section 1.03.[Reserved].
Section 1.04.Optional Principal Repayment. The Borrower may prepay all or any portion of the Loans Outstanding on any Business Day occurring on or after the 18-month anniversary of the Closing Date without penalty, upon delivery of a Prepayment Notice to the Administrative Agent, the Collateral Agent, the Agents, the Paying Agent and each Hedge Counterparty, if any, at least five (5) Business Days prior to such anticipated prepayment; provided that (i) the amount prepaid is at least $1,000,000 or integral multiples of $250,000 in excess thereof (unless otherwise agreed to in writing by the Administrative Agent or unless such prepayment would reduce the aggregate Loans Outstanding to zero); (ii) the Borrower pays to each of the Secured Parties, on the date of any such prepayment, each such Secured Party’s pro rata allocable share of (a) accrued Interest with respect to the portion of the Loans Outstanding to be prepaid through the date of prepayment, as calculated by the Administrative Agent, and (b) the pro rata portion of all other Aggregate Unpaids due and owing relating to such prepayment (including all Breakage Costs) payable to any Indemnified Party under this Agreement through the date of such prepayment, including Indemnified Amounts pursuant to Section 11.01; (iii) the Borrower certifies that following such prepayment, the Class A Borrowing Base and the Total Borrowing Base shall be in compliance; (iv) all prepayments shall be made (a) prior to the Revolving Period Termination Date, pro rata to the Class A Lenders and Class B Lenders, based on the amount of Loans Outstanding that are Class A Loans and Class B Loans and (b) on or after the Revolving Period Termination Date, first, to reduce the Loans Outstanding that are Class A Loans to zero, and second, to reduce the Loans Outstanding that are Class B Loans to zero; and (v) if such prepayment is a prepayment in part (but not in whole), such prepayment is occurring in connection with a Securitization. Any notice of a prepayment shall be irrevocable. The Borrower may not prepay the Loans Outstanding, in whole or in part, prior to the 18-month anniversary of the Closing Date, except if such prepayment is effected in accordance with Section 2.15.
Section 1.05.Payments.
(n)The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from and including the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Loans Outstanding on each Payment Date in accordance with Section 2.08, unless earlier paid pursuant to Section 2.06 or Section 2.15. Notwithstanding the foregoing, the Principal Amount of each Loan, all Interest thereon, together with all other Aggregate Unpaids, shall be due and payable, if not previously paid, on the Maturity Date.
(o)Each Lender’s Invested Percentage of the Loans Outstanding shall bear interest for each day during an Interest Period at a rate per annum equal to the applicable Interest Rate on such day for such Interest Period.
(p)Interest calculated by reference to any Benchmark, Benchmark Replacement or any other Interest Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed during the related interest period. Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a 360-day year and for the actual number of days elapsed during the related interest period.
(q)The principal of and Interest on the Loans shall be paid as provided herein. In the case of Loans made by a Lender Group, the Agent for shall Lender Group shall allocate to the members of its Lender Group each payment in respect of the Loans received by such Agent as provided herein. Payments in respect of principal and Interest (including pursuant to Section 2.06) shall be allocated and applied to Lender based on their respective Invested Percentages that are Class A Loans or Class B Loans, as applicable, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower.
(r)At or before 3:00 p.m., New York City time, on the first Business Day prior to each Reporting Date, each Lender shall notify the Agent for its Lender Group of its Interest Rate in effect for the current Interest Period. At or before 5:00 p.m., New York City time, on the first Business Day prior to each Reporting Date, the Agents shall then notify the Borrower of all such rates. For such purposes, the Agents may rely conclusively on notices from Lenders as to the interest rate or rates from time to time applicable to their respective Invested Percentage of the

Loans Outstanding. Each determination by a Lender of its Interest Rate pursuant to this Agreement shall be conclusive and binding on the Lenders, each Agent, the Borrower, the Servicer and the Backup Servicer, in the absence of manifest error.
(s)Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.
Section 1.02.Settlement Procedures.
(t)On each Payment Date, the Servicer shall instruct the Paying Agent in writing to pay, or if an Event of Default shall have occurred and is continuing, the Administrative Agent shall instruct the Paying Agent in writing to pay, no later than 2:00 p.m., New York City time, in each case, based solely on the information in the related Monthly Report, to the following Persons, from the Collection Account (to the extent of Available Funds) and from the Reserve Account (in the amount of the related Reserve Account Withdrawal Amount), in the following order of priority as set forth in the Monthly Report:
(i)First, to the Servicer, the accrued and unpaid Servicing Fee (and any accrued and unpaid Servicing Fee from any prior Payment Date);
(ii)Second, pro rata, based on amounts owing (A) to the Borrower Loan Trustee, the sum of (1) the accrued and unpaid Borrower Loan Trustee Fee and (2) any out-of-pocket expenses and indemnities due to the Borrower Loan Trustee, which in the case of subclause (A)(2) shall not in the aggregate exceed $[***] in any calendar year, (B) to the Backup Servicer, the sum of (1) the accrued and unpaid Backup Servicing Fee and (2) any out-of-pocket expenses and indemnities (other than Transition Expenses) due to the Backup Servicer (including as Successor Servicer), which in the case of subclause (B)(2) shall not in the aggregate exceed $[***] in any calendar year, (C) to the Backup Servicer or other Successor Servicer, any unpaid Transition Expenses (such Transition Expenses not to exceed $[***] in the aggregate) payable pursuant to Section 7.12(d), (D) to the Image File Custodian, the sum of (1) the accrued and unpaid Image File Custodian Fee and (2) any out-of-pocket expenses and indemnities due to the Image File Custodian, which in the case of subclause (D)(2) shall not in the aggregate exceed $[***] in any calendar year, and (E) to the Paying Agent, the Collateral Agent and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare), the sum of (1) the accrued and unpaid Paying Agent/Collateral Agent Fee payable to the Paying Agent and Collateral Agent and (2) any out-of-pocket expenses and indemnities due to the Paying Agent, Collateral Agent and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare), which in the case of this subclause (E)(2) shall not in the aggregate exceed $[***] in any calendar year;
(iii)Third, pro rata, to each applicable Agent for the ratable payment to each Class A Lender in an amount equal to any accrued and unpaid (1) Interest on the Class A Loans, (2) Breakage Costs relating to any Class A Loans and (3) all other Aggregate Unpaids allocable to the Loans Outstanding that are Class A Loans (other than the principal amount of the Loans Outstanding) then due under this Agreement to the Administrative Agent and the applicable Agents or Class A

Lenders for the payment thereof, which in the case of subclauses (2) and (3) shall not exceed $[***] in any calendar year;
(iv)Fourth, (a) so long as a Facility Amortization Event or an Event of Default has occurred and is continuing on such Payment Date, based on amounts owing, to each applicable Agent for the ratable payment to each Class A Lender, any remaining Available Funds, until the Loans Outstanding that are Class A Loans are reduced to zero, and (b) so long as neither a Facility Amortization Event nor an Event of Default has occurred and is continuing on such Payment Date, based on amounts owing to each applicable Agent, for the ratable payment (by outstanding Principal Amount) to each Class A Lender, an amount equal to the Class A Monthly Principal Payment Amount;
(v)Fifth, to each applicable Agent for the ratable payment to each Class B Lender in an amount equal to any accrued and unpaid (1) Interest on the Class B Loans, (2) Breakage Costs relating to any Class B Loans and (3) all other Aggregate Unpaids allocable to the Loans Outstanding that are Class B Loans (other than the principal amount of the Loans Outstanding) then due under this Agreement to the applicable Agents or Lenders for the payment thereof, which in the case of subclauses (2) and (3) shall not exceed $[***] in any calendar year;
(vi)Sixth, (a) so long as a Facility Amortization Event or an Event of Default has occurred and is continuing on such Payment Date, based on amounts owing, to each applicable Agent for the ratable payment to each Class B Lender, any remaining Available Funds, until the Loans Outstanding that are Class B Loans are reduced to zero, and (b) so long as neither a Facility Amortization Event nor an Event of Default has occurred and is continuing on such Payment Date, based on amounts owing to each applicable Agent, for the ratable payment (by outstanding Principal Amount) to each Class B Lender, an amount equal to the Class B Monthly Principal Payment Amount;
(vii)Seventh, if such Payment Date occurs during the Revolving Period, to the Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Reserve Account Required Amount;
(viii)Eighth, if such Payment Date does not occur during the Revolving Period and neither a Facility Amortization Event nor an Event of Default has occurred and is continuing on such Payment Date, (x) if such Payment Date is one of the first three (3) Payment Dates after the Scheduled Amortization Date or, if the Scheduled Amortization Date occurs on a Payment Date, such Payment Date is one of the first two (2) Payment Dates after the Scheduled Amortization Date, fifty (50) percent of the remaining Available Funds shall be paid (A) first, to each applicable Agent for the ratable payment to each Class A Lender, until the Loans Outstanding that are Class A Loans are reduced to zero, and (B) second, to each applicable Agent for the ratable payment to each Class B Lender, until the Loans Outstanding that are Class B Loans are reduced to zero, (y) if such Payment Date is not one of the first three (3) Payment Dates on or after the Scheduled Amortization Date or, if the Scheduled Amortization Date occurs on a Payment Date, such Payment Date is not one of the first two (2) Payment Dates after the Scheduled Amortization Date, any remaining Available Funds (A) first, to each applicable Agent for the ratable payment to each Class A Lender, until the Loans Outstanding that are Class A Loans are reduced to zero, and (B) second, to each applicable Agent for the ratable payment to each Class B Lender, until the Loans Outstanding that are Class B Loans are reduced to zero;
(ix)Ninth, to each applicable Agent for the ratable payment to each Class A Lender in an amount equal to any accrued and unpaid Breakage Costs and other Aggregate Unpaids due to the Class A Lenders and not paid pursuant to clause (iii) above;

(x)Tenth, to each applicable Agent for the ratable payment to each Class B Lender in an amount equal to any accrued and unpaid Breakage Costs and other Aggregate Unpaids due to the Class B Committed Lenders and not paid pursuant to clause (v) above;
(xi)Eleventh, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due under this Agreement to the Affected Parties or the Indemnified Parties, for the payment thereof;
(xii)Twelfth, pro rata, based on amounts owing to the Backup Servicer, the Servicer, the Collateral Agent, the Image File Custodian, the Paying Agent, the Borrower Loan Trustee and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare), any fees, expenses, indemnities and Transition Expenses not paid pursuant to clauses (i) or (ii) above, as applicable; and
(xiii)Thirteenth, so long as no Unmatured Event of Default has occurred and is then continuing, any amount remaining in the Collection Account shall be distributed to an account designated by the Borrower; provided, however, during the occurrence and continuance of an Unmatured Event of Default, any remaining amounts shall remain in the Collection Account, or, at the election of the Borrower in its sole discretion be used (A) to prepay any Class A Loans and Class B Loans, on a pro rata basis or (B) to purchase additional Receivables in accordance with Section 2.11(f).
(u)For the avoidance of doubt, it is hereby agreed that (i) accrued and unpaid fees, expenses and indemnities payable to the Collateral Agent, the Paying Agent, the Image File Custodian, the Backup Servicer (including in its capacity as Successor Servicer), the Borrower Loan Trustee or the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare) in excess of the aggregate annual maximum amount for any year (as set forth in Section 2.08(a)(ii)) and not paid pursuant to Section 2.08(a)(xii) shall be reimbursable in subsequent years in the same order of priority and subject to the same limitations as set forth above until paid in full, and (ii) each of the caps set forth in Section 2.08(a)(ii) with respect to the out-of-pocket expenses, fees, losses and indemnities of the Collateral Agent, the Paying Agent, the Backup Servicer, the Image File Custodian, the Borrower Loan Trustee and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare) shall not be applicable upon the occurrence and during the continuance of any Event of Default. In making the payments required under this Section 2.08, the Paying Agent shall have no duty to make any determination, calculation or verification regarding any amounts to be paid or the recipients of such amounts, and shall be entitled to rely exclusively and conclusively on the related Monthly Report.
Section 1.01.Tranching. At the direction of the Administrative Agent or any Lender, the Borrower shall enter into an amendment to this Agreement for the purpose of tranching or adjusting the tranching on any Loans, provided that all reasonable costs and expenses of the Borrower incurred in connection with such amendment shall be borne by the Lenders, and provided further that the Borrower shall not be required to enter into such amendment if it could reasonably be expected to have a material adverse effect on the payments, economics or obligations of the Borrower hereunder. Upon the exercise of such option to tranche or adjust tranching, the Borrower shall cooperate with the Administrative Agent and the Lenders and any intended assignee(s) (if any) of any Lender, as may be reasonably requested by the Administrative Agent or any Lender, to effect the exercise of such option, including the issuance of an additional class of Loans that bear interest at a rate separate and apart from the then current Interest Rate, or advance rates separate and apart from the then current advance rates, or a new class of Loans having terms as may be reasonably determined by the Administrative Agent or any Lender.

Section 1.10.Payments, Computations, Etc.
(v)Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder, including such amounts contemplated pursuant to Section 2.08, shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m., New York City time, on the day when due in Dollars in immediately available funds, in the case of amounts due to a Lender, to each Lender at such Lender’s Account, the details of which appear on the Class A Lender Supplement or Class B Lender Supplement, as applicable, for such Lender.
(w)Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 2:00 p.m., New York City time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.
(x)If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason other than due to the fault of a Lender, Administrative Agent or the applicable Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.
(y)All payments hereunder shall be made without set-off or counterclaim, subject to Section 2.14, and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.
(z)To the extent that (i) any Person makes a payment to any party hereto or (ii) any party hereto receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the related party.
(aa)Each Lender agrees or is deemed to agree that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Party or that would entitle such Lender to receive payments under Section 2.13 or Section 2.14, it shall, to the extent not inconsistent with its internal policies of general application, use commercially reasonable efforts to minimize costs, expenses and other amounts incurred by it and payable by the Borrower pursuant to Section 2.13 or Section 2.14, as applicable.
Section 1.11.Collections and Allocations; Investment of Funds.
(ab)On or prior to the Closing Date or the applicable Funding Date (with respect to Subsequent Receivables), (i) the Servicer and each Subservicer shall have directed each Obligor to make all payments in respect of the Receivables to a Servicer Account in accordance with the

Collection Policy, and (ii) the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the related Cutoff Date and through and including the second (2nd) Business Day prior to the Closing Date or the Funding Date, as the case may be.
(ac)Each of the Servicer, each Subservicer and the Borrower shall transfer, or cause to be transferred, all Collections it has received in respect of a Collection Period in the form of immediately available funds to the Collection Account promptly, but in no event later than the close of business on the second Business Day after it has received such Collections, whether such Collections were received centrally, at a local branch or otherwise.
(ad)On each Payment Date, subject to Section 2.11(f), the Paying Agent shall, based on the amounts set forth in the Monthly Report, withdraw from the Reserve Account the Reserve Account Withdrawal Amount, if any, to be deposited into the Collection Account on such Payment Date and applied in accordance with the written instructions delivered to it pursuant to Section 2.08; provided, however, that on any Payment Date following an Event of Default that has not been waived by the Administrative Agent (acting at the direction of the Required Lenders), the Paying Agent shall withdraw such amount, if any, as may be specified by the Administrative Agent (acting at the direction of the Required Lenders). With respect to any Payment Date that occurs during the Revolving Period, so long as no Event of Default or Unmatured Event of Default has occurred or is continuing, if, after giving effect to the distributions from, and deposits in, the Reserve Account on such Payment Date pursuant to Section 2.08, the Reserve Account Amount is greater than the Reserve Account Required Amount for such Payment Date, the Servicer shall direct the Paying Agent in writing to distribute such excess amount to or at the direction of the Borrower into an account specified by the Borrower.
(ae)To the extent there are uninvested amounts on deposit in the Collection Account or the Reserve Account, such amounts may be invested by the Securities Intermediary in Permitted Investments that mature no later than the Business Day before the next Payment Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Facility Amortization Event, by the Borrower or (ii) after the occurrence of any Facility Amortization Event, by the Administrative Agent (acting at the direction of the Required Lenders). So long as Computershare is the Securities Intermediary under the Account Control Agreement, each Permitted Investment may be purchased by the Securities Intermediary or through an Affiliate of the Paying Agent. No Permitted Investment may be purchased at a premium and any earnings (and losses) on the foregoing investments shall be for the account of the Borrower. Absent direction from the Borrower or the Administrative Agent, as specified above, any uninvested amounts on deposit in either Account shall remain uninvested and the Securities Intermediary shall have no obligation or liability to pay any interest or earnings thereon; provided that the Borrower or Administrative Agent may provide standing instructions for the investment of such funds. None of the Borrower, the Servicer, the Administrative Agent, the Paying Agent or the Securities Intermediary shall be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment, which in the case of the Paying Agent, is made in accordance with the written instructions of the Borrower or the Administrative Agent. Investments in any Permitted Investments are not obligations or recommendations of, or endorsed or guaranteed by, the Securities Intermediary or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. Each party hereto acknowledges and agrees that the Securities Intermediary is not providing investment supervision, recommendations, suitability or advice. The Securities Intermediary and its Affiliates may provide various services for Permitted Investments and may be paid fees for such services. The parties agree that, for tax reporting purposes, all interest or other income from investments shall, as of the end of each calendar year and to the extent required by the IRS be reported as having been earned whether or not income was disbursed during a particular year. Each of the Borrower and Administrative Agent agrees that such notifications shall not be provided by the Securities Intermediary hereunder, and the Securities Intermediary shall instead make available to the Borrower, the Collateral Agent and Administrative Agent, upon request and in lieu of such notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.
(af)Notwithstanding anything herein to the contrary, all withdrawals of funds from the Collection Account shall require the consent of the Administrative Agent; provided, that the Administrative Agent hereby provides (subject to Section 2.11(f)), the Paying Agent with revocable standing instructions allowing withdrawals from the Collection Account on each Payment Date in accordance with the Monthly Report and as otherwise provided in Section 2.11(f).
(ag)Prior to an Event of Default, the Administrative Agent shall not alter or revoke the standing instructions described in Section 2.11(e) unless (i) the Administrative Agent reasonably believes the Monthly Report is in error, and (ii) the Administrative Agent and the Servicer are unable to reconcile such error prior to the related Payment Date. At such time, the Administrative Agent shall instruct the Paying Agent in writing to distribute funds in accordance with the priority of payments set forth in Section 2.08(a) from the Collection Account on such Payment Date in accordance with a report prepared and delivered by the Administrative Agent and the Paying Agent shall comply with such instructions. Furthermore, on any Business Day during the Revolving Period other than a Payment Date, without the consent of the Administrative Agent, no more than twice each week, the Borrower shall be entitled to direct the Paying Agent to withdraw amounts on deposit in the Collection Account so long as (i) after giving effect to such withdrawal, the amount on deposit in the Collection Account will be equal to or greater than the product of (x) 1.25 and (y) an amount sufficient to make all payments that are required to be made on the immediately following Payment Date pursuant to clauses (i), (ii), (iii) and (v) of Section 2.08(a), (ii) no Insolvency Event or any Unmatured Event of Default (other than a Technical Unmatured Event of Default), Event of Default, Facility Amortization Event, Servicer Termination Event or other default which, with the passage of time or the giving of notice, could become an Event of Default, a Facility Amortization Event or a Servicer Termination Event, has occurred and is continuing or will occur after giving effect to such withdrawal, (iii) the Borrower has provided the Paying Agent, the Administrative Agent and the Agents with prior written notice of such withdrawal at least one (1) Business Day in advance thereof, which written notice shall include a certification that all conditions precedent to such withdrawal provided in this Section 2.11(f) have been satisfied and a calculation of the amounts to be paid on the immediately following Payment Date after giving effect to such withdrawal, (iv) the amounts withdrawn from the Collection Account are used to purchase additional Receivables pursuant to the Purchase Agreement and (v) no Class A Borrowing Base Deficiency or Total Borrowing Base Deficiency will exist after giving effect to such withdrawal or any related purchase of Receivables. The Paying Agent shall not be subject to any claim or liability for its following Borrower’s instructions (provided that the Paying Agent shall not have received written instructions from the Administrative Agent to the contrary prior to any action taken in connection with instructions previously received so as to allow the Paying Agent to act or refrain from acting as required) pursuant to this Section 2.11(f), and shall have no obligation to monitor or confirm compliance with the conditions to such withdrawal of amounts on deposit in the Collection Account in accordance with such instructions; it being acknowledged and agreed that the Borrower’s instruction to the Paying Agent to withdraw amounts on deposit in the Collection Account constitutes Borrower’s deemed certification to the Paying Agent that all conditions to such withdrawal set forth in this Section 2.11(f) have been satisfied and the Paying Agent may conclusively rely and act thereon (provided that the Paying Agent shall not have received written instructions from the Administrative Agent to the contrary prior to any action taken in connection with instructions previously received so as to allow the Paying Agent to act or refrain from acting as required) without liability to any Person.
(ah)Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property due and payable to or receivable by the Collateral Agent pursuant to this Agreement. The Collateral Agent shall deposit or apply all such money and property received by it for the Secured Parties and shall apply it as instructed by the Administrative Agent in accordance with the order of priority set forth in Section 2.08. Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment or performance under any Basic Document, the Collateral Agent may take such action as appropriate, and upon the written direction of the Required Lenders or the Administrative Agent shall, subject to Section 12.06 take such action as instructed, to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim an Facility Amortization Event or an Event of Default under this Agreement and to proceed thereafter as provided in Article Ten hereof.
Section 1.1.Fees.
(ai)The Borrower hereby agrees to pay to each Agent, for the account of the related Lenders, monthly in arrears, the Unused Commitment Fee from the Collection Account in accordance with Section 2.08. Payments of the Unused Commitment Fee shall be allocated and paid to Lenders based upon their respective Invested Percentages of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable, for the applicable Interest Period.
(aj)The Borrower hereby agrees to pay to the Agents, on or prior to the Closing Date, all reasonable out-of-pocket expenses of the Agents in connection with the negotiation, execution and delivery of this Agreement, including reasonable fees and out of pocket expenses of one counsel and one counsel for regulatory matters to each of the Credit Suisse Lender Group and the Atalaya Lender Group in immediately available funds. In addition, the Borrower hereby agrees to pay the Utilization Make-Whole Fee when due under the Fee Letter.
(ak)In accordance with Section 2.08, (i) the Servicer shall be entitled to receive the Servicing Fee, and (ii) the Borrower Loan Trustee, the Backup Servicer, the Image File Custodian, the Paying Agent and the Collateral Agent shall be entitled to receive the Borrower Loan Trustee Fee, the Backup Servicing Fee, the Image File Custodian Fee, the Paying Agent/Collateral Agent Fee, respectively, in each case monthly in arrears, and (iii) the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare) shall be entitled to receive amounts due and owing to it by the Borrower pursuant to the terms of the Intercreditor Agreement.
Section 1.12.Increased Costs; Capital Adequacy; Illegality.
(al)If any Regulatory Change (i) subjects any Affected Party to any charge or withholding on or with respect to this Agreement or an Affected Party’s obligations under this Agreement, or on or with respect to a Loan and/or the Receivables, or changes the basis of taxation of payments to any Affected Party of any amounts payable under this Agreement (except for Indemnified Taxes and Excluded Taxes), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, Tax (except for Indemnified Taxes and Excluded Taxes), insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of an Affected Party, or credit extended by an Affected Party pursuant to this Agreement or (iii) imposes any other condition affecting a Loan or a Lender’s right hereunder (other than Taxes), the result of which (A) is a fee, expense, internal capital charge or other imputed cost allocable to any Affected Party, (B) increases the cost to an Affected Party of performing its obligations under this Agreement or (C) reduces the rate of return on an Affected Party’s capital or assets as a consequence of its obligations under this Agreement, or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, after demand by the applicable Agent on behalf of such Affected Party, the Borrower shall pay to such Agent, for the benefit of the relevant Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction in accordance with Section 2.08(a). The Borrower acknowledges that any Affected Party may institute measures in anticipation of a Regulatory Change (including the imposition of internal charges on such Affected Party’s interests or obligations under this Agreement), and may commence allocating Early Adoption Increased Costs, in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Affected Party within thirty (30) days after demand therefor without regard to whether such effective date has occurred; provided, however, that such amounts shall be payable to an Affected Party only if such Affected Party represents and warrants in writing to the Borrower that it is (1) recognizing internal charges in respect of such Affected Party’s interests or obligations under this Agreement in anticipation of a Regulatory Change and (2) applying consistent return metrics in making determinations to charge Early Adoption Increased Costs or similar amounts to its similarly situated consumer loan finance company customers; further provided, however, that no amount of Early Adoption Increased Costs shall begin to accrue or be payable by the Borrower in respect of an anticipated Regulatory Change until thirty (30) days after the Borrower’s receipt of written notice that such Affected Party intends to make a claim for Early Adoption Increased Costs under this Section in respect of such change. For the avoidance of doubt, the Borrower shall not be required to pay any Early Adoption Increased Costs incurred by any Affected Party prior to the expiration of the 30-day notice period specified in the preceding sentence. The Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Affected Party.
(am)If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request (including the Dodd-Frank Act, Basel II, Basel III, the Volcker Rule or the Risk-Based Capital Requirements) or (ii) compliance by any Affected Party with the interpretation of or any change in the interpretation of any law, guideline, rule, regulation, directive or request from any Governmental Authority (whether or not having the force of law), including compliance by an Affected Party with any request or directive regarding capital adequacy (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements), but in each case, excluding Indemnified Taxes and Excluded Taxes, that has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand and reasonably estimated calculation of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction in accordance with Section 2.08(a).
(an)If as a result of any event or circumstance similar to those described in Section 2.13(a) or 2.13(b), any Affected Party is required to compensate a Credit Provider in connection with this Agreement or the funding or maintenance of Loans hereunder, then after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it in accordance with Section 2.08(a).

(ao)In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate describing such additional or increased cost or reduction in reasonable detail, which certificate shall be conclusive absent manifest error.
(ap)If any Lender has or anticipates having any claim for compensation from the Borrower pursuant to Section 2.13(a), and such Lender believes that having the Loans under this Agreement (or any related Credit Facility or Liquidity Facility provided by a Lender with respect to a Conduit Lender hereunder) rated by a particular nationally recognized statistical rating organization would reduce the amount of such compensation by an amount deemed by such Lender to be material, such Lender shall provide a Ratings Request to the Borrower and the Servicer that such Lender intends to request a Required Rating. The Borrower and the Servicer agree that they shall reasonably cooperate with such Lender’s efforts to obtain the Required Rating, and shall provide the applicable nationally recognized statistical rating organization (either directly or through distribution to the Administrative Agent or Lender) any information reasonably requested by such nationally recognized statistical rating organization for purposes of providing and monitoring the Required Rating. The Borrower agrees to pay the initial fees payable to such nationally recognized statistical rating organization for providing the rating and all ongoing fees payable to such nationally recognized statistical rating organization for their continued monitoring of the rating. Nothing in this subsection shall preclude any Lender from demanding compensation from the Borrower pursuant to Section 2.13(a) at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Lender to obtain any rating on the facility prior to demanding any such compensation from the Borrower.
(aq)If in its sole discretion any Agent desires, such Agent shall provide a Rating Request to the Borrower and the Servicer (for the avoidance of doubt, such Rating Request will not require the Servicer to obtain a corporate credit rating for itself). The Borrower and the Servicer shall reasonably cooperate with such Agent’s efforts to obtain a rating from the rating agency specified in the Rating Request, and shall provide the applicable rating agency (either directly or through distribution to such Agent) any information such rating agency may reasonably require that is in their possession or readily obtainable without undue cost or burden for purposes of providing and monitoring such rating. Such Agent shall pay the initial and ongoing fees payable to such rating agency in connection with such Rating Request.
Section 1.2.Taxes.
(ar)All payments made by the Borrower in respect of the Loans and all other payments made by the Borrower or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes (including FATCA), unless such withholding or deduction is required by Applicable Law. In such event, the applicable withholding agent shall be entitled to make such withholding or deduction and shall pay to the appropriate taxing authority the full amount deducted or withheld and if such Taxes are Indemnified Taxes the amount payable to a Lender, the Collateral Agent, the Administrative Agent or an Agent, as the case may be, will be increased (such increase, the “Additional Amount”) such that after deduction or withholding for or on account of any Indemnified Taxes (including any deduction or withholding for any Indemnified Taxes imposed on such Additional Amount), the applicable Lender receives an amount equal to the amount that would have been paid had no such deduction or withholding been made.
(as)The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Indemnified Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto; provided, however, that the Lender or the Administrative

Agent making a demand for indemnity payment hereunder shall provide the Borrower with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender or the Administrative Agent, as the case may be, stating or otherwise evidencing that it has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes, which, in each case, shall be conclusive absent manifest error. This indemnification shall be made within ten (10) days from the date a Lender or the Administrative Agent, as the case may be, makes written demand therefor.
(at)Within thirty (30) days after the date of any payment by the Borrower of any Taxes pursuant to this Section, the Borrower will furnish to the Administrative Agent and the applicable Agent at its address set forth below its name on the signature pages of this Agreement, the original or a certified copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the applicable Agent.
(au)If an Agent or Lender is a U.S. Person, such Person shall deliver to the Borrower, with a copy to the Collateral Agent, Administrative Agent and the Paying Agent, upon the earlier of fifteen (15) days after the Closing Date or on or prior to the date on which such entity becomes an Agent or Lender hereunder (and from time to time thereafter upon the reasonable written request of the Borrower, the Collateral Agent or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.
(av)If an Agent or Lender is not created or organized under the laws of the United States or a State or is otherwise not a U.S. Person, such Person shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower, with a copy to the Collateral Agent, Administrative Agent and the Paying Agent, upon the earlier of fifteen (15) days after the Closing Date, or on or prior to the date on which such entity becomes an Agent or Lender hereunder and (from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), (i) two executed copies of IRS Form W-8ECI, Form W-8BEN or W-8BEN-E, or Form W-8IMY accompanied by the relevant certification documents for each beneficial owner, as appropriate, and (ii) two executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower, the Collateral Agent or the Administrative Agent to determine the withholding or deduction required to be made; provided, however, that the delivery of any form or documentation pursuant to this subclause (other than the specific IRS Forms and related documentation described in clause (i) above) shall not be required if in the related Agent’s or Lender’s reasonable judgment the completion, execution or delivery of such form or documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(aw)If a payment made to any Agent or Lender under any Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower, the Collateral Agent, the Administrative Agent and the Paying Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Collateral Agent, the Administrative Agent or the Paying Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Agent, the Administrative Agent or the Paying Agent as may be necessary for the Borrower, the Collateral Agent, the Administrative Agent and the Paying Agent to comply with their obligations under FATCA and to determine that such Agent or Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(ax)Each Agent and Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Agent, the Administrative Agent and the Paying Agent of its legal inability to do so.
(ay)The Administrative Agent and any successor Administrative Agent shall deliver to the Borrower either (i) an executed copy of IRS Form W-9 or (ii) a duly completed and executed copy IRS Form W-8ECI to establish that the Administrative Agent is not subject to withholding Taxes under the Code with respect to amounts payable for the account of the Administrative Agent under any of the Basic Documents. In addition, if the Administrative Agent is not a U.S. Person, the Administrative Agent agrees that, with respect to payments it receives on behalf of Lenders or an Agent, it shall deliver to the Borrower either (A) a duly executed original of IRS Form W-8IMY certifying on Part I and Part VI of such IRS Form W-8IMY (or applicable successor form or Parts) that it is a U.S. branch that has agreed to be treated as a United States person for U.S. federal withholding Tax purposes with respect to payments received by it from the Borrower for the account of others under the Basic Documents or (B) a duly executed original of IRS Form W-8IMY certifying on Part I and Part III of such Form W-8IMY that it is a qualified intermediary that has assumed both (x) primary withholding and reporting obligations for purposes of chapters 3 and 4 of the Code and (y) primary IRS Form 1099 reporting and backup withholding responsibility. The Administrative Agent agrees that if such IRS Form W-9 or, W-8ECI or W-8IMY, as applicable, previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Borrower in writing of its legal inability to do so.
(az)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of Additional Amounts), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person or to file a refund or claim.
(ba)Each Agent and Lender is deemed to understand, acknowledge and agree that the Paying Agent has the right to withhold on payments (without any corresponding gross-up) where an applicable party fails to comply with the requirements of Applicable Law. The Borrower hereby covenants with the Paying Agent that the Borrower will provide the Paying Agent with sufficient information as requested by the Paying Agent so as to enable the Paying Agent to determine whether or not the Paying Agent is obliged to make any withholding, including under FATCA, in respect of any payments (and if applicable, to provide the necessary detailed information to effectuate any such withholding) and to provide such additional information as requested by the Paying Agent that it may have to assist the Paying Agent in making determinations as to its obligations with respect to any withholdings or informational reports.
(bb)Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Basic Document.
Section 1.13.Securitizations.
(bc)On any Business Day, the Borrower shall have the right, by executing a Securitization Release in connection with a Securitization, to prepay all or a portion of the Loans Outstanding and require the Collateral Agent (at the direction of the Administrative Agent) to release its security interest and Lien on the related Receivables (and the other related Collateral), subject to the following terms and conditions:
(xiv)the Borrower shall have given the Administrative Agent, the Collateral Agent, each Agent, the Servicer, the Image File Custodian, the Paying Agent and the Backup Servicer, if any, at least thirty (30) days’ (or such lesser number of days as agreed to by the Required Lenders) prior written notice (in the form of Annex II to Exhibit G) of its intent to effect a Securitization;
(xv)unless a Securitization is to be effected on a Payment Date (in which case the relevant calculations with respect to such Securitization shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent and each Agent (A) a Securitization Date Certificate (which shall include the relevant calculations with regard to such Securitization, including a calculation of the Class A Borrowing Base and the Total Borrowing Base after giving effect to such Securitization), together with evidence to the reasonable satisfaction of the Administrative Agent and the Agents that the Borrower shall have sufficient funds on the related Securitization Date so that no Class A Borrowing Base Deficiency or Total Borrowing Base Deficiency results from such Securitization, which funds may come from the proceeds of sales of the Receivables in connection with such Securitization (which sales must be made in arm’s-length transactions) and (B) a computer tape of the Receivables, both before and after giving effect to such Securitization;
(xvi)on the related Securitization Date, the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to the Securitization and the release to the Borrower of the related Receivables (and the other related Collateral) on the related Securitization Date, (A) no adverse selection procedures (taking into consideration the eligibility criteria applicable to the related Securitization) shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization; provided, that, if the prepayment in connection with such Securitization is in an amount that is less than 100% of the Loans Outstanding, the Administrative Agent shall have confirmed in writing to the Borrower that it has determined, in its reasonable discretion, that such procedures will not result in an adverse selection of the Receivables subject to this Agreement, (B) no Class A Borrowing Base Deficiency or Total Borrowing Base Deficiency exists, (C) no Unmatured Event or Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, (D) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.08, (E) the representations and warranties contained in Sections 5.01 and 5.03 are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date as set forth therein and (F) with respect to any Receivables being transferred by the Borrower or First Heritage Entity in connection with such Securitization, the purchase price relating to such Receivables shall be at fair market value as determined in good faith by the Borrower and First Heritage, as applicable;
(xvii)on the related Securitization Date, (x) the Borrower shall have paid, in immediately available funds, to the applicable entities (A) the portion of the aggregate Loans Outstanding to be prepaid, (B) an amount equal to all unpaid Interest (including Interest not yet accrued) to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the aggregate Loans Outstanding to be paid in connection with the Securitization, (C) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent and the Lenders, as applicable, under this Agreement and the other Basic Documents, to the extent accrued to such date and to accrue thereafter (including Breakage Costs) and (D) all other Aggregate Unpaids with respect thereto (excluding, for the avoidance of doubt, the portion of the aggregate Loans Outstanding not being prepaid on the Securitization Date and unpaid Interest thereon), and (y) each of the Collateral Agent, the Backup Servicer, the Image File Custodian and the Paying Agent shall have received all Aggregate Unpaids accrued and owing to such party on such date;
(xviii)at least five (5) Business Days prior to the related Securitization Date, the Borrower shall have delivered to the Administrative Agent, the Collateral Agent, the Agents, the Borrower Loan Trustee, and the Image File Custodian, a list specifying the Receivables being released pursuant to such Securitization;
(xix)the Loans Outstanding that are Class A Loans shall be reduced by a minimum aggregate amount of $5,000,000 dollars;
(xx)the Loans Outstanding that are to be prepaid shall not exceed the amount necessary to avoid a Class A Borrowing Base Deficiency or a Total Borrowing Base Deficiency after giving effect to the Receivables sold to the Securitization;
(xxi)the Administrative Agent shall have consented to such Securitization; and
(xxii)if the Administrative Agent has sent to the Borrower a request to repurchase Specified Delinquent Receivables pursuant to Section 5.06(h), the Borrower has caused such repurchase to occur.
(bd)The Borrower hereby agrees to pay the reasonable out-of-pocket legal fees and expenses of the Administrative Agent, the Collateral Agent, the Lenders, the Servicer, the Backup Servicer, the Image File Custodian and the Paying Agent in connection with any Securitization (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Receivables in connection with such Securitization).
Section 1.1.Sharing Payments.
(be)If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment in excess of its Invested Percentage of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable (such excess payment, the “Excess Amount”), such Lender shall immediately (i) notify the Borrower and the Administrative Agent of such fact and (ii) repay to the Borrower forthwith on demand by the Administrative Agent or the Borrower the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Borrower, at the Federal Funds Rate.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of Excess Amounts owed under this Section and will in each case notify each Agent following the payment of any Excess Amounts or the repayment thereof.
(bf)If any Lender fails to make any payment required to be made by it pursuant to Section 2.16(a), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), instruct the Servicer to instruct the Paying Agent pursuant to any related Monthly Report to apply any amounts thereafter allocated to such Lender pursuant to Section 2.08 to satisfy such Lender’s obligations under Section 2.16(a) until all such unsatisfied obligations are fully paid.
Section 1.14.Tax Treatment. The Borrower, the Lenders and the Administrative Agent agree to treat the Loans and any interests therein as indebtedness of the Borrower secured by the Collateral for U.S. federal, State and local income, single business and franchise tax purposes.
Section 1.15.The Paying Agent.
(bg)The Borrower hereby appoints Computershare as the initial Paying Agent. All payments of amounts due and payable in respect of the Aggregate Unpaids that are to be made from amounts withdrawn from the Collection Account or the Reserve Account shall be made on behalf of the Borrower by the Paying Agent in accordance with Section 2.08.
(bh)The Paying Agent shall be compensated for its activities hereunder by receiving the Paying Agent/Collateral Agent Fee. The Paying Agent/Collateral Agent Fee shall be payable in accordance with the priorities specified in Section 2.08 or, at the option of the Servicer, may be paid directly to the Paying Agent by the Servicer. The Borrower and the Servicer shall indemnify the Paying Agent and its officers, directors, employees and agents pursuant to Section 11.01 and Section 11.02.
(bi)The Paying Agent shall not be liable for:
(xxiii)an error of judgment made in good faith by one of its officers; or
(xxiv)any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement in each case unless it shall be proved that the Paying Agent shall have been grossly negligent in ascertaining the pertinent facts.
(bj)The Paying Agent shall not be charged with knowledge of any event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, unless a Responsible Officer of the Paying Agent has actual knowledge of such event or receives written notice of such event from the Borrower, the Borrower Loan Trustee, the Servicer, the Administrative Agent or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.
(bk)Without limiting the generality of this Section, the Paying Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, assessed or levied against, any part of the Contracts, (iii) to confirm or verify the contents of any reports or certificates of the Servicer

(other than in its capacity as Backup Servicer in accordance with its express duties as such undertaken herein) or the Borrower delivered to the Paying Agent pursuant to this Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Contracts under this Agreement.
(bl)The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for or have any duty to supervise or monitor, the manner of performance of, any of the obligations or the acts or omissions of the Borrower, the Servicer or any other party under this Agreement, and the Paying Agent may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Paying Agent to the contrary.
(bm)The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith in accordance therewith.
(bn)The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Collateral Agent or the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or any other party hereto shall have offered to the Paying Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby. The Paying Agent shall have no liability for any action or inaction taken at the direction of the Borrower, the Servicer, the Administrative Agent, the Required Lenders or the Collateral Agent in accordance with this Agreement.
(bo)The Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Borrower, the Paying Agent may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Paying Agent, shall be reimbursed by the Borrower pursuant to Section 2.08.
(bp)The Paying Agent may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through Affiliates, agents or attorneys or a custodian. The Paying Agent shall not be responsible for any misconduct or negligence of any such Affiliate, agent, attorney or custodian appointed with due care by it hereunder.
(bq)The Paying Agent shall have no duties or responsibilities except those that are specifically set forth herein and the other Basic Documents to which it is a party, and no implied duties (including fiduciary duties), covenants or obligations shall be read into this Agreement against the Paying Agent. If the Paying Agent shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Paying Agent shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Paying Agent shall have received written instructions from the Collateral Agent, the Administrative Agent or the Servicer, as applicable, without incurring any liability therefor to the Collateral Agent, the Administrative Agent, the Borrower, the Borrower Loan Trustee, the Servicer or any other Person.
(br)The Paying Agent may act in reliance upon any written communication of the Collateral Agent or the Administrative Agent concerning the delivery of Collateral pursuant to this Agreement. The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. The Paying Agent shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct.
THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE PAYING AGENT.
(bs)If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Paying Agent, the Paying Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Paying Agent may conclusively rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Paying Agent shall not be liable to the Servicer or any other party to this Agreement in respect of any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Paying Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, and may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Paying Agent to the contrary.
(bt)The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person other than any such notices or instructions as are expressly provided for in this Agreement or the Account Control Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(bu)Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to the all or substantially all of the corporate trust business of the Paying Agent, provided that such Person otherwise meets the requirements of the definition of the term “Paying Agent”, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
(bv)The Paying Agent may at any time resign and terminate its obligations under this Agreement by providing written notice thereof to the Borrower, the Borrower Loan Trustee, the Administrative Agent and the Lenders; provided, however, that except as provided below, no such resignation or termination shall be effective until a successor Paying Agent is appointed (and accepts such appointment) pursuant to the terms of this Section 2.18. Promptly after receipt of notice of the Paying Agent’s intended resignation, the Borrower shall appoint, by written instrument, a successor Paying Agent. If the Borrower fails to appoint a successor Paying Agent pursuant to the terms hereof within thirty (30) days after receipt of the Paying Agent’s notice of resignation, the Administrative Agent (acting at the direction of the Required Lenders) shall have the exclusive right to appoint by written instrument, a successor Paying Agent. If neither the Borrower nor the Administrative Agent (acting at the direction of the Required Lenders) has appointed a successor Paying Agent within sixty (60) days after receipt of the Paying Agent’s notice of resignation, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent, with the cost of such petition (including any attorneys’ fees and expenses and court costs) to be borne by the Borrower.
(bw)Without limiting the generality of any other provision hereof, the Paying Agent shall have no duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable by any Person pursuant to this Agreement, or the eligibility of any Receivable for purposes of this Agreement.
(bx)Before the Paying Agent acts or refrains from taking any action under this Agreement, it may require an Officer’s Certificate and/or an Opinion of Counsel from the party requesting that the Paying Agent act or refrain from acting in form and substance acceptable to the Paying Agent, the costs of which (including the Paying Agent’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Paying Agent act or refrain from acting. The Paying Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate and/or Opinion of Counsel.
(by)Notwithstanding anything to the contrary in this Agreement, the Paying Agent shall not be liable for any loss or damage or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Paying Agent, including by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, other industrial action, general failure of electricity or other supply, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Paying Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Paying Agent being in breach of any Applicable Law or any practice, request, direction, notice, announcement or similar action of any Governmental Authority to which the Paying Agent is subject.
(bz)Notwithstanding anything to the contrary in this Agreement, the Paying Agent shall not be required to take any action that is not in accordance with Applicable Law.

(ca)The right of the Paying Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty. In the event that any provision of this Agreement implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Paying Agent shall not be the party required to take the action or refrain from acting.
(cb)Neither the Paying Agent nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for (i) the existence, genuineness, value or protection of any collateral securing the Receivables, for the legality, enforceability, effectiveness or sufficiency of the Basic Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Basic Documents or any delay in doing so, or (ii) reviewing or determining the accuracy, completeness or sufficiency of any chain of ownership (including endorsements or assignments related thereto) with respect to any Receivable or Receivable File.
(cc)The Paying Agent shall not be liable for any action or inaction of the Servicer, or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Paying Agent shall have received written notice to the contrary at the address set forth below the name of the Paying Agent on the signature pages of this Agreement.
(cd)The Paying Agent shall not be imputed with any knowledge of, or information possessed or obtained by, Collateral Agent, the Backup Servicer or the Image File Custodian, or any affiliate, line of business, or other division of Computershare Trust Company, National Association, and vice versa.
(ce)The Paying Agent shall not be liable for any action or inaction of the Borrower, Servicer or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Paying Agent shall have received written notice to the contrary at the address set forth below the name of the Paying Agent on the signature pages of this Agreement
(cf)Neither the Paying Agent nor any of its directors, officers, agents or employees shall be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Borrower Loan Trustee, the Servicer, First Heritage, the Administrative Agent, the Collateral Agent, the Backup Servicer or the Image File Custodian contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four.
(cg)Without limiting the generality of any other provision hereof, neither the Paying Agent’s preparation or receipt of any reports or other documents pursuant to this Agreement or related agreements or documents nor any other publicly available information available to the Paying Agent shall constitute actual or constructive knowledge or written notice of any information contained therein.

(ch)The Paying Agent shall be entitled to any protection, privilege or indemnity afforded to the Image File Custodian under the terms of this Agreement, mutatis mutandis. The Third Party Allocation Agent (so long as such Third Party Allocation Agent is Computershare) under the Intercreditor Agreement shall be entitled to any protection, privilege or indemnity afforded to the Paying Agent under the terms of this Agreement as though set forth in their entirety therein, mutatis mutandis.
(ci)In no event shall the Paying Agent be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(cj)The Paying Agent shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement or any other Basic Document other than for the Paying Agent’s compensation.
Section 1.3.Effect of Benchmark Transition Event.
(ck)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Basic Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace Term SOFR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection (which determination shall be made in good faith) to such amendment from Lenders constituting a majority of each class of Lenders (“Benchmark Transition Objection Notice”). Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders constituting a majority of each class of Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept (which determination shall be made in good faith) such amendment (the “Early Opt-in Consent”). Notwithstanding the foregoing, the Administrative Agent shall not be required to seek any Benchmark Transition Objection Notice or any Early Opt-in Consent from any Lender (and no Lender shall have any right to consent or object to any Benchmark Replacement) to the extent the Administrative Agent has elected to make or consented or not objected to the making of such amendments for comparable U.S. dollar denominated credit facilities. No replacement of Term SOFR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date. If there is a Benchmark Transition Event or an Early Opt-In Election, until such time as a Benchmark Replacement has been determined pursuant to this Section 2.19, Term SOFR shall be replaced with the Base Rate.
(cl)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in a manner consistent with market practice and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document.
(cm)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any

determination, decision or election that may be made by the Administrative Agent, Lenders or the Borrower pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.” In no event will the Borrower Loan Trustee be involved in or have any obligation or liability in relation to the determination of Term SOFR, the determination or selection of any Benchmark Replacement or the determination of any equivalent interest rate.
Section 1.16.Removal or Replacement of a Lender.
    Anything contained herein to the contrary notwithstanding, in the event that:

(cn)(i) any Lender (other than a Lender in the Credit Suisse Lender Group or any Affiliate of the Administrative Agent) (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is entitled to receive payments under Section 2.13 or Section 2.14, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal;
(co) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 16.01, the consent of Administrative Agent and any Lender that is an Affiliate of the Administrative Agent shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; or
(cp)the Administrative Agent (together with any Lender directing the Administrative Agent, a “Benchmark Replacement Lender”) shall replace the Benchmark pursuant to Section 2.19 in a manner that is not in substantially the same manner as applied to other similarly situated borrowers under comparable credit facilities;
    then, with respect to each such Increased-Cost Lender, Non-Consenting Lender or Benchmark Replacement Lender (the “Terminated Lender”), the Borrower may, by giving written notice to any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees identified by the Borrower (each a “Replacement Lender”) in accordance with the provisions of Section 14.01; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued Interest on, all Loans Outstanding of the Terminated Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Terminated Lender pursuant to Section 2.06; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13 and/or Section 2.14 and any other amounts due to such Terminated Lender; (3) in the event such Terminated Lender is an Increased-Cost Lender, such assignment will result in a reduction in any claims for payments under Section 2.13 and/or Section 2.14, as applicable, and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

Article 3

SECURITY
Section 1.06.Collateral.
(c)The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, each of the Borrower and, with respect to the legal title to the Receivables, the Borrower Loan Trustee hereby grants to the Collateral Agent, as agent for the Secured Parties, a lien on and security interest in all of their respective right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower and the Borrower Loan Trustee (collectively, the “Collateral”):
(i)the Receivables and the related Contracts, (including the right to service the Receivables in connection therewith), and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) or to become due or received by any Person in payment of any of the foregoing after the related Cutoff Date;
(ii)the Purchase Agreement and all remedies thereunder and the assignment to the Collateral Agent of all UCC financing statements filed by the Borrower and Borrower Loan Trustee against the Originators under or in connection with the Purchase Agreement;
(iii)the Account Collateral;
(iv)all Net Liquidation Proceeds;
(v)all Hedge Collateral;
(vi)all Receivable Files, Servicer Files and the Schedule of Receivables, and the documents, agreements and instruments included in the Receivable Files and Servicer Files, including rights of recourse of the Borrower and the Borrower Loan Trustee against the Originators under or in connection with this Agreement;
(vii)all Records, documents and writings evidencing or related to the Receivables or the Contracts;
(viii)all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof), payments and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;
(ix)all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower and the Borrower Loan Trustee in and to the Receivables and the related Contracts;
(x)all chattel paper, general intangibles, goods, motor vehicles, investment property, letter-of-credit rights, letters of credit, money and supporting obligations, consisting of, arising from, purporting to secure, or relating to, any of the foregoing; and

(xi)all income, products, accessions and proceeds of the foregoing.
(a)The grant under this Section does not constitute and is not intended to result in a creation or an assumption by any Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) no Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(b)Notwithstanding the foregoing grant of security interest, no account, instrument, chattel paper or other obligation or property of any kind due from, owned by or belonging to a Sanctioned Target shall be Collateral.
(c)Each of the Borrower and the Servicer represents and warrants as to itself that each remittance of Collections by the Borrower or the Servicer to the Collateral Agent, the Administrative Agent or any Lender under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and the Servicer and (ii) made in the ordinary course of business or financial affairs of the Borrower and the Servicer or as required under the Basic Documents.
Section 1.07.Release of Collateral; No Legal Title.
(d)At the same time as any Receivable (i) expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account or (ii) has been prepaid in full and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account, the Administrative Agent will, to the extent requested by the Servicer, direct the Collateral Agent to release its interest in such Receivable, the related Contract and the related Collateral, and the Collateral Agent shall execute instruments prepared by and at the expense of the Servicer that the Servicer purports will effect such release. In connection with any sale of any property on or after the occurrence of an event described in clauses (i) or (ii) above or in connection with a Charged-Off Receivable, after the deposit by the Servicer of the proceeds of the sale or other disposition of the related property into the Collection Account, the Administrative Agent will direct the Collateral Agent, at the sole expense of the Servicer, to, and the Collateral Agent shall, execute and deliver to the Servicer any assignments, bills of sale, termination statements, payoff letters and any other releases and instruments as the Servicer may reasonably request, in the form prepared by the Servicer, in order to effect the release and transfer of such property; provided, (i) that the Collateral Agent will not make any representation or warranty, express or implied, with respect to any such property in connection with such sale or transfer and assignment, (ii) no party relying upon an instrument executed by the Collateral Agent as provided in this Article Three shall be bound to ascertain the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or the application of any monies, and (iii) that the Collateral Agent shall execute and deliver any such instruments reasonably requested by the Administrative Agent or the Required Lenders, in the form presented to it by the Administrative Agent, pursuant to this Article Three; provided, that the Collateral Agent shall have no duty or obligation to review, investigate or verify the contents of any such instruments. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 5.06 or 7.03(c) with respect to the proceeds of any such sale or other disposition.

(e)Upon (i) a transfer of Receivables in connection with a Securitization or (ii) the Facility Termination Date, the Administrative Agent shall direct the Collateral Agent, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids, to, and the Collateral Agent shall, execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrower, in the form prepared by the Borrower, to effectuate the release of the relevant portion of the Collateral.
(f)The Collateral Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.
(g)In the event of any Renewal Receivable Replacement, immediately upon (i) conveyance to the Borrower of the related Renewal Receivable (and the related Contract and the related Collateral) with respect to such Renewal Receivable Replacement, (ii) receipt in the Collection Account of any amounts described in Section 4.01(a)(vi) of the Purchase Agreement related to such Renewal Receivable Replacement and (iii) satisfaction of each other condition to such Renewal Receivable Replacement set forth in Section 6.02(t) of this Agreement and in Sections 2.05 and 4.01(a)(iv) of the Purchase Agreement, the related Terminated Receivable (together with the related Contract, all insurance proceeds allocable thereto and all rights to payment and amounts due or to become due with respect thereto, any other Collateral relating to such Terminated Receivable, and all proceeds thereof) shall be deemed automatically released from the lien of this Agreement without further action.
Section 1.08.Protection of Security Interest; Collateral Agent, as Attorney-in-Fact.
(a)The Borrower for itself and on behalf of the Borrower Loan Trustee agrees that from time to time, at the expense of the Borrower, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or that the Collateral Agent, the Administrative Agent or any Agent may reasonably deem necessary, to perfect, protect or more fully evidence the security interest granted to the Collateral Agent in the Receivables and the other Collateral, or to enable the Collateral Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder.
(b)If the Borrower or the Borrower Loan Trustee for the benefit of the Borrower fails to perform any of its obligations hereunder after five (5) Business Days’ notice from the Administrative Agent or any Secured Party, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses incurred by the Administrative Agent or such Secured Party in connection therewith shall be payable by the Borrower as provided in Article Eleven. Each of the Borrower and the Borrower Loan Trustee irrevocably authorizes the Collateral Agent and appoints the Collateral Agent, as its attorney-in-fact to act on behalf of the Borrower and the Borrower Loan Trustee, (i) to execute or cause to be executed on behalf of the Borrower as debtor and the Borrower Loan Trustee and to file financing statements necessary or desirable in the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral, including financing statements that describe the collateral covered thereby as “all assets of the Debtor whether now owned or existing or hereafter acquired or arising and wheresoever located”, except with respect to financing statements naming the Borrower Loan Trustee as debtor, which such financing statements shall describe the Collateral as set forth herein and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Collateral Agent or the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral; provided, however, that the Collateral Agent shall not be obliged to execute, file or authorize such instruments or take any other action in connection with such appointment and shall have no liability in connection therewith, including as a result of a failure of any such instruments to be filed. This appointment is coupled with an interest and is irrevocable. The Borrower Loan Trustee shall not be liable for any negligence with respect to, or misuse of, such appointment of the Collateral Agent or any of its agents as its attorney-in-fact to act on behalf of the Borrower Loan Trustee as described herein, and the Borrower shall indemnify and hold the Borrower Loan Trustee harmless against any costs, liabilities, expenses, losses, claims, damages, fines or penalties of any nature incurred in connection therewith.
(c)The Servicer, on behalf of the Borrower, shall deliver to the Administrative Agent, the Collateral Agent, each Agent, the Borrower Loan Trustee and the Backup Servicer an electronic data file containing a true and complete list of all such Receivables, identified by account number and principal balance as of the end of the Collection Period ending immediately prior to the initial Funding Date. Such file or list shall be marked as the Schedule of Receivables attached hereto as Schedule C hereto, delivered to the Administrative Agent, the Collateral Agent, each Agent and the Backup Servicer as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement. The Servicer, on behalf of the Borrower, agrees to deliver to the Administrative Agent or the Collateral Agent at such times as requested by the Administrative Agent or the Collateral Agent in connection with a third-party’s request to review the Schedule of Receivables, as provided in the financing statement filed pursuant hereto under the UCC naming the Collateral Agent as secured party, an electronic data file containing a true and complete list of all Receivables, including all Receivables created after the initial Cutoff Date, in existence as of the later of (x) the last day of the prior Collection Period, (y) the most recent Funding Date or (z) the most recent Securitization Date by account number and by Principal Balance as of such day or date. Such updated and revised file or list shall be marked as the Schedule of Receivables, delivered to the Administrative Agent, the Collateral Agent, each Agent and the Backup Servicer as confidential and proprietary information, shall replace the previously delivered Schedule of Receivables, and shall be incorporated into and made a part of this Agreement.
Section 1.09.Assignment of the Purchase Agreement. Each of the Borrower and the Borrower Loan Trustee hereby represents, warrants and confirms to the Collateral Agent that each of the Borrower and the Borrower Loan Trustee has collaterally assigned to the Collateral Agent, for the ratable benefit of the Secured Parties hereunder, all of its right and title to and interest in the Purchase Agreement. Each of the Borrower and the Borrower Loan Trustee confirms that the Collateral Agent shall have the sole right to enforce the Borrower’s and the Borrower Loan Trustee’s, as applicable, rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Collateral Agent, the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower or the Borrower Loan Trustee under the Purchase Agreement. Each of the Borrower and the Borrower Loan Trustee further confirms and agrees that such collateral assignment to the Collateral Agent shall terminate upon the Facility Termination Date; provided, however, that the rights of the Secured Parties pursuant to such collateral assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originators pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such collateral assignment.
Section 1.010.Waiver of Certain Laws. Each of the Borrower, the Borrower Loan Trustee, the Backup Servicer, the Image File Custodian, and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Borrower Loan Trustee, the Backup Servicer, the Image File Custodian, and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent, the Administrative Agent or such court may determine.
Section 1.011.Electronic Vault System and Electronic Collateral Control Agreement. Following the satisfaction of the Electronic Chattel Paper Condition:
(h)With respect to each Contract that is an Electronic Contract for which the Authoritative Copy has been communicated to and is maintained by the Electronic Vault Provider as a designated custodian of the Collateral Agent, the Collateral Agent is the agent and bailee for the Secured Parties exclusively; provided, that in no event shall the designation of the Collateral Agent as bailee have the effect of expanding or otherwise altering the standard of care applicable to the Collateral Agent, as set forth in Section 13.04(a)(i). The Collateral Agent (at the direction of the Administration Agent) shall direct the Electronic Vault Provider to make dispositions of Electronic Contracts for the exclusive benefit of the Secured Parties and only in accordance with this Agreement or the Electronic Collateral Control Agreement or otherwise pursuant to written instructions furnished by the Required Lenders.
(i)The Servicer shall maintain or cause to be maintained the Electronic Vault so that the Electronic Vault System will place the Required Legend on each page of any perceivable copy of an Electronic Contract. None of the Collateral Agent or the First Heritage Entities shall make any changes to the Owner of Record of the Electronic Vault or to the Required Legend on any Electronic Contract, without the prior written consent of the Required Lenders.
(j)The Servicer shall maintain or cause to be maintained each Electronic Contract for which the Authoritative Copy has been communicated to and is maintained by the Electronic Vault Provider such that (i) a watermark on any perceivable rendering of the Authoritative Copy thereof shall read “View of Authoritative Copy,” (ii) a watermark on any perceivable rendering of each Electronic Contract that is not a perceivable rendering of the Authoritative Copy thereof shall read “View of Non-Authoritative Copy,” and (iii) the Required Legend is placed on each perceivable rendering thereof. The Servicer shall cause the Electronic Vault to reflect the name of the applicable Owner of Record. Neither any First Heritage Entity nor the Collateral Agent shall destroy any Contract nor transfer or cause the transfer or Export of any Electronic Contract except in accordance with the terms hereof and the Electronic Collateral Control Agreement, provided that, for the avoidance of doubt, the Servicer may Export an Electronic Contract in accordance with the terms hereof and the terms of the Electronic Collateral Control Agreement in connection with the release of such Receivable from the lien of this Agreement in accordance with the terms hereof.
(k)The First Heritage Entities shall notify the Collateral Agent, the Administrative Agent and the Lenders in writing as soon as reasonably practicable and in any event within two (2) Business Days after any Responsible Officer thereof receives notice or obtains actual knowledge of: (I) the intent or threat (expressed in writing) of the Electronic Vault Provider to terminate, or the termination of, the Electronic Collateral Control Agreement or the Electronic Vault Services Agreement, (II) receipt of written notice from the Electronic Vault Provider of any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for, any nonpublic or confidential information (including, but not limited to, the access codes of the Electronic Vault Provider or any party hereto) of the Electronic Vault Provider or any party hereto which is maintained in the Electronic Vault and/or any unauthorized intrusions into the Electronic Vault Provider’s or any of its subcontractor’s facilities or secure systems on or in which any nonpublic or confidential information of the Electronic Vault Provider or any party hereto is maintained, (III) receipt of written notification from the Electronic Vault Provider of any changes to the System Description, which shall include any changes to the Electronic Vault System that are materially inconsistent with the System Description, with respect to the Electronic Vault, (IV) any “integrity check” failure with respect to or any other attempted unauthorized access to or modification or alteration of an Authoritative Copy of an Electronic Contract which constitutes or evidences a Receivable maintained in the Electronic Vault, (V) any claim of any Person (other than the Collateral Agent) of an interest in an Electronic Contract, (VI) the receipt of written notice of the commencement or the threat in writing of any actions, suits, investigations or proceedings against the Electronic Vault Provider which may materially interfere with (A) the Electronic Vault Provider’s provision of the Electronic Vault System or (B) the Borrower’s, the Servicer’s, the Collateral Agent’s or any other Person’s access to or use of the Electronic Vault or against the Borrower, the Servicer, the Collateral Agent, the Administrative Agent or otherwise relating to or affecting the Electronic Vault or the Contracts, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority or (VII) the receipt of any other material or adverse written notice from the Electronic Vault Provider. The Collateral Agent shall, upon receipt of written notice by a Responsible Officer thereof of any of the foregoing, forward written notice thereof to the Administrative Agent and the Lenders as soon as reasonably practicable.
(l)The Collateral Agent shall appoint only its own personnel (or personnel of its subcontractors) as “authorized users” (or such similar concept specified in the Electronic Collateral Control Agreement and in the System Description) in respect of the Electronic Vault and the Contracts contained therein and shall not otherwise permit any Person to have access to thereto other than (1) prior to the delivery of a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement, designated officers of the Servicer, (2) from and after the delivery of a “notice of exclusive control” under (and as defined in) the Electronic Collateral Control Agreement (or such similar concept as may be used therein), the Required Lenders and any Person appointed by the Required Lenders as an “administrative user”, (3) personnel of Electronic Vault Provider in connection with providing technical support to any such “authorized users” and (4) the Required Lenders and their respective agents or representatives in connection with an audit pursuant to Section 7.03(h). The Collateral Agent shall not provide any Person other than the Required Lenders with any right to control the actions of the Collateral Agent under the Electronic Collateral Control Agreement, or any consent or approval rights in respect of the Electronic Collateral Control Agreement or any rights thereunder or any provisions thereof, or permit any other Person to direct the Servicer to take or refrain from taking any action, in each case, which could affect the Contracts.
(m)The Collateral Agent shall not agree to amend, or provide any consents, waivers or directions under, the Electronic Collateral Control Agreement without the prior written consent of the Required Lenders or the Administrative Agent.
(n)Upon the occurrence of (x) an Event of Default, (y) the termination of Electronic Vault Services Agreement or the Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (z) a determination by the Administrative Agent or the Required Lenders, each in their reasonable discretion, that the functionality, security, integrity or reliability of the Electronic Vault System (or any portion thereof) is impaired or the Contracts are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to the Electronic Vault Provider, the Collateral Agent, the Electronic Vault System, the Electronic Vault Services Agreement, the Electronic Collateral Control

Agreement or Electronic Contracts generally, including, without limitation, adverse claims being asserted therein by the Electronic Vault Provider or other lenders, (1) the Collateral Agent shall, notwithstanding any contrary instruction received from the First Heritage Entities, promptly take such reasonable action with respect to the Electronic Contracts and the Electronic Collateral Control Agreement, as the Administrative Agent may direct in writing (including, without limitation, causing the export of the Contracts maintained within the Electronic Vault System) and (2) the Collateral Agent (acting at the written direction of the Required Lenders or the Administrative Agent) as “secured party” under the Electronic Collateral Control Agreement shall deliver a “notice of exclusive control” under (and as defined in) the Electronic Collateral Control Agreement.
(o)On the date of the satisfaction of the Electronic Chattel Paper Condition, the initial Servicer and the Borrower shall be deemed to represent and warrant to the Secured Parties as of the date thereof and as of each Funding Date thereafter that none of the First Heritage Entities has any right of access to the Electronic Vault under the Electronic Collateral Control Agreement without the prior written consent of the Collateral Agent (at the direction of the Administrative Agent or the Required Lenders), except in accordance with the terms thereof and the terms of this Agreement.
Article 4

CONDITIONS OF CLOSING AND THE LOANS
Section 1.02.Conditions of Closing and the Initial Loan. The Closing Date shall not occur and no Lender shall be obligated to make any Lender Advance hereunder in respect of the Initial Loan, nor shall any Lender, the Administrative Agent, any Agent or any other party hereto be obligated to take, fulfill or perform any other action hereunder, until the following conditions precedent, after giving effect to the proposed Loan, in each case, have been satisfied or waived in the sole discretion of the Required Lenders:
(a)The Administrative Agent and each Agent shall have received (i) an executed copy of each Basic Document and (ii) such other documents, instruments, agreements and Opinions of Counsel as the Administrative Agent or any Agent shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent or such Agent, as applicable.
(b)The Administrative Agent and each Agent shall have received (i) satisfactory evidence, which may be in the form of an Officer’s Certificate or an Opinion of Counsel, that the Borrower (on behalf of itself and on behalf of the Borrower Loan Trustee), the Servicer, the Subservicers, the Originators, the Backup Servicer, the Collateral Agent, the Guarantor and the Image File Custodian have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Basic Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate or an Opinion of Counsel from each of the Borrower (on behalf of itself and on behalf of the Borrower Loan Trustee), the Servicer, the Subservicers, the Originators, the Backup Servicer, the Collateral Agent, the Guarantor and the Image File Custodian, in form and substance satisfactory to the Administrative Agent and each Agent, affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence, Opinion of Counsel or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent or any Secured Party against First Heritage, the Subservicers, the Originators, the Borrower or the Borrower Loan Trustee for a breach of First Heritage’s, the Subservicers, the Originators’, the Borrower’s or the Borrower Loan Trustee’s representation or warranty that all such consents and approvals have, in fact, been obtained.

(c)The Borrower (on behalf of itself and on behalf of the Borrower Loan Trustee), the Subservicers, the Originators and First Heritage shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an Officer’s Certificate to the Administrative Agent and each Agent as to such compliance and other closing matters.
(d)The Borrower shall have paid all fees, costs and expenses required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter and the Upfront Fee Letter, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Basic Documents, including the fees and expenses of Weil, Gotshal & Manges LLP.
(e)No Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred.
(f)No Servicer Termination Event or any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.
(g)The Collateral Agent, the Administrative Agent and each Agent shall have received the Schedule of Receivables.
(h)The Administrative Agent shall have received evidence reasonably satisfactory to it of the completion of all searches, recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or evidence sale of the Receivables by the Originators to the Borrower and the Borrower Loan Trustee and the pledge by the Borrower and the Borrower Loan Trustee to the Collateral Agent of the Receivables and the proceeds thereof.
(i)All existing financing statements naming any Originator, as debtor, shall be terminated, or amended to release such collateral, to the extent such financing statement covers any Receivables that will become Collateral upon its pledge on the Closing Date.
(j)[Reserved].
(k)(i) The Borrower (directly or through the Servicer and the Subservicers) shall have deposited into the Collection Account, an amount equal to all Collections received on or in respect of the Receivables since the related Cutoff Date through the second (2nd) Business Day prior to the Closing Date and (ii) the amount on deposit in the Reserve Account shall equal the Reserve Account Initial Deposit (including by the Borrower instructing the Administrative Agent to remit proceeds of the related Loan to the Reserve Account).
(l)On and as of the Closing Date, each of the Borrower, the Borrower Loan Trustee, the Servicer and each Originator has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it in all material respects.
(m)To the Borrower’s knowledge, the selection of the Receivables did not result in a selection adverse to the Lenders.
(n)No Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority, in each case, applicable or binding upon the Borrower, shall prohibit or enjoin, the making of the Loan by the Lenders in accordance with the provisions hereof.
(o)The Administrative Agent and each Agent shall have received opinions from Mayer Brown with respect to corporate, security interest, true sale and nonconsolidation opinions customarily rendered in connection with the transactions contemplated by the Basic Documents and such other opinions as requested by the Lenders.
(p)The Lenders shall have received no later than three (3) Business Days in advance of the Closing Date all documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested in writing by any Lender at least ten (10) days in advance of the Closing Date.
(q)The Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or the Lenders may reasonably require.
(r)The Acquisition shall be consummated in accordance with the terms of the First Heritage Purchase Agreement.
(s)The Servicer Master Account shall be subject to the Servicer Account Agreement or subject to an Intercreditor Agreement.
(t)All necessary designations, as determined by the Administrative Agent in its sole discretion, under the Notes Indenture and under that certain Revolving Loan Agreement, dated as of September 1, 2017, among Curo Financial Technologies Corp. and Curo Intermediate Holdings Corp., as borrowers, certain subsidiaries of Curo Financial Technologies Corp., as guarantors, the lenders party thereto, and Bay Coast Bank, as administrative agent, collateral agent and issuing bank, as amended, restated or otherwise amended from time to time (the “Revolving Loan Agreement”), have been made in accordance with the Notes Indenture and the Revolving Loan Agreement.
Section 1.01.Conditions Precedent to All Loans. The Lenders’ obligation to make any Lender Advance on any Funding Date hereunder shall be subject to the conditions set forth in Section 4.01 and the further conditions precedent that:
(u)With respect to any Loan (including the Initial Loan), the Borrower shall have delivered to the Collateral Agent, the Administrative Agent and each applicable Agent (i) a Funding Request in accordance with Section 2.02(a); provided, that in the case of the initial Funding Request delivered in connection with the Initial Loan, the Principal Amount of the Class A Loan and Class B Loan requested shall not be less than, in the aggregate, $150,000,000, and (ii) in the case of Receivables being added to the Collateral, an updated Schedule of Receivables dated within two (2) Business Days prior to the date of such Loan (other than the Initial Loan, in which case such items shall be dated within two (2) days prior to the date of such Initial Loan) and containing such additional information as may be reasonably requested by the Collateral Agent, the Administrative Agent and each applicable Agent.
(v)On each Funding Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of the Collateral (or as of such other time otherwise specified herein):
(i)the representations and warranties contained in Sections 5.01 and 5.03 are true and correct in all material respects (except if such representation or warranty is qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such date as though made on and as of such date and shall be deemed to have been made on such date, except to the extent such representations and warranties expressly relate to an earlier date as set forth herein;

(ii)no event has occurred and is continuing, or would result from such transaction that constitutes (i) an Event of Default, Unmatured Event of Default or Facility Amortization Event or (ii) a Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event;
(iii)on and as of such date, after giving effect to such Loan, the amount of such Loan (if it is a Class A Loan) and all Loans Outstanding that are Class A Loans does not exceed the Class A Borrowing Base and the amount of such Loan and the aggregate amount of all Loans Outstanding does not exceed the Total Borrowing Base (each calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date);
(iv)on and as of each such date, the Borrower, the Borrower Loan Trustee, the Servicer, each Subservicer and each Originator each has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it at or prior to such date;
(v)[Reserved]; and
(vi)no Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority, in each case, applicable or binding upon the Borrower, shall prohibit or enjoin, the making of such Loans by the Lenders in accordance with the provisions hereof.
(w)The Borrower shall have deposited to the Reserve Account an amount of cash such that the Reserve Account Amount is not less than the Reserve Account Required Amount, taking into account the aggregate Principal Balance of the Receivables transferred in connection with such Loan (including by the Borrower instructing the Administrative Agent to remit proceeds of the related Loan to the Reserve Account).
(x)The Borrower shall be in compliance with Section 6.03 and with all requirements of any Hedging Agreement required thereby.
(y)On the date of such transaction, the Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or an Agent may reasonably require.
(z)Other than with respect to the initial Funding Date, the Image File Custodian has delivered to the Administrative Agent, the Servicer and each Lender a copy of the related Certificate of Receipt.
(aa)With respect to each Funding Date that occurs on a date that is more than six (6) months after the Closing Date, the Electronic Chattel Paper Condition has been satisfied.
(ab)Other than with respect to the initial Funding Date, copies of any necessary lien releases relating to the Collateral (or evidence of the automatic release of such liens), as determined by the Administrative Agent in its sole discretion, under the Notes Indenture and the Revolving Loan Agreement, have been delivered to the Administrative Agent.

Article 5

REPRESENTATIONS AND WARRANTIES
Section 1.01.Representations and Warranties of the Borrower. The Borrower represents and warrants, as of the Closing Date, as of each Payment Date and as of each Funding Date, as follows:
(a)Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.
(b)Due Qualification. The Borrower is duly qualified to do business and is in good standing as a Delaware limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the purchase and pledge of the Receivables), except where the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver the Borrower Basic Documents, (B) carry out the terms of the Borrower Basic Documents and (C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of the Borrower Basic Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.
(d)Binding Obligation. Each Borrower Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(e)No Violation. The execution and delivery of the Borrower Basic Documents, the consummation of the transactions contemplated by the Borrower Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Formation Documents or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, which violation of Applicable Law could reasonably be expected to have an Material Adverse Effect. Borrower has in place a compliance management system appropriate for its size and complexity.
(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Borrower Basic Documents or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of the Borrower Basic Documents have been obtained.
(h)Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Borrower.
(i)Solvency. The transactions contemplated by the Basic Documents do not and will not render the Borrower not Solvent.
(j)Taxes. The Borrower has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Borrower has paid or made adequate provisions for the payment of all Taxes shown on such tax returns and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves have been provided on the consolidated books of First Heritage and the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax.
(k)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loans and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.
(l)Quality of Title. Upon the making of the Loan, the Collateral Agent, on behalf of the Secured Parties, shall acquire a valid and perfected first priority security interest in the Receivables and, to the extent such a security interest can be perfected by filing a financing statement under the UCC, the related Collateral, free and clear of all Liens other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) the Borrower and the Borrower Loan Trustee in accordance with the Purchase Agreement or (ii) the Collateral Agent in accordance with this Agreement.
(m)Reports Accurate. All written information (including email) furnished or to be furnished by the Borrower to each Agent, the Administrative Agent, any Secured Party, the Backup Servicer, the Paying Agent, the Borrower Loan Trustee or the Image File Custodian in connection with this Agreement are true and correct in all material respects as of the dates specified therein or the date so furnished (as applicable).
(n)Security Interest. Each of the Borrower and the Borrower Loan Trustee has granted a security interest (as defined in the UCC) to the Collateral Agent, on behalf of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent, as secured party and the Borrower and the Borrower Loan Trustee as debtors, the Collateral Agent, on behalf of the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral to the extent such an interest can be perfected by filing a financing statement under the UCC or maintaining such possession. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Collateral Agent, on behalf of the Secured Parties, in the Collateral have been (or prior to the applicable Loan will be) made.

(o)The Accounts. The Borrower has neither pledged nor assigned, nor entered into a control agreement with respect to either Account, other than in accordance with the terms of this Agreement and the Account Control Agreement. Each Account is a “securities account”, under and as defined in the relevant UCC.
(p)Tax Status. The Borrower has not elected and will not elect to be treated as a corporation, nor, to its knowledge, has it engaged in any transaction which could result in it becoming treated as a corporation, for United States federal income tax purposes.
(q)Tradenames and Place of Business. (i) The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business and (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth below its name on the signature pages of this Agreement and has been so for the last four months.
(r)Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower and the Borrower Loan Trustee for the benefit of the Borrower purchased the Receivables and the related Contracts.
(s)Value Given. In consideration for the transfer to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower of the Receivables and the related Collateral under the Purchase Agreement, the Borrower shall have paid the Originators an amount equal to the fair market value of the Receivables, and no such transfer shall have been made for or on account of an antecedent debt owed by any Originator to the Borrower and no such transfer is or may be voidable or subject to avoidance under any Insolvency Law.
(t)Accounting. The Borrower accounts for the transfers to it from the Originators of the Receivables and related Collateral under the Purchase Agreement as true sales/true contributions of such Receivables and related Collateral in its books, records and financial statements (or in the financial statements on which the Borrower was included on a consolidated or combined basis, as applicable), in each case, in accordance with the requirements set forth herein.
(u)Special Purpose Entity. The Borrower is in compliance with Section 6.02(o) in all material respects.
(v)Investment Company Act. The Borrower (i) is not a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and (ii) is not an “investment company” within the meaning of the Investment Company Act. The Borrower relies on an exclusion from the definition of “investment company” under the Investment Company Act contained in Rule 3a-7 of the Investment Company Act, although there may be additional exclusions or exemptions available.
(w)ERISA. The Borrower and each ERISA Affiliate is in compliance with and has complied with the requirements relating to the minimum required contributions (including any installment payments) to Pension Plans and Multiemployer Plans, as applicable, and set forth in Section 412 of the Code and Section 302 of ERISA, and no waiver of such minimum funding requirements has been applied for or obtained. No prohibited transactions, withdrawals of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or Reportable Events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been issued, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer such a Pension Plan and no event has occurred or condition exists that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. None of the assets of the Borrower constitute Plan Assets of any Benefit Plan.
(x)Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Borrower Basic Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.
(y)Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions. None of Borrower nor, to the knowledge of the Borrower, any of its Affiliates (i) is in violation of any Sanctions, (ii) is a Sanctioned Target, (iii) is controlled by or is acting on behalf of a Sanctioned Target, or (iv) to the best knowledge of Borrower after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions. The proceeds of any Loan have not been and will not be used, directly or indirectly, in violation of applicable Sanctions, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws. The operations of Borrower are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been initiated or (to the best of its knowledge and belief) threatened against each of Borrower or, to the knowledge of the Borrower, any Affiliates of Borrower.
(z)Money Services Business. The Borrower is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).
Section 1.02.Representations and Warranties of the Borrower Loan Trustee. The Borrower Loan Trustee represents and warrants, as of the Closing Date, as of each Payment Date and as of each Funding Date, as follows:
(a)Organization and Good Standing. The Borrower Loan Trustee is a national banking association duly formed and validly existing under the laws of the United States of America. The Borrower Loan Trustee has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Basic Document to which it is a party.
(b)Due Authorization. The Borrower Loan Trustee has duly authorized, by all necessary action, its execution and delivery of this Agreement and each other Basic Document to which it is a party and its consummation of the transactions contemplated by this Agreement and each other Basic Document to which it is a party. When executed and delivered, this Agreement will constitute legal, valid and binding obligations of the Borrower Loan Trustee enforceable against the Borrower Loan Trustee in accordance with its terms, except as enforceability may be subject to or limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(c)Beneficial Interest. The Borrower Loan Trustee will hold all of its interest in the Receivables for the benefit of the Borrower and not for its own account.

Section 1.03.Representations and Warranties of the Borrower as to the Receivables.
(aa)Eligibility of Receivables. The Borrower represents and warrants, as of the Closing Date, as of each Payment Date and as of each Funding Date, as follows:
(i)As of the Closing Date, (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is (i) with respect to the Material Receivable Fields, an accurate and complete listing of the Receivables constituting a portion of the Collateral as of the date of the Initial Loan and such information contained therein with respect to such Receivables is true and correct as of the related Cutoff Date, and (ii) with respect to information other than the Material Receivable Fields, such information is true and correct in all material respects as of the related Cutoff Date, (B) each such Receivable is an Eligible Receivable and (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral to the Collateral Agent have been duly obtained, effected or given and are in full force and effect; and
(ii)As of each Funding Date other than the Funding Date on which the Initial Loan is made, the Borrower shall be deemed to represent and warrant that (A) Schedule C and the information contained in the related Funding Request is (i) with respect to the Material Receivable Fields, an accurate and complete listing of the Receivables (including the Subsequent Receivables being transferred on such Funding Date) constituting a portion of the Collateral as of the date of the Subsequent Loan and such information contained therein is true and correct as of the related Cutoff Date and (ii) with respect to information other than the Material Receivable Fields, such information is true and correct in all material respects as of the related Cutoff Date, (B) each Subsequent Receivable referenced on the related Funding Request is an Eligible Receivable and (C) with respect to each such Subsequent Receivable, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Subsequent Receivable and the related Collateral have been duly obtained, effected or given and are in full force and effect.
(a)Security Interest. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:
(iii)This Agreement constitutes a grant of a security interest in all Collateral to the Collateral Agent which upon the filing of financing statements in the applicable jurisdictions, shall be a first priority perfected security interest in all Collateral (to the extent such a security interest can be perfected by filing a financing statement under the UCC), subject only to Permitted Liens.
(iv)Until the Facility Termination Date, neither the Borrower, the Borrower Loan Trustee nor any Person claiming through or under the Borrower or the Borrower Loan Trustee shall have any claim to or interest in any Account Collateral; provided, if this Agreement constitutes the grant of a security interest in such property, except for the respective interests of the Borrower, the Borrower Loan Trustee and the Collateral Agent in such property.
(v)The representations and warranties contained in Schedule E are true and correct in all material respects.
Section 1.02.Representations and Warranties of the Servicer and each Subservicer. The Servicer and each Subservicer represents and warrants, as of the Closing Date, as of each Payment Date and as of each Funding Date, as follows:

(a)Organization and Good Standing. It has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of its incorporation or formation, as applicable, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and it had at all relevant times, and now has all requisite corporate or limited liability company, as applicable, power and authority to service the Receivables and the other Collateral.
(b)Due Qualification. It is duly qualified to do business and is in good standing as a corporation or limited liability company, as applicable, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the servicing of the Receivables, requires such qualification, licenses or approvals, except where the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.
(c)Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver the Servicer Basic Documents and (B) carry out the terms of the Servicer Basic Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Basic Documents.
(d)Binding Obligation. Each Servicer Basic Document constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(e)No Violation. The execution and delivery of the Servicer Basic Documents, the consummation of the transactions contemplated the Servicer Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any material Contractual Obligation of it, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such organizational documents or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, in each case other than clause (i), which creation or imposition of a Lien or violation could reasonably be expected to have an Material Adverse Effect. Servicer has in place a compliance management system appropriate for its size and complexity.
(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to its best knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of any Servicer Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Basic Document, (iii) challenging the enforceability of a material portion of the Receivables or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of the Servicer Basic Documents have been obtained, other than any such approval, authorization, consent, order, license or other action which the failure to receive or complete could not reasonably be expected to have a Material Adverse Effect.
(h)Solvency. The transactions contemplated by the Basic Documents do not and will not render it not Solvent.
(i)Taxes. It has filed or caused to be filed all material tax returns that are required to be filed by it and all such returns are correct in all material respects. It has paid or made adequate provisions for the payment of all Taxes shown on such tax returns and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on its books), and no tax lien has been filed and, to its knowledge, no claim is being asserted, with respect to any such Tax.
(j)Reports Accurate. All Monthly Reports and other written information (including any email) furnished or to be furnished by it to any Agent, the Administrative Agent, any Secured Party, the Backup Servicer, the Paying Agent or the Image File Custodian in connection with this Agreement are true and correct in all material respects as of the date specified therein or the date so furnished (as applicable).
(k)Compliance with the Collection Policy. It has, with respect to the Receivables, complied in all material respects with the Collection Policy.
(l)The Accounts. It has neither pledged nor assigned, nor entered into a control agreement with respect to, either Account or amounts on deposit therein with or to any other Person except the Collateral Agent and/or the Secured Parties. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.
(m)Anti-Corruption Laws and Sanctions. It has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by it and its Subsidiaries, directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and it, its Subsidiaries and their respective officers and employees and to its knowledge, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) it, any Subsidiary or to its knowledge any of their respective directors, officers or employees, or (ii) to its knowledge, any of their respective agents or any Subsidiary that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Target. No advance, use of proceeds or other transaction involving the Servicer as contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(n)Money Services Business. It is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).
(o)Electronic Chattel Paper. On or after the date of the satisfaction of the Electronic Chattel Paper Condition, with respect to each Electronic Contract other than a Specified Electronic Contract, it shall be deemed to represent that the Collateral Agent holds the Authoritative Copy of such Electronic Contract in the Electronic Vault as pledgee of the Borrower for the benefit of the Secured Parties.
(p)Servicer Accounts.
(i)Each of the Servicer Master Accounts is set forth on Schedule G-1 attached hereto and made part hereof (as such Schedule may be supplemented by the Servicer from time to time pursuant to Section 6.04(t)), including, with respect to each bank (a) the name and address of such Person, and (b) the account numbers of the Servicer Master Accounts maintained with such Person. Each Servicer Master Account is a “securities account” (under and as defined in the relevant UCC). Other than in connection with the Intercreditor Agreement upon the satisfaction of the Intercreditor Condition, the Servicer has not pledged or granted any Lien on, or entered into any control arrangement over, the Servicer Master Accounts.
(ii)Each of the Servicer Deposit Accounts is set forth on Schedule G-2 attached hereto and made part hereof (as such Schedule may be supplemented by the Servicer from time to time pursuant to Section 6.04(t)), including, with respect to each bank (a) the name and address of such Person, and (b) the account numbers of the Servicer Deposit Accounts maintained with such Person. The Servicer has not pledged or granted any Lien on, or entered into any control arrangement over, the Servicer Deposit Accounts.
Section 1.04.Representations and Warranties of the Backup Servicer and the Image File Custodian. Each of the Backup Servicer and the Image File Custodian represents and warrants as of the Closing Date:
(a)Organization. It has been duly organized, and is validly existing as a national banking association under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to execute, deliver and perform its obligations under the Basic Documents to which it is a party.
(b)Power and Authority; Due Authorization. It (i) has all necessary power and authority to execute, deliver and carry out the terms of the Basic Documents to which it is a party and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of such Basic Documents.
(c)Binding Obligation. Each of the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(d)No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any of Computershare’s Contractual Obligations, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such organizational documents or Contractual Obligation, or (iii) violate any Applicable Law, to the extent applicable to Computershare. Computershare has in place a compliance management system appropriate for its size and complexity.
(e)No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect (solely with respect to part (iv) of the definition thereof).
(f)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of this Agreement have been obtained.
Section 1.05.Repurchase of Certain Receivables.
(p)The Borrower and the Servicer, as applicable, shall inform the Administrative Agent, the Collateral Agent, each Agent and each Lender promptly, in writing, upon knowledge that any Receivable is an Ineligible Receivable and disclose the identity of the affected Receivables on the next Monthly Report relating to the Collection Period in which such Receivable was determined to be an Ineligible Receivable. Unless waived by the Required Lenders, the Servicer shall deliver to the Borrower a written demand to cause the Originators to (i) reacquire the affected Receivable, for the related Release Price, as provided in the Purchase Agreement, or (ii)

substitute a Substitute Receivable for such affected Receivable, in each case on or before the earlier of (x) the next Payment Date following the Collection Period in which such Receivable was determined to be an Ineligible Receivable or (y) if such Payment Date mentioned in clause (x) is more than thirty (30) days following the date that such Receivable was determined to be an Ineligible Receivable, the date that is thirty (30) days after such Receivable was determined to be an Ineligible Receivable. The Collateral Agent shall be deemed, upon receipt of the Release Price into the Collection Account or upon receipt of a Substitute Receivable in respect of any affected Receivable repurchased or substituted by the Borrower and the Borrower Loan Trustee for the benefit of the Borrower in accordance with the terms hereof, as applicable, to convey to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, without recourse, representation or warranty, all of its right, title and interest in each such affected Receivable. In consideration of a release, (i) in the case of a repurchased Receivable, the Borrower shall, on the date of release of such affected Receivable, make or cause to be made a deposit of the Release Price to the Collection Account in immediately available funds and/or via an ACH transaction and (ii) in the case of a substituted Receivable, include the Substitute Receivable as part of the Collateral hereunder. Upon each release to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower of such an affected Receivable, the Collateral Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent in, to and under such Receivable and all future monies due or to become due with respect thereto (as of the end of the Collection Period immediately prior to the date of repurchase or substitution), all proceeds of such Receivable and Net Liquidation Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Release Price). In connection with the addition of any Substitute Receivable to the Collateral in accordance with the terms of this Section 5.06, the Borrower shall be deemed to have represented, as of the related date of substitution, that such Substitute Receivable is an Eligible Receivable. In any of the foregoing instances, the aggregate Eligible Receivables Principal Balance shall be reduced by the Principal Balance (as of the end of the most recent Collection Period) of each such affected Receivable and, if applicable, increased by the Principal Balance of each such Substitute Receivable. On and after the date of release, any affected Receivable so released shall not be included in the Collateral and, as applicable, the related Substitute Receivable shall be included in the Collateral. The Administrative Agent shall direct the Collateral Agent, at the sole expense of the Originators, to execute such documents and instruments of release as may be prepared by First Heritage on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower or the Borrower Loan Trustee to effect the release of such a Receivable removed from the Collateral pursuant to this subsection. The Borrower shall deliver to the Administrative Agent, the Collateral Agent, the Backup Servicer and each Agent an updated Schedule of Receivables in connection with any such repurchase or substitution hereunder, in accordance with the terms of Section 3.03(c).
(q)Without limiting Sections 5.06(a), 5.06(c) or 5.06(d), with respect to any Receivable for which the Custodian Certification has identified any exception (which exception, in the case of clause (d) of Section 9.07(b)(2), represents a variance of more than 20 basis points (0.20%) and, in the case of clause (e) of Section 9.07(b)(2), represents a variance of more than 20 basis points (0.20%)), which has not been corrected by the Borrower or the Servicer in a manner acceptable to, or waived in writing by, the Administrative Agent (acting at the direction of the Required Lenders) on or before the earlier of (x) the next Payment Date following the Collection Period in which the Image File Custodian delivered the related Custodian Certification for such Receivable or (y) if such Payment Date mentioned in clause (x) is more than thirty (30) days following the date that the Image File Custodian delivered the related Custodian Certification for such Receivable, the date that is thirty (30) days following the date that the Image File Custodian delivered the related Custodian Certification for such Receivable (a “Certification Repurchase Date”), then the Borrower shall remove or cause the removal of the related Receivable from the

Collateral, and the Borrower shall acquire and repurchase, respectively, such Receivable from the Collateral and deposit the Release Price into the Collection Account on or before the Certification Repurchase Date. None of the Collateral Agent, the Image File Custodian, the Backup Servicer, Paying Agent or Borrower Loan Trustee is responsible for monitoring or enforcing repurchase requirements. Other than a review in accordance with Section 9.07(c), with respect to each Initial Receivable and any Subsequent Receivable, the Image File Custodian shall have no duty or obligation to review any of the Imaged Files. Upon each release to the Servicer of such an affected Receivable, the Collateral Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent in, to and under such Receivable and all future monies due or to become due with respect thereto (as of the end of the Collection Period immediately prior to the date of repurchase or substitution), all proceeds of such Receivable and Net Liquidation Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Release Price).
(r)The Collateral Agent (at the direction of the Administrative Agent or the Required Lenders) shall have the right to enforce all rights of the Borrower and the Borrower Loan Trustee under the Purchase Agreement including the right to require the Originators to repurchase Receivables for breaches of representations and warranties made by the Originators.
(s)In the event that the Servicer breaches a servicing covenant pursuant to Section 7.03(c)(i), no later than the earlier of (i) knowledge by the Servicer of such event or (ii) receipt by the Servicer from the Administrative Agent, a Responsible Officer of the Collateral Agent, any Lender, the Borrower or the Borrower Loan Trustee of written notice thereof, the Servicer shall (A) disclose the identity of each Receivable that is adversely affected in any material respect by such breach on the next Monthly Report relating to the Collection Period in which such Receivable was determined adversely affected by such breach and (B) on or before the next Payment Date relating to the Collection Period in which such Receivable was determined adversely affected by such breach, to the extent such breach has not been cured or waived, make a deposit of the Release Price for each such adversely affected Receivable into the Collection Account in immediately available funds, and the Borrower and the Borrower Loan Trustee for the benefit of the Borrower shall accept the release of such Receivable(s), in each case as described in Section 5.06(a). Upon each release to the Servicer of such an affected Receivable, the Collateral Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent in, to and under such Receivable and all future monies due or to become due with respect thereto (as of the end of the Collection Period immediately prior to the date of repurchase or substitution), all proceeds of such Receivable and Net Liquidation Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Release Price). The Servicer’s repurchase described in this Section 5.06(d) shall be the sole remedy (other than any indemnification obligations herein) for the Servicer’s breach of a servicing covenant pursuant to Section 7.03(c)(i).
(t)In the event that the Servicer identifies a third party to purchase a Charged-Off Receivable in accordance with the Collection Policy (other than, for the avoidance of doubt, any Receivable required to be repurchased pursuant to Sections 5.06(a), (b) and (d)), the Servicer shall make a deposit of the Charged-Off Receivable Release Price for such Charged-Off Receivable into the Collection Account in immediately available funds, and the Borrower and the Borrower Loan Trustee for the benefit of the Borrower shall accept the release of such Charged-Off Receivable as described in Section 5.06(a) so that the Servicer, on its own behalf, can then sell such Charged-Off Receivable to the third party purchaser. Upon the release to the Borrower and the Borrower Loan Trustee of such Charged-Off Receivable, the Collateral Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent in, to and under such Charged-Off Receivable and all future monies due or to become due with respect thereto, all proceeds of such Charged-Off Receivable and Net Liquidation Proceeds relating thereto, all rights to security for any such Charged-Off Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Charged-Off Receivable Release Price).
(u)The Borrower or the Servicer, as applicable, shall provide written notice to the Collateral Agent, the Backup Servicer, the Administrative Agent and each Lender on the Monthly Report of any release of Receivables pursuant to Sections 5.06(a), (b), (d) and (e).
(v)Notwithstanding anything to the contrary in this Agreement, without the consent of the Administrative Agent, the Collateral Agent, any Agent or any Lender and subject to the satisfaction of the conditions set forth below, the Borrower may sell and transfer any Receivable that is not an Eligible Receivable following the Funding Date with respect to such Receivable to the related Originator in exchange for the related Originator paying the Release Price of such Receivable to the Borrower. Such sale shall occur on any Business Day as agreed to by the Borrower and such Originator and Borrower shall deliver to the Administrative Agent and the Collateral Agent (1) a written notice prior to such date of sale attaching a schedule identifying the Receivables to be released from the Lien of this Agreement, and (2) a report as of such date that, after giving effect to such sale, the amount of all Loans Outstanding that are Class A Loans does not exceed the Class A Borrowing Base and the aggregate amount of all Loans Outstanding does not exceed the Total Borrowing Base (each calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date); provided, that no such sale and transfer of any such Receivable shall be permissible or effective if the aggregate principal balance of all Receivables purchased by the Originators in connection with this Section 5.06(g) and with Section 5.06(h) as of the date of such sale and transfer exceeds 10% of the aggregate principal balance of all Receivables acquired by Borrower during the term of this Agreement as of the date of such sale and transfer. The proceeds of any such sale and transfer of any Receivable under this paragraph shall be deposited directly into the Collection Account on the date of such sale and the Collateral Agent’s Lien on such sold Receivables shall be automatically released upon deposit therein.
(w)In connection with a Securitization pursuant to Section 2.15, the Borrower shall have the right to designate specific Receivables included in the Collateral on the related Securitization Date that shall be excluded from the Receivables being measured in clauses (i), (ii), (iii) and (v) of the definition of each of “Level I Trigger Event”, “Level II Trigger Event” and “Level III Trigger Event”, by delivering a schedule of such Receivables to the Administrative Agent on such Securitization Date (such Receivables, the “Specified Delinquent Receivables”), provided that the following conditions are satisfied: (x) the Specified Delinquent Receivables shall be limited to the Specified Percentage multiplied by the number of Delinquent Receivables (61+ Days) included in the Collateral as of such Securitization Date; provided, that, if the Receivables being released from the Lien of the Collateral Agent in connection with such Securitization do not include Delinquent Receivables (31+ Days), then such Specified Delinquent Receivables shall be limited to the Specified Percentage multiplied by the number of Delinquent Receivables (31+ Days) included in the Collateral as of such Securitization Date, and (y) no adverse selection procedures shall have been used by the Borrower with respect to designating the Specified Delinquent Receivables, including, without limitation, that Receivables were designated pro rata across the related aging buckets. At the Administrative Agent’s request, the Borrower shall cause the related Originator to, within five (5) Business Days of such request, repurchase the Specified Delinquent Receivables for an amount equal to the aggregate Principal Balance of such Receivables (as of the last day of the month preceding such request), plus accrued and unpaid interest on such Receivables (at the related APRs) through the date of purchase and all related Breakage Costs, and deposit such amounts into the Collection Account in immediately available funds; provided, that no such sale and transfer of any such Specified Delinquent Receivable shall be permissible or effective if the aggregate principal balance of all Receivables purchased by the Originators in connection with this Section 5.06(h) and with Section 5.06(g) as of the date of such sale and transfer exceeds 10% of the aggregate principal balance of all Receivables acquired by Borrower during the term of this Agreement as of the date of such sale and transfer.
Article 6

COVENANTS
Section 1.03.Affirmative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:
(a)Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables. The Borrower will maintain, or cause to be maintained, an in-place compliance management system appropriate for its size and complexity.
(b)Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower will at all times endeavor to maintain a Borrower Loan Trustee. If the Borrower Loan Trustee resigns or is removed pursuant to the Borrower Loan Trust Agreement, the Borrower will promptly cause a successor Borrower Loan Trustee to be appointed.
(c)Performance and Compliance with Agreements. The Borrower will, at its expense, timely and fully perform and comply (or cause (i) the Servicer to perform and comply pursuant to this Agreement and other Basic Documents to which the Servicer is a party or (ii) the Originators to perform and comply pursuant to the Purchase Agreement and the other Basic Documents to which any Originator is a party) with all provisions, covenants and other promises required to be observed by it under the Basic Documents and the Contracts.
(d)Keeping of Records and Books of Account. The Borrower will (or will direct the Servicer on behalf of the Borrower to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.
(e)Borrower Assets. The Borrower for itself and on behalf of the Borrower Loan Trustee will: (i) acquire the Receivables pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s and the Borrower Loan Trustee’s ownership of such Receivables, including (A) filing and maintaining effective financing statements (Form UCC-1) listing each Originator as debtor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrative Agent or any Lender may reasonably request, including the filing of financing statements (Form UCC-1) listing the Collateral Agent as secured party to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral on the Closing Date. Each of the Borrower and the Borrower

Loan Trustee hereby appoints the Collateral Agent as its agent and attorney-in-fact and hereby authorizes the Collateral Agent to file all financing statements, continuation statements or other instruments required to be executed or filed (if any) pursuant to this Section 6.01; provided, however, that the Collateral Agent shall not be obligated to execute, file or authorize such instruments or take any other action in connection with such appointment and shall have no liability in connection therewith, including as a result of a failure of any such instruments to be filed. Notwithstanding any statement to the contrary contained herein or in any other Basic Document, the Borrower shall not be required to notify any insurer with respect to any insurance policy with respect to a Receivable about any aspect of the transactions contemplated by the Basic Documents. Financing statements filed pursuant to such appointment may describe the Collateral in the same manner as described herein or may describe the collateral subject thereto as “All of the Debtor’s personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.” The Borrower shall pay or cause to be paid any taxes levied on all or any part of the Collateral from amounts available for such purpose pursuant to this Agreement.
(f)Delivery of Collections. The Borrower will deliver or cause to be delivered to the Servicer for further remittance to the Collection Account promptly (but in no event later than two (2) Business Days after processing thereof) all Collections received by it.
(g)Separate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.02(o).
(h)Credit Policy and Collection Policy. The Borrower will cause the Servicer to (i) with respect to the Receivables, comply in all material respects with the Credit Policy and the Collection Policy, as applicable, throughout the life of such Receivable, (ii) furnish to the Collateral Agent, the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that would impair the collectability of the Receivables or otherwise be material to the interests or remedies of a Secured Party under this Agreement or the Basic Documents, and with respect to any such change, the Borrower will not allow such change to be put into effect without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders, and (iii) to the extent the Servicer is First Heritage or an Affiliate thereof, furnish to the Lenders and the Administrative Agent, at such Person’s request, a copy of the Credit Policy or Collection Policy, as applicable, reflecting any changes thereof. For the avoidance of doubt, no Successor Servicer (other than an Affiliate of First Heritage) has any duty or obligation hereunder in relation to the Credit Policy or its implementation.
(i)Events of Default and Facility Amortization Event. The Borrower will provide the Administrative Agent, each Lender, the Collateral Agent, the Backup Servicer, the Borrower Loan Trustee and the Image File Custodian with written notice promptly and in any event within three (3) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.
The Collateral Agent shall have no obligation either prior to or after receiving any notice indicating the existence of any Insolvency Event or any Default, Event of Default, Facility Amortization Event, Servicer Termination Event or other default which, with the passage of time or the giving of notice, could become an Event of Default, a Facility Amortization Event or a Servicer Termination Event, to investigate or verify that such event has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. In the absence of a Responsible

Officer of the Collateral Agent’s receipt of such notice or the actual knowledge of a Responsible Officer of the Collateral Agent that any Insolvency Event, any Event of Default or incipient Event of Default, any Facility Amortization Event or incipient Facility Amortization Event or any Servicer Termination Event or incipient Servicer Termination Event has occurred, the Collateral Agent may conclusively assume that there is no Insolvency Event, Event of Default or incipient Event of Default, Facility Amortization Event or incipient Facility Amortization Event, or Servicer Termination Event or incipient Servicer Termination Event. When the Collateral Agent incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy laws.
(j)Taxes. The Borrower will file or cause to be filed all federal tax returns and all other material tax returns that are required to be filed by it. The Borrower will pay when due, cause to be paid when due, or make adequate and timely provisions for the payment when due of all federal Taxes and all other material Taxes and assessments made against it or any of its property (other than any amount of Tax the validity of which the Borrower may contest in good faith by appropriate proceedings, including appeals, and with respect to which First Heritage or the Borrower retains reserves on the consolidated books of First Heritage and the Borrower), including those required to meet the obligations of the Basic Documents.
(k)Tax Status. The Borrower will not elect to be treated as a corporation or enter into any transaction which could reasonably be expected to result in it becoming taxable as a corporation, for U.S. federal income tax purposes.
(l)Use of Proceeds. The Borrower will use the proceeds of the Loans only to acquire the Receivables from the Originators pursuant to the Purchase Agreement and to fund the fees and expenses arising under this Agreement and the other Basic Documents. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.
(m)Reporting. The Borrower will maintain for itself, or cause to be maintained, a system of accounting and furnish or cause to be furnished to the Collateral Agent, the Administrative Agent and each Lender and, in the case of Monthly Reports, Monthly Loan Tapes and notices of material events, each Lender, the Paying Agent and the Backup Servicer:
(i)Monthly Reports and Monthly Loan Tapes. Not later than each Reporting Date, a Monthly Report, a Monthly Loan Tape, an updated Schedule of Receivables and such other information as reasonably requested by the Collateral Agent, the Administrative Agent or a Lender.
(ii)Income Tax Liability. Within ten (10) Business Days after a request therefor by the Administrative Agent, revenue agent reports or other written proposals, determinations or assessments of the IRS or any other Governmental Authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of (including any positive adjustments to amounts assessed under Section 6221(a) of the Code or any analogous provision of state or local tax law), or assess or propose the collection of Taxes required to have been withheld by, the Borrower which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iii)Tax Returns. Upon demand by the Collateral Agent, the Administrative Agent or a Lender, copies of all federal, State and local Tax returns and reports filed by the Borrower (excluding sales, use and like taxes).
(iv)Auditors’ Management Letters. Promptly following a request therefor by the Administrative Agent, any auditors’ management letters received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower; provided, that, if required by such auditor, the Administrative Agent shall enter into a customary release or access letter with the auditor in connection therewith and Borrower shall have no liability for failure to deliver any such auditors' management letters until the Administrative Agent shall have provided such auditor such release or access letter.
(v)Representations. Promptly upon, and in any event within three (3) Business Days of, the Borrower having knowledge thereof, the Borrower shall notify the Collateral Agent, the Administrative Agent and each Lender if any representation or warranty set forth in Section 5.01 or 5.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances.
(vi)ERISA. Promptly, and in any event within thirty (30) days, after receiving notice of any Reportable Event with respect to the Borrower (or any ERISA Affiliate thereof and for which the Borrower would have liability), a copy of such notice.
(vii)Proceedings. Promptly, and in any event within three (3) Business Days, after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of material litigation, material action, material suit or material proceeding before any Governmental Authority, domestic or foreign, affecting the First Heritage Entities or their Affiliates.
(viii)Notice of Material Events. Promptly upon, and in any event within three (3) Business Days of, the Borrower having knowledge thereof, notice of any other event or circumstance with respect to the Borrower that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect.
(ix)Notice of ESG Issues. Promptly upon, and in any event within three (3) Business Days of, the Borrower having knowledge thereof, notice of any ESG Issue that occurs with respect to the Parent, Servicer or Borrower.
(n)Notices Regarding Collateral. The Borrower will provide notice to the Collateral Agent, the Backup Servicer, the Image File Custodian, the Administrative Agent and each Lender in writing promptly, in reasonable detail, upon, and in any event within three (3) Business Days of, the Borrower having knowledge of any Lien (other than Permitted Liens) asserted or claim made against a material portion of the Collateral. In addition, the Borrower will inform the Administrative Agent, the Collateral Agent, each Agent and each Lender promptly and in any event within three (3) Business Days, in writing, upon knowledge that any Receivable is not an Eligible Receivable and will cause the Servicer to disclose the identity of the affected Receivables on the next Monthly Report relating to the Collection Period in which such Receivable was determined not to be an Eligible Receivable.
(o)Further Assurances. Promptly upon request by the Collateral Agent, the Administrative Agent, any Lender, the Borrower or the Borrower Loan Trustee (at the written direction of the Borrower) will (i) correct any material defect or error that may be discovered in any Basic

Document other than a Hedging Agreement or in the execution, acknowledgment, filing or recordation thereof, and with respect to a Hedging Agreement request the relevant Hedge Counterparty to amend the Hedging Agreement to correct any material defect or error that may be discovered therein or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and register any and all such further acts, deeds, certificates, assurances, financial statements, information and other instruments as the Collateral Agent, the Administrative Agent or any Lender may reasonably require from time to time in order to, in each case with respect to this clause (ii), (A) carry out more effectively the purposes of the Basic Documents, (B) to the fullest extent permitted by Applicable Law, subject the Borrower’s and the Borrower Loan Trustee for the benefit of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be granted by any of the Basic Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Basic Documents and any of the Liens intended to be created hereunder and thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Basic Document or under any other instrument executed in connection with any Borrower Basic Document.
(p)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(i)The proceeds of any Loan shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(ii)The Borrower shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(iii)The proceeds of any Loan hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available to any Person (i) to fund any activities or business of or with a Sanctioned Target, in violation of applicable Sanctions, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Lenders to be in breach of any Sanctions. Borrower shall notify the Lenders in writing not more than three (3) Business Days after becoming aware of any breach of Section 5.01(y) and this Section 6.01(p).
(iv)The Borrower shall, promptly upon a Lender’s request, deliver a compliance certificate in form and substance satisfactory to Lenders which Lenders deem necessary or desirable to evidence compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(q)Other. The Borrower will furnish to the Collateral Agent, the Administrative Agent and each Lender promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the First Heritage Entities as the Collateral Agent, the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement. Upon written request of the Collateral Agent or the Administrative Agent, each of the Borrower and the Borrower Loan Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement.
(r)Electronic Vaulting. The Borrower agrees to use reasonable efforts to upload and maintain Electronic Contracts originated prior to the satisfaction of the Electronic Chattel Paper Condition in the Electronic Vault, to the extent such Electronic Contracts are capable of being uploaded in a manner that would perfect the Collateral Agent’s security interest in the Receivables related to such Electronic Contract pursuant to Section 9-105 of the UCC.
Section 1.04.Negative Covenants of the Borrower and the Borrower Loan Trustee. From the Closing Date until the Facility Termination Date:
(s)[Reserved].
(t)Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Basic Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or any other Basic Document (excluding any incidental expenses incurred by the Borrower in connection with the performance of its obligations under the Basic Documents) or (iii) form any Subsidiary or make any Investments in any other Person (other than Permitted Investments).
(u)Security Interests. Other than as contemplated by the Basic Documents, the Borrower and the Borrower Loan Trustee will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any portion of the Collateral (except for any Permitted Liens), whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower and the Borrower Loan Trustee will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Collateral Agent, the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral and the Borrower for itself and on behalf of the Borrower Loan Trustee shall defend the right, title and interest of the Collateral Agent in, to and under such Collateral, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit (or require any notice with respect to) the Borrower and the Borrower Loan Trustee permitting Permitted Liens upon any portion of the Collateral.
(v)The Accounts. The Borrower shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) and will not enter into any “control agreement” (as defined in the relevant UCC) with respect to either Account other than as set forth in, or permitted pursuant to, this Agreement and the Account Control Agreement.
(w)Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock or membership interests of any class of, or any partnership or joint venture interest in, any other Person, or, other than in compliance with the terms hereof, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).
(x)Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default, Unmatured Event of Default or Facility Amortization Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or limited liability company membership interest distributions with funds distributed to the Borrower pursuant to Section 2.08 or Section 2.11(c), subject to Applicable Law.
(y)Change of Name or Location of Receivable Files. The Borrower shall not change its name, form or State of organization or change the location of its principal place of business and chief executive office without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Borrower shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent in the Collateral, subject only to Permitted Liens. In addition, if the Borrower or the Servicer moves the Receivable Files other than from a branch of the Servicer to another branch or a centralized servicing location of the Servicer or a subservicer, subcontractor or other agent of the Servicer, the Borrower shall deliver written notice thereof to the Borrower Loan Trustee, the Collateral Agent, the Administrative Agent and the Lenders within ten (10) days following such move.
(z)True Sale. Other than for consolidated accounting purposes under GAAP, the Borrower will not account for or treat the transactions contemplated by the Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by the Originators to the Borrower.
(aa)ERISA Matters. Except as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower will not (i) assuming that no portion of the Loans are funded or held with Plan Assets of any Benefit Plan, engage in any prohibited transaction within the meaning of Section 406 of ERISA with respect to any Benefit Plan established or maintained by the Borrower for which an exemption is not available, or has not previously been obtained from the United States Department of Labor, (ii) fail, or permit any ERISA Affiliate to fail, to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (iii) file, or permit any ERISA Affiliate to file, an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 303(c) of ERISA with respect to any Pension Plan, (iv) incur, or permit any ERISA Affiliate to incur, any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (v) fail, or permit any ERISA Affiliate to fail, to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (vi) terminate any Pension Plan so as to result in any liability to Borrower, or (vii) permit to exist any occurrence of any Reportable Event.
(ab)Formation Documents; Borrower Basic Documents. Without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), the Borrower will not (i) amend, modify, waive or terminate any provision of its Formation Documents or any other Borrower Basic Document or (ii) permit the Members to amend, modify or terminate its Certificate of Formation or its limited liability company agreement. The Administrative Agent shall provide a copy of each such proposed amendment, waiver or other modification to each Loan Rating Agency, if any.
(ac)Changes in Payment Instructions. The Borrower will not add or make any change, or permit the Servicer or any Subservicer to make any change, in its instructions (i) to Obligors regarding payments in respect of the Receivables to be made to the Borrower, the Servicer or any Subservicer (other than as permitted by Section 6.05(k)) and (ii) regarding payments to be made to the Administrative Agent or the Lenders with respect to the Collateral, each unless the Administrative Agent and the affected Lenders have consented to such change and has received duly executed copies of all documentation related thereto, which documentation shall be satisfactory in form and substance to the Administrative Agent and such Lenders.
(ad)Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Contract.
(ae)Collection Policy. Subject to Sections 6.01(h) and 6.04(j), the Borrower will not materially amend, modify, restate or replace, in whole or in part, the Collection Policy, which change would impair the collectability of the Receivables or otherwise be material to the interests or remedies of a Secured Party under this Agreement or the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).
(af)No Assignments. The Borrower will not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).
(ag)Special Purpose Entity. The Borrower shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its Formation Documents in a manner that would adversely affect the existence of the Borrower as a bankruptcy remote special-purpose entity and the Borrower shall not conduct its business so as to make the assumptions made with respect to the Borrower in the non-consolidation opinion of Mayer Brown LLP, dated the Closing Date, incorrect.
(ah)Residual Interest Conveyance. The Borrower will not transfer any interest or residual interest in (i) its rights to receive amounts pursuant to Section 2.08(a)(xiii) or (ii) its membership or other equity interests.
(ai)Electronic Contracts. None of the Borrower, the Borrower Loan Trustee nor any custodian or vaulting agent thereof, if any, has communicated, nor will they communicate, an Authoritative Copy of any Electronic Contract to any Person other than the Electronic Vault Provider, the Servicer, the Borrower, the Borrower Loan Trustee or the Collateral Agent.
(aj)Additional Collateral. In no event shall Receivables be transferred to the Borrower except during the Revolving Period.
(ak)Credit Policy. Subject to Section 6.01(h), the Borrower will not consent to any Originator’s amendment, modification, restatement or replacement, in whole or in part, of the Credit Policy, which change would impair the collectability of the Receivables or otherwise be material to the interests or remedies of a Secured Party under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).
(al)Renewals. The Borrower will not permit any Originator to effect a Renewal (other than a Renewal Receivable Replacement) with respect to any Receivable unless on or before the date the applicable Renewal Receivable is originated, such Originator shall have acquired the related Terminated Receivable from the Borrower and the Borrower Loan Trustee for the benefit of the Borrower pursuant to Section 2.05 of the Purchase Agreement. If in connection with any Renewal Receivable Replacement an Originator receives any payments from or on behalf of the applicable Obligor that are applied to reduce the Principal Balance of the related Terminated Receivable such that the Principal Balance of the Renewal Receivable is less than the Principal Balance of the Terminated Receivable, the full amount of such payments shall be remitted to the Servicer to be applied as Collections in respect of such Terminated Receivable.
Section 1.01.Covenant of the Borrower Relating to Hedging.
(am)On any date on and after the occurrence of a Hedging Event on which the Eligible Receivables Principal Balance is greater than zero, the Borrower must satisfy the Hedge Condition.
(an)Within thirty (30) days after (i) the occurrence of any event defined as an “Event of Default” or “Termination Event” in a Hedging Agreement with respect to the Hedge Counterparty or (ii) a Hedge Counterparty ceasing to satisfy the requirements set forth in the definition of “Hedge Counterparty,” the Borrower shall cause such Hedge Counterparty to assign its obligations under the Hedging Agreement to a new Hedge Counterparty which satisfies the requirements set forth in the definition of “Hedge Counterparty.”
(ao)All reasonably documented costs and expenses (including reasonable legal fees and disbursements) incurred by the Administrative Agent and the Agents in connection with each Hedge Transaction shall be paid by the Borrower.
(ap)The Borrower shall deliver to the Collateral Agent, the Administrative Agent and each Lender a copy of all documents related to any Hedging Agreement, including confirmations, schedules and an aggregate notional amortization schedule. The Administrative Agent shall provide each Loan Rating Agency, if any, with notice of any Hedging Agreement that may be entered into as provided in this Section.
(aq)As additional security hereunder, the Borrower will collaterally assign to the Collateral Agent for the benefit of the Secured Parties, at the time each Hedging Agreement is entered into, all right, title and interest of the Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party for the performance by the Borrower of any such obligations.
Section 1.05.Affirmative Covenants of the Servicer and each Subservicer. From the Closing Date until the Facility Termination Date:
(ar)Compliance with Laws. The Servicer and each Subservicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Receivables and the Receivable Files or any part thereof. The Servicer and each Subservicer will maintain, or cause to be maintained, an in-place compliance management system appropriate for its respective size and complexity.
(as)Preservation of Corporate Existence. The Servicer and each Subservicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(at)Obligations and Compliance with Receivables. The Servicer and each Subservicer will fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the Receivables in accordance with the Collection Policy.
(au)Performance and Compliance with Servicer Basic Documents. The Servicer and each Subservicer will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Servicer Basic Documents.
(av)Keeping of Records and Books of Account. The Servicer and each Subservicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables, including the Servicer Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables, including the Servicer Files.
(aw)Taxes. The Servicer and each Subservicer will file all material tax returns that are required to be filed by it and pay any and all Taxes shown on such tax returns and any other material Taxes, including those required to meet the obligations of the Basic Documents; provided, however, that neither the Servicer nor any Subservicer shall be required to pay any such Tax if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer or such Subservicer.
(ax)[Reserved].
(ay)Preservation of Security Interest. The Servicer and each Subservicer will execute and file such financing and continuation statements and any other documents that may be required by any Applicable Law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Collateral Agent in, to and under the Collateral.
(az)Collateral. The Servicer and each Subservicer shall (x) deliver or cause to be delivered to the Borrower no later than two Business Day preceding the related Funding Date, as the case may be, the current Schedule of Receivables, (y) with respect to any Receivable that does not relate to an Electronic Contract (excluding a Specified Electronic Contract), deliver or cause to be delivered to the Image File Custodian on the related Funding Date, the related Imaged File, as the case may, and (z) with respect to any Receivable, retain the original Receivable File (provided that, prior to the satisfaction of the Electronic Chattel Paper Condition, the Servicer and each Subservicer shall send a copy of the Electronic Contracts to the Image File Custodian and, after the satisfaction of the Electronic Chattel Paper Condition, the Electronic Contracts (excluding Specified Electronic Contracts) shall be maintained in the Electronic Vault). Notwithstanding any other provision of this Agreement, the Servicer may release any underlying collateral from the security interest created by the related Receivable when the Servicer deposits into the Collection Account an amount equal to the related Release Price or the entire amount of Net Liquidation Proceeds and other Collections it has received or expects to receive with respect to such Receivable and such underlying collateral in accordance with the Collection Policy.
(ba)Credit Policy and Collection Policy. The Servicer and each Subservicer will comply in all material respects with the Credit Policy and the Collection Policy in regard to the Receivables. The Servicer and each Subservicer shall furnish to the Collateral Agent, the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that would impair the collectability of the Receivables or otherwise be material to the interests or remedies of a Secured Party under this Agreement or any other Basic Document, and with respect to such change, the Servicer or Subservicer, as applicable will not allow any such change to be put into effect without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders). At the Administrative Agent’s request, the initial Servicer will cause to be delivered to the Collateral Agent, the Administrative Agent, each Lender and the Backup Servicer a modified Credit Policy and Collection Policy including each change thereto.
(bb)Events of Default and Facility Amortization Event. The Servicer will furnish to the Collateral Agent, the Administrative Agent, the Backup Servicer, each Loan Rating Agency, if any, and each Lender, as soon as possible and in any event within three (3) Business Days after the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event, a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(bc)Other. The Servicer will furnish or cause to be furnished to the Collateral Agent, the Administrative Agent and each Lender, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Servicer or the Originators as the Collateral Agent, the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.
(bd)Losses, Etc. In any suit, proceeding or action brought by the Backup Servicer, the Image File Custodian, the Paying Agent, the Administrative Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep each such entity harmless from and against all fees, claims, costs, expense, loss or damage (including attorneys’ fees and expenses and court costs) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under the Receivables, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against each such entity. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by an indemnified party of any indemnification or other obligation of the Servicer. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.
(be)[Reserved].
(bf)[Reserved].
(bg)Accounting Policy. The initial Servicer will promptly notify the Administrative Agent, each Agent and each Lender of any material change in the Servicer’s accounting policies to the extent not filed by the Parent with the Securities and Exchange Commission and otherwise publicly available.
(bh)Notices. The Servicer shall inform the Administrative Agent, the Collateral Agent, each Agent and each Lender promptly and in any event within three (3) Business Days, in writing, upon knowledge that any Receivable is not an Eligible Receivable and disclose the identity of the affected Receivables on the next Monthly Report relating to the Collection Period in which such Receivable was determined not to be an Eligible Receivable.
(bi)Anti-Corruption Laws. The Servicer will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Servicer and each of its Subsidiaries and its or their respective directors, officers and employees with Anti-Corruption Laws.
(bj)Additional Covenants. The Servicer will (i) transfer to the Paying Agent for deposit into the Collection Account, all payments received by the Servicer with respect to the Collateral in accordance with this Agreement, (ii) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower and the Borrower Loan Trustee to remove Receivables from the Collateral pursuant to this Agreement and the obligations of the Originators to reacquire Receivables from the Borrower pursuant to the Purchase Agreement, (iii) promptly, but no later than three (3) Business Days after obtaining knowledge thereof, notify the Borrower, the Borrower Loan Trustee, the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, the Paying Agent and the Image File Custodian of the occurrence of any Servicer Termination Event or any breach by the Servicer of any of its covenants or representations and warranties contained herein, (iv) promptly notify the Borrower, the Borrower Loan Trustee, the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, the Paying Agent and the Image File Custodian of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC as may be necessary or advisable to create, maintain and protect a first priority security interest of the Collateral Agent in, to and on the Collateral, and (v) promptly notify the Backup Servicer of any changes to the servicing platform occur reasonably necessary for the Backup Servicer to fulfill its obligations under this Agreement.
(bk)Delivery of Information. The Servicer shall provide an updated Schedule G to the Administrative Agent and the Backup Servicer together with the quarterly financial statements delivered pursuant to Section 7.06(b) to the extent there is any change in the information described therein.
(bl)Accounts.
(i)The Servicer and each Subservicer shall (A) establish and maintain each Loomis Agreement, each Servicer Deposit Account and the Servicer Master Account, and (B) take steps to ensure that it deposits all Collections, proceeds of any Collateral and all other amounts received by it as follows: (1) all cash received shall be, no later than the same Business Day of receipt by Servicer or Subservicer, delivered to Loomis in accordance with the applicable Loomis Agreement in the form so received, which delivery, for the avoidance of doubt, shall be deemed to have occurred upon Servicer’s or Subservicer’s, as applicable, deposit of any such cash in the Loomis safe or other depository at Servicer’s or Subservicer’s, as applicable, place of business, without regard to whether it is actually in the possession of Loomis, (2) all checks, money orders or similar types of payments received shall be, no later than two (2) Business Days of receipt by a Servicer or Subservicer, deposited into the Servicer Master Account, and (3) all wires, automated clearing house deposits or similar deposits shall be directed by the Servicer and the Subservicers to be made directly to the Servicer Master Account. Notwithstanding the foregoing, to the extent the Servicer or any Subservicer is unable to deposit any such Collections to the Servicer Master Account as a result of a malfunction with the Loomis safe or system, or any check scanning system used by the Servicer, a Subservicer and Servicer Account Bank, the Servicer or Subservicer, as applicable, shall, no later than two (2) Business Days of receipt thereof, cause any affected Collections to be deposited into a Servicer Deposit Account in the form received. Thereafter, no later than two (2) Business Days of deposit of such Collections into the Servicer Deposit Account, such Collections shall be deposited via wire or electronic funds transfer by means of the Automated Clearing House network directly to the Servicer Master Account.
(ii)Pursuant to the Loomis Agreements and the Loomis Side Letter, the Servicer and each Subservicer shall cause Loomis to either deposit (by wire transfer or otherwise) or cause a provisional credit to be issued with respect to, no later than one (1) Business Day of receipt thereof, all Collections and other payments received pursuant to the Loomis Agreements to the Servicer Master Account. The Servicer Account Agreement shall be sufficient to perfect the Collateral Agent’s Lien in the amounts in the Servicer Master Account, and provide, among other things, that (i) the Servicer Account Bank will comply with any instructions originated by the Controlled Accounts Agent directing the disposition of the funds in such Servicer Master Account without further consent by Servicer or any Subservicer, as applicable, (ii) the Servicer Account Bank has no rights of setoff or recoupment or any other claim against the applicable Servicer Master Account other than for payment of its service fees and other charges directly related to the administration of such Servicer Master Account and for returned checks or other items of payment, and (iii) the Servicer Account Bank shall forward, no later than the end of each Business Day, over an agreed minimum balance to be designated from time to time by the Controlled Accounts Agent, all amounts in the applicable Servicer Master Account to an account designated by the Controlled Accounts Agent pursuant to the Intercreditor Agreement from time to time.
(iii)Except as described in Section 6.04(u)(i), the Servicer Deposit Accounts shall not be used for the deposit of Collections, and the average monthly balance in any such Servicer Deposit Accounts shall not exceed $25,000.
(iv)Upon the occurrence and during the continuation of an Event of Default, the Servicer and each Subservicer agrees that Collateral Agent shall have the authority, in the name of the Servicer or such Subservicer, to issue such instructions as may be necessary or appropriate to cause the applicable financial institutions at which any Collections are deposited and all other accounts are held to recognize the Collateral Agent as the successor to the Servicer’s or such Subservicer’s rights to deposit therein.
(bm)Loomis Agreements and Loomis Side Letter. The Servicer and each Subservicer shall promptly, and in any event within ten (10) days of the opening of a new branch location, cause such branch location to become subject to a Loomis Agreement.
(bn)Electronic Vaulting. Each of the Servicer and each Subservicer agrees to use reasonable efforts to upload and maintain Electronic Contracts originated prior to the satisfaction of the Electronic Chattel Paper Condition in the Electronic Vault, to the extent such Electronic Contracts are capable of being uploaded in a manner that would perfect the Collateral Agent’s security interest in the Receivables related to such Electronic Contract pursuant to Section 9-105 of the UCC.
Section 1.01.Negative Covenants of the Servicer and each Subservicer. From the Closing Date until the Facility Termination Date:
(bo)Collection Account; Reserve Account. Neither the Servicer nor any Subservicer shall create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) with respect to the Collection Account or the Reserve Account. Neither the Servicer nor any Subservicer shall grant the right to take dominion or “control” (as defined in the relevant UCC) at a future time or upon the occurrence of a future event to any Person with respect to such Collection Account or the Reserve Account.
(bp)Mergers, Acquisition, Sales, Etc. The initial Servicer shall not (i) consolidate with or merge into any other Person or (ii) convey or transfer all or substantially all of its assets to any other Person unless the Servicer has complied with Section 7.14.
(bq)Change of Name or Location of Servicer Files or Receivable Files. Neither the Servicer nor any Subservicer shall change its name or its State of organization or move the location of its principal place of business and chief executive office without the prior written consent of the Collateral Agent and the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Servicer or Subservicer, as applicable, shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties, in the Collateral, subject only to Permitted Liens. In addition, if the Servicer or a Subservicer moves the Receivable (including the Receivable Files or the Servicer Files (other than the Authoritative Copy of any Electronic Contract following satisfaction of the Electronic Chattel Paper Condition) other than from a branch of First Heritage or any Originator or such Subservicer to another branch or a centralized servicing location of the Servicer or such Originator or such Subservicer, subcontractor or other agent of First Heritage, the Servicer shall deliver written notice thereof to the Collateral Agent, the Administrative Agent and the Lenders within ten (10) days following such move.
(br)Change in Payment Instructions to Obligors. Neither the Servicer nor any Subservicer will make any change in its instructions to the Obligors regarding payments to be made to the Borrower, the Servicer or a Subservicer, unless the Administrative Agent (acting at the direction of the Required Lenders) has consented to such change and has received duly executed documentation related thereto.
(bs)Extension or Amendment of Contracts. Neither the Servicer nor any Subservicer will, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.
(bt)Electronic Chattel Paper. None of the Servicer, any Subservicer nor any custodian or vaulting agent thereof, if any has communicated, nor will they communicate, an Authoritative Copy of any Electronic Contract to any Person other than the Electronic Vault Provider, the Servicer, the Subservicers, the Borrower, the Borrower Loan Trustee or the Collateral Agent.
(bu)No Liens. Except pursuant to Section 5.06(e), neither the Servicer nor any Subservicer shall sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien created by this Agreement) on the Collateral or any interest therein. The Servicer will notify the Collateral Agent, the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral promptly upon discovery thereof (but in no event later than three (3) Business Days after discovery thereof), and the Servicer shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer or any Subservicer.
(bv)Anti-Corruption Laws. Neither the Servicer nor any Subservicer shall use, nor shall they cause their respective Subsidiaries or their respective directors, officers, employees and agents to use, the proceeds of the Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Target, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(bw)Release; Additional Covenants. Neither the Servicer nor any Subservicer shall (i) release any underlying collateral securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder (or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Collection Policy) or upon transfer of such underlying collateral to a purchaser following repossession by the Servicer or any Subservicer in accordance with the Collection Policy, (ii) impair the rights of the Borrower, the Borrower Loan Trustee, the Collateral Agent, the Administrative Agent or the Secured Parties in the Collateral, or (iii) increase the number of Scheduled Payments due under a Receivable except as permitted herein.
(bx)Ownership Interest. First Heritage, as Servicer, shall cause each Originator to not sell, transfer, convey, assign or pledge any portion of its ownership interests in the Borrower, in each case, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).
(by)Servicer Accounts. Neither First Heritage, as Servicer, nor any Subservicer shall instruct any Obligor to remit payments to any account other than a Servicer Account listed on Schedule

G attached hereto, as such schedule may be updated by the Servicer pursuant to Section 6.04(t), the Collection Account or, if such payments consist of cash, to the account or location permitted by the applicable Loomis Agreement. First Heritage, as Servicer, shall not create or participate in the creation of, or permit to exist, any Liens and will not enter into any “control agreement” (as defined in the relevant UCC) with respect to any Servicer Account other than as set forth in Section 4.01(u) hereof and in, or permitted pursuant to, the Intercreditor Agreement.
(bz)Amendments. Neither the Servicer nor any Subservicer shall amend or modify, or permit the amendment or modification of, the provisions of any Loomis Agreement or the Loomis Side Letter, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed so long as such change does not adversely affect the Lenders.
Article 7

ADMINISTRATION AND SERVICING OF CONTRACTS
Section 1.01.Designation of Servicing and Subservicing.
(x)The Administrative Agent, each Agent, each Lender, the Borrower and the Borrower Loan Trustee, hereby appoint First Heritage, as Servicer, to service, manage, collect and administer the Receivables and the other Collateral and to enforce its respective rights and interests in and under the Collateral in accordance with and subject to the terms of this Agreement, and First Heritage hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer shall not be required to use separate servicing operations, offices, employees or accounts for servicing the Receivables from the operations, offices, employees and accounts used by the Servicer in connection with servicing other consumer receivables.
(y)Each Subservicer shall be responsible for the servicing and administration of the Receivables for which such Subservicer is designated as the Subservicer on the Schedule of Receivables; provided, however, that the Servicer may redesignate the Subservicers for particular Receivables from time to time; provided, further, that any such redesignation will comply with licensing regulations applicable to such Subservicers. Each Subservicer shall service and administer the related Receivables in accordance with the terms of this Agreement. As part of its servicing activities hereunder, the Servicer shall enforce the obligations of each Subservicer under this Agreement. For the avoidance of doubt, following the appointment of a Successor Servicer pursuant to Section 7.12, the related Successor Servicer shall not be required to enforce the obligations of any prior Subservicer that has been terminated pursuant to Section 7.01(c). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicers, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Receivables. The Servicer shall pay the costs of such enforcement at its own expense.
(z)The Servicer shall be entitled to terminate the subservicing of the Receivables by any Subservicer under this Agreement at any time in its sole discretion. In the event of termination of any Subservicer, the Servicer shall either (A) directly service the related Receivables, but only to the extent the Servicer has the regulatory authorizations to do so, or (B) appoint another duly licensed Subservicer to service and administer such Receivables and, in either case, such entity shall assume all such servicing obligations immediately upon such termination. Notwithstanding anything else to the contrary contained herein, all rights and obligations of the Subservicers under this Agreement shall terminate upon the termination of the Servicer pursuant to Section 7.01(c); provided, however, that any Subservicer may be engaged by any Successor Servicer, including the Back-up Servicer, on terms reasonably satisfactory to such Subservicer, to provide servicing and administration of the Receivables subject to the direction of such Successor Servicer (including the Back-up Servicer), and each Subservicer agrees to cooperate with any Successor Servicer (including the Back-up Servicer) in efforts to arrange any such engagement.
(aa)Each Subservicer shall provide or make available to the Servicer sufficient information relating to the subservicing of Receivables under this Agreement so as to enable the Servicer to prepare and deliver the Monthly Report.
(ab)Notwithstanding the appointment of the Subservicers for any such servicing and administration of the related Receivables or any other purpose hereunder, the Servicer shall remain obligated and solely liable to the Borrower, the Borrower Loan Trustee for the benefit of the Borrower, the Administrative Agent, the Lenders and the Collateral Agent for the servicing and administering of the Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing arrangement to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables.
Section 1.02.Servicing and Subservicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.08. The Servicer shall be further entitled to retain or cause to be withdrawn from the Collection Account any Excluded Amounts up to the Excluded Amounts Cap in accordance with Section 7.05. Each Subservicer shall be entitled to compensation for its services as a Subservicer under this Agreement by the Servicer as agreed to between the Servicer and such Subservicer, and no Subservicer will be entitled to any fee or other payment from, or claim on, any of the assets of the Collateral.
Section 1.03.Duties of the Servicer.
(a)Standard of Care. The Servicer and each Subservicer shall manage, service, administer and make collections on the Receivables in accordance with the Collection Policy and Applicable Law, using the degree of skill and attention that the Servicer exercises with respect to all comparable personal loans that it services for itself or others and Applicable Law in all material respects.
(b)Servicer Power of Attorney. The Borrower Loan Trustee hereby authorizes the Servicer acting alone or through an Affiliate or Subservicer, to execute, deliver and perform any and all agreements, documents or certificates as the Borrower Loan Trustee may be requested or required to undertake in connection with enforcing or exercising its rights as the legal title holder to the Receivables. In connection with the enforcement or exercise of any rights of the Borrower Loan Trustee with respect to any Receivables, the Borrower Loan Trustee shall furnish the Servicer or such Affiliate or Subservicer, as applicable, with a power of attorney (substantially in the form of Exhibit F-4 or Exhibit F-5 hereto, as applicable), and any other documents reasonably necessary or appropriate to enable the Servicer or such Affiliate or Subservicer, as applicable, to enforce or exercise such rights on behalf of the Borrower Loan Trustee; provided, however, that the Borrower Loan Trustee shall not be liable for any negligence with respect to, or misuse of, such power of attorney or any such documents by the Servicer, any Affiliate or any Subservicer or any of their agents and the Servicer shall indemnify and hold the Borrower Loan Trustee harmless against any costs, liabilities, expenses, losses, claims, damages, fines or penalties of any nature incurred in connection therewith.

(c)Collection Practices.
(i)Authority. Each of the Servicer and each Subservicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer and each Subservicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for Borrower, the Borrower Loan Trustee and the Secured Parties. Without limiting the generality of the foregoing and subject to Section 7.11, each of the Servicer and each Subservicer or its designee is hereby authorized and empowered, unless such power is revoked by the Administrative Agent (acting at the direction of the Required Lenders) on account of the occurrence of a Servicer Termination Event pursuant to Section 7.11, (i) to effect, on behalf of the Borrower, the Borrower Loan Trustee for the benefit of the Borrower, the Administrative Agent, the Lenders and the Collateral Agent, Renewals with respect to Receivables in accordance with the requirements of this Agreement and the Purchase Agreement and (ii) to execute and deliver, on behalf of the Borrower, the Borrower Loan Trustee for the benefit of the Borrower, the Administrative Agent, the Lenders and the Collateral Agent, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with Applicable Law, to commence collection proceedings with respect to such Receivables, in each case, subject to the terms of this Agreement. The Servicer and each Subservicer may in its discretion in accordance with the Collection Policy (1) grant extensions, rebates or adjustments on a Contract and amend or modify any Contract or Receivable and (2) waive any late payment charge or any other fees (not including interest on the Principal Balance of a Receivable) that may be collected in the ordinary course of servicing any Receivable. The Borrower, the Borrower Loan Trustee for the benefit of the Borrower, and the Collateral Agent, as applicable, shall furnish the Servicer with any documents reasonably requested by the Servicer or otherwise necessary to enable the Servicer to carry out its servicing and administrative duties hereunder; provided, however, that none of the Borrower Loan Trustee for the benefit of the Borrower, the Administrative Agent, the Lenders and the Collateral Agent shall be liable for any negligence with respect to, or misuse of, any such documents by the Servicer, the Subservicers or any of its agents and the Servicer shall indemnify and hold such Persons harmless against any costs, liabilities, expenses, losses, claims, damages, fines or penalties of any nature incurred in connection therewith.
(ii)Remittance of Collections. The Servicer shall deposit or cause to be deposited all Collections to the Collection Account no later than the second (2nd) Business Day following the date of receipt of such Collections, whether such Collections were received centrally, at a local branch or otherwise.
(iii)Adjustments. If (i) the Servicer or any Subservicer makes a deposit into the Collection Account in respect of a collection of a Receivable and such collection was received by the Servicer or Subservicer, as applicable, or in the form of a check or other payment which is not honored or is reversed for any reason or (ii) the Servicer or any Subservicer makes a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection, the Servicer or such Subservicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored or reversed payment or mistake. Any such adjustment shall be reflected in the records of the Servicer or the applicable Subservicer with respect to such Receivable. Any Scheduled Payment in respect of which a dishonored check or reversed payment is received shall be deemed not to have been paid.
(ac)Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, any duties as custodian) under the Basic

Documents to any of its Affiliates or (b) specific duties (including, without limitation, any duties as custodian) to sub-contractors (including the Subservicers) who are in the business of performing such duties, it being understood that Computershare as successor Servicer may, at any time without notice or consent, delegate any or all of its duties under the Basic Documents to any such sub-contractors; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Borrower, the Borrower Loan Trustee for the benefit of the Borrower, the Administrative Agent, the Lenders and the Collateral Agent for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Agreement, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable personal loans serviced by the Servicer for its own account.
(ad)Security Interests. The Servicer and each Subservicer shall, at the direction of the Borrower, the Borrower Loan Trustee, the Collateral Agent, the Administrative Agent or a Lender, take any action reasonably necessary to preserve and protect the security interests of the Borrower, the Borrower Loan Trustee and the Secured Parties in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer or such Subservicer.
(ae)Fidelity Bond/Insurance. Each of the Servicer and each Subservicer each hereby represents, warrants and covenants that is has obtained and shall continue to maintain in full force and effect a fidelity bond or comparable insurance in such form and amount as is customary for prudent servicers acting as custodian of funds and documents in respect of consumer contracts similar to the Receivables on behalf of institutional investors. All insurance required to be maintained pursuant to this section shall name the Borrower and the Borrower Loan Trustee as an additional insured.
(af)Recordkeeping. The Servicer shall:
(iv)maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of all documents in the Servicer File with respect to each Receivable and the underlying collateral related thereto; and
(v)keep books and records, in accordance with customary industry practices and consistent with its Securitizations, pertaining to the Receivables and make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer the Receivables shall remain at all times the property of the Borrower and the Borrower Loan Trustee for the benefit of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Servicer File shall become damaged, lost or destroyed while in the Servicer’s possession or control.
(a)Inspection. The Servicer and each Subservicer shall permit the Administrative Agent, the Backup Servicer, each Agent, the Lenders and their agents and representatives, upon thirty (30) days’ prior notice (provided that from and after the occurrence and during the continuance of any Event of Default or Facility Amortization Event, five (5) Business Days’ prior notice) and during regular business hours, to periodically, at the discretion of the Administrative Agent, the Backup Servicer and the Lenders, as applicable, review the collection and administration of the Receivables by the Servicer and the Subservicers in order to assess compliance by the Servicer and the Subservicers with the Collection Policy and this Agreement and may conduct a review of the Receivables and Receivable Files in conjunction with such a review. Such review may include tours of the facilities of the Servicer and the Subservicers and discussions with their respective managements. Reasonable costs and expenses incurred in connection with any such visit, review and inspection conducted pursuant to this subsection and the reports described in Section 7.08 shall be at the Servicer’s expense not to exceed $100,000 in any one calendar year; provided, that if no Event of Default or Facility Amortization Event shall have occurred and be continuing, the Administrative Agent, the Backup Servicer, each Agent, the Lenders or their respective agents or representatives shall only be entitled to conduct one such inspection during any 12-month period beginning on the Closing Date and on each anniversary thereof and provided, further, that if an Event of Default or Facility Amortization Event shall have occurred and be continuing, there shall be no limit on the number of such visits, reviews and inspections the Administrative Agent, the Backup Servicer, each Agent, the Lenders or their respective agents or representatives shall be entitled to conduct and there shall be no cap on the reimbursement by the Servicer of the reasonable costs and expenses incurred by the Administrative Agent, the Backup Servicer, each Agent, the Lenders or their respective agents or representatives in connection therewith. It is anticipated that each inspection by the Administrative Agent (or its designee) of the Servicer or Subservicers will be a full operational, legal, compliance and collateral audit and will verify among other items, the existence of Collateral, cash application and aging and eligibility, will include a litigation and regulatory review, and will confirm that internal ratings actually applied conform to underwriting standards. Each audit by the Administrative Agent (or its designee) will also include a sample review of no fewer than 125 Receivable Files and Servicer Files to check the accuracy of information provided by the Borrower, the Servicer or the Subservicers. The Servicer shall reimburse the Administrative Agent, the Backup Servicer, the Lenders and the Agents for all reasonable fees, costs and expenses incurred by or on behalf of the Administrative Agent and the Secured Parties in connection with the foregoing actions promptly upon receipt of a written invoice therefor. Nothing in this Section shall derogate from the obligation of the Administrative Agent, the Backup Servicer, each Agent, the Lenders (and their agents and representatives), the Servicer and the Subservicers to observe any Applicable Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer or any Subservicer to provide access to information as provided in this Section, the disclosure of which is prohibited by Applicable Law, shall not constitute a breach of this Section. Any audit, visit or inspection provided for herein shall be conducted in accordance with the rules of the Servicer respecting safety and security on its premises. Any access granted to Administrative Agent, the Backup Servicer, each Agent, the Lenders and their agents and representatives shall be coordinated and at the same time. Neither the foregoing nor any other provision of this Agreement shall be construed to give rise to a right, expectation or other entitlement on the part of any Person to inspect, examine, access or visit any Computershare data center, Computershare computer system or other secure Computershare facility, including at any such time that Computershare may be serving as Successor Servicer.
(b)Custody of Receivable Files.
(i)Custody. Each of the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the custodian (solely in its capacity as Servicer under the Basic Documents) of the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, in each case, for the benefit of the Secured Parties, solely in the Servicer’s capacity as custodian of the Receivable File.
(ii)Safekeeping of Contracts. The Servicer, in its capacity as custodian, or a Subservicer appointed by the Servicer as subcustodian pursuant to paragraph (i)(v) below, shall hold the Receivable Files (including any original physical Contract) for the benefit of the Borrower, the Borrower Loan Trustee and the Secured Parties, as pledgee of the Borrower and the Borrower Loan Trustee for the benefit of the Borrower; provided that, that the Servicer, in its capacity as custodian, or a Subservicer appointed by the Servicer as subcustodian pursuant to paragraph

(i)(v) below, shall ensure that, following satisfaction of the Electronic Chattel Paper Condition, the Electronic Contracts (other than Specified Electronic Contracts) are maintained by the Electronic Vault Provider as a designated custodian of the Collateral Agent (for the benefit of the Secured Parties) in the Electronic Vault. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices. The Servicer will promptly report to the Borrower, the Borrower Loan Trustee for the benefit of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders any failure on its part or on the part of a Subservicer acting as subcustodian to hold the Receivable Files and maintain its account, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Secured Parties of the Receivable Files. The Servicer will make available to the Collateral Agent, the Administrative Agent and each Lender or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon reasonable requests.
(iii)Effective Period and Termination. The Servicer’s appointment as custodian with respect to any Receivable shall become effective as of the Cutoff Date for such Receivable and such appointment of the Servicer as custodian shall terminate concurrently with any termination of the Servicer in accordance with the terms this Agreement. Upon such termination, the Servicer shall transfer the Receivable Files in accordance with Section 7.12.
(iv)Establishment of Imaging System; Delivery of Imaged Files. Other than with respect to any Electronic Contract (excluding any Specified Electronic Contract) following the satisfaction of the Electronic Chattel Paper Condition, the Servicer shall maintain an imaging system through which the original physical loan agreement or promissory note with respect to a Receivable and, with respect to any Hard Secured Receivable, the original physical certificate of title, if any, with respect to the Titled Asset securing such Hard Secured Receivable may be imaged and captured through a standalone PDF, or another electronic medium, with images captured, stored at a central location and identifiable as a backup to physical documentation. For the avoidance of doubt, following the satisfaction of the Electronic Chattel Paper Condition, the Authoritative Copy with respect to which the related Contract is an Electronic Contract (other than a Specified Electronic Contract) will be stored in the Electronic Vault and will not be delivered to or reviewed or retained by the Image File Custodian.
(v)Subcustodian. The initial Servicer, in its capacity as custodian, may appoint a Subservicer as subcustodian with respect to any Receivable File pursuant to Section 7.03(d). In the event that the initial Servicer, in its capacity as custodian, is terminated in such capacity hereunder, each subcustodian will be terminated as subcustodian for each Receivable with respect to which it is then acting in such capacity.
(a)Renewals. The Servicer may effect, on behalf of the Borrower and the Borrower Loan Trustee, Renewals with respect to Receivables in accordance with the Collection Policy and the requirements of this Agreement and the Purchase Agreement. In connection with any Renewal (other than a Renewal Receivable Replacement), on the day on which an Originator pays the Terminated Receivable Price, the Servicer shall deposit such amounts in immediately available funds into the Collection Account on such date.
Section 1.01.Collection of Payments; Establishment of Accounts.
(b)Payment Instructions. On or before the Closing Date with respect to the Initial Receivables and on or before the relevant Funding Date with respect to the Subsequent Receivables, the Servicer and each Subservicer shall have instructed each Obligor to make all payments in respect of the Receivables to a Servicer Account, in accordance with the Collection Policy. In addition, the Servicer shall cause all Collections on deposit in any Servicer Deposit

Account to be swept daily into a Servicer Master Account (or directly into the Collection Account).
(c)Establishment of the Accounts. The Paying Agent shall establish, on or before the Closing Date, and maintain in the name of the Collateral Agent, for the benefit of the Secured Parties, with a bank that is a Qualified Institution, (i) the Collection Account and (ii) the Reserve Account, in each case over which the Collateral Agent shall have sole dominion and control and from which neither the Servicer nor the Borrower shall have any right of withdrawal, except as otherwise set forth in the Account Control Agreement. The Borrower will be required to pay all reasonable fees and expenses owing to the Paying Agent in connection with the maintenance of the Accounts for its own account and shall not be entitled to any payment therefor.
To the extent that the Reserve Account or Collection Account is a “securities account” within the meaning of Section 8-501 of the UCC:
(i)the Paying Agent shall comply with any order or instructions (each, an “Order”) from the Administrative Agent directing transfer or redemption of any financial asset credited to such account without further consent by the Borrower, the Borrower Loan Trustee, the First Heritage Entities, the Servicer or any other Person;
(ii)the Paying Agent shall treat any investment property, financial assets, securities, instruments, general intangibles or other property credited to any such account as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC; and
(iii)securities or financial assets credited to the Reserve Account or the Collection Account, as applicable, shall be registered in the name of the Paying Agent, indorsed to the Paying Agent or in blank or credited to another securities account maintained in the name of the Paying Agent and in no case will any financial asset credited to the Reserve Account or the Collection Account, as applicable, be registered in the name of the Borrower or the Servicer, payable to the order of the Borrower or the Servicer, or specially indorsed to the Borrower or the Servicer, except to the extent the foregoing have been specially indorsed to the Paying Agent or in blank.
To the extent that the Reserve Account or the Collection Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Paying Agent shall comply with any order or instructions (each also, an “Order”) from the Collateral Agent (at the direction of the Administrative Agent) directing disposition of funds in such accounts without further consent by the Borrower, the Borrower Loan Trustee, the First Heritage Entities, the Servicer or any other Person.
Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Depository Institution’s jurisdiction and the Reserve Account and the Collection Account (as well as any securities entitlements related thereto) shall be governed by the laws of the State of New York.
Section 1.04.Payment of Certain Expenses by the Initial Servicer. Subject to Section 7.08, the initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants and third party due diligence providers, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of Subservicers (including monthly compensation for acting as Subservicers) and agents of the Servicer and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee; provided, that the initial Servicer shall be able to retain from collections prior to the deposit thereof to the

Collection Account or net from collections prior to their application pursuant to Section 2.08(a) any Excluded Amounts subject to the Excluded Amounts Cap.
Section 1.05.Reports.
(ag)Monthly Reports; Monthly Loan Tapes. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, each Loan Rating Agency, if any, each Agent, each Lender, each Hedge Counterparty, the Backup Servicer and the Paying Agent (i) a Monthly Report, (ii) a Monthly Loan Tape, (iii) an updated Schedule of Receivables and (iv) an Officer’s Certificate, dated as of related Determination Date, stating that (A) a review of the activities of the Servicer and Subservicers during such Collection Period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Servicer and the Subservicers have fulfilled in all material respects all of their respective obligations under this Agreement throughout such Collection Period (or such longer period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
(ah)Financial Statements. The initial Servicer shall furnish to the Administrative Agent (i) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, unaudited quarterly financial statements of Parent and its Subsidiaries on a consolidated and consolidating basis consisting of a balance sheet and statements of income and cash flows as of the end of the immediately preceding fiscal quarter, (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, unaudited quarterly financial statements of the initial Servicer and its Subsidiaries on a consolidated and consolidating basis consisting of a balance sheet and statements of income and cash flows as of the end of the immediately preceding fiscal quarter, (iii) as soon as available and in any event within one-hundred twenty (120) calendar days after the end of each fiscal year of Parent and its Subsidiaries, audited annual financial statements of Parent and its Subsidiaries on a consolidated and consolidating basis, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, retained earnings, cash flows and owners’ equity for such completed fiscal year and (iv) as soon as available and in any event within one-hundred twenty (120) calendar days after the end of each fiscal year of the initial Servicer and its Subsidiaries, unaudited annual financial statements of the initial Servicer and its Subsidiaries on a consolidated and consolidating basis, including the notes thereto, consisting of a balance sheet at the end of such completed fiscal year and the related statements of income, retained earnings, cash flows and owners’ equity for such completed fiscal year.
(ai)Static Pool Information. The initial Servicer will provide to the Administrative Agent, each Agent and each Lender in regard to vintage originations, upon request (i) static pool gross and net loss history, (ii) static pool charged-off receivable recovery rates, (iii) static pool origination characteristics and (iv) any additional static pool information reasonably requested by the Administrative Agent, any Agent or any Lender.
Section 1.06.Annual Statement as to Compliance. The Servicer shall deliver to the Borrower, the Administrative Agent, each Loan Rating Agency, if any, each Agent, each Lender, on or before April 30th of each calendar year, beginning in 2023, an Officer’s Certificate, dated as of December 31st of the immediately preceding year, stating that (A) a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement was conducted under such officer's supervision and (B) based on such review, each of the Servicer the Subservicers have, to the best of such officer’s knowledge, performed in all material respects all of its obligations under this Agreement throughout such year (or such longer period in the case of the first such Officer’s Certificate) and no Servicer Termination Event has occurred and is continuing, or, if a Servicer Termination Event has occurred, specifying each such default known to such officer and the nature and status thereof.
Section 1.07.Annual Diligence Reports. The initial Servicer will deliver to the Collateral Agent, the Administrative Agent, each Agent and each Lender, on or before April 30th of each year, beginning in 2023, a copy of a report prepared by a firm of independent certified public accountants or third party due diligence provider reasonably acceptable to the Required Lenders, who may also render other services to the Servicer or any of its Affiliates, addressed to the board of directors of the Servicer or any of its Affiliates, the Administrative Agent, the Collateral Agent and the Agents and dated during the current year, to the effect that such firm has examined the policies and procedures of the Servicer and the Subservicers and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances, which are acceptable to the Required Lenders) relating to the servicing of the Receivables and the administration of the Receivables (including the preparation of the Monthly Reports, the Monthly Loan Tapes and such other information as may reasonably be requested by the Required Lenders) during the preceding calendar year (or such longer period in the case of the first report) and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report, and that such examination (a) was performed in accordance with standards established by the American Institute of Certified Public Accountants or another standard reasonably acceptable to the Required Lenders and (b) included tests relating to personal loans serviced for others in accordance with the requirements of any program under which the Servicer customarily provides such reporting to other warehouse lenders similarly situated, which may include Uniform Single Attestation Program for Mortgage Bankers, SSAE 16 reports or comparable reports to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement; provided, that, if the Successor Servicer is then acting as Servicer, then such Successor Servicer shall only be required to deliver such report at the request, and at the expense, of the Administrative Agent, and, such request notwithstanding, shall be required to deliver such Successor Servicer’s standard SSAE 16 report or comparable reports to the Collateral Agent, the Administrative Agent, each Agent and each Lender, on or before April 30th of the year following such request, beginning in 2023. Notwithstanding the foregoing, to the extent that in connection with public offerings, Regulation AB under the Securities Act requires the delivery of an annual attestation of a firm of independent public accountants with respect to the assessment of servicing compliance with specified servicing criteria of the Servicer stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed, the delivery of a copy of such an attestation to the Administrative Agent, the Collateral Agent and the Agents shall be deemed to satisfy the provisions of this Section. Such report shall also indicate that the firm is “Independent” of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
In the event such independent certified public accountant or third party due diligence provider, as applicable, requires the Collateral Agent, the Backup Servicer, or the Paying Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section, the Servicer shall direct the related party in writing to so agree; it being understood and agreed that the Collateral Agent, the Backup Servicer and the Paying Agent will deliver any such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent, the Backup Servicer and the Paying Agent have not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

The Servicer shall pay all costs and expenses associated with this Section 7.08 subject to the cap on expenses described in Section 7.03(h).
Section 1.08.Limitation on Liability of the Servicer, the Subservicers and Others. Except as otherwise provided herein, neither the Servicer, the Subservicers nor any of their respective directors, officers, partner, members, managers, employees or agents shall be under any liability to the Secured Parties, the Administrative Agent, the Backup Servicer, the Image File Custodian, the Borrower Loan Trustee or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Subservicers or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct or gross negligence in the performance of duties. The Servicer, the Subservicers and any director, officer, employee, partner, member, manager, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer, the Subservicers or any Affiliate thereof) respecting any matters arising hereunder.
Section 1.10.The Servicer Not to Resign. The Servicer shall resign only if the Servicer provides an Opinion of Counsel to the Administrative Agent, the Collateral Agent, the Agents and the Backup Servicer to the effect that it is no longer permitted by Applicable Law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until the Backup Servicer or a different entity, acceptable to the Administrative Agent (acting at the direction of the Required Lenders), has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Collection Policy.
Section 1.11.Servicer Termination Events. The occurrence and continuance of any one of the following events shall constitute a “Servicer Termination Event” hereunder:
(a)The occurrence of a Level III Trigger Event;
(b)any failure by the Servicer or any Subservicer to (i) deliver any Collections or (ii) make any payment, transfer or deposit, in each case as required by this Agreement or any other Servicer Basic Document and, in each case, which failure shall continue unremedied for three (3) Business Days after (A) receipt of written notice of such failure by the Servicer from the Collateral Agent, the Administrative Agent, any Agent, any Lender or the Paying Agent or (ii) discovery of such failure by a Responsible Officer of the Servicer or such Subservicer;
(c)any failure by the Servicer to deliver to the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Image File Custodian or the Backup Servicer a Monthly Report and a Monthly Loan Tape when required that shall continue unremedied for three (3) Business Days after (i) receipt of written notice of such failure by the Servicer from the Borrower, the Borrower Loan Trustee, the Collateral Agent, the Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;
(d)any merger or consolidation of the Servicer in breach of Section 7.14;
(e)any failure by the Servicer or any Subservicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer or such Subservicer, as applicable, set forth in any Servicer Basic Document, which failure shall remain unremedied for thirty (30) days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Collateral Agent, the Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer or such Subservicer, as applicable; it being understood that any repurchase of a Receivable by the

Servicer pursuant to Section 5.06 shall be deemed to remedy any breach of any covenant or agreement with respect to such Receivable;
(f)any representation, warranty or certification made by the Servicer or any Subservicer in any Servicer Basic Document or in any other certificate, information or report delivered pursuant to any Servicer Basic Document shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, which failure remains unremedied for thirty (30) days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Borrower, the Borrower Loan Trustee, the Collateral Agent, Administrative Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer or such Subservicer; it being understood that any repurchase of a Receivable by the Servicer pursuant to Section 5.06 shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable;
(g)an Insolvency Event shall occur with respect to the Servicer or any Subservicer; or
(h)an Event of Default shall have occurred and shall not have been waived.
During the continuance of any of the foregoing, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent and the Required Lenders, the Administrative Agent acting at the direction of the Required Lenders, by written notice to the Servicer (with a copy to each Agent, the Image File Custodian, the Collateral Agent, the Paying Agent and the Backup Servicer) (each, a “Servicer Termination Notice”), shall terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and direct any applicable party to terminate any power of attorney granted to the Servicer or any Subservicer and direct such party to execute a new power of attorney to the Administrative Agent or its designee.
Section 1.17.Appointment of Successor Servicer.
(a)On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Servicer, the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) and the Administrative Agent (acting at the direction of the Required Lenders); provided, however, that the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) shall use its best efforts to effect the transition of the servicing and will assume the duties of the Servicer no more than sixty (60) days after receipt by the Servicer and the Backup Servicer of the Servicer Termination Notice; provided, that, if the Servicer at such time was servicing the Receivables using two separate servicing platforms, then the Backup Servicer will assume the duties of the Servicer no more than ninety (90) days after receipt by the Servicer and the Backup Servicer of the Servicer Termination Notice. The Administrative Agent (acting at the direction of the Required Lenders) shall, at the time described in the immediately preceding sentence, appoint the Backup Servicer as the Successor Servicer hereunder, and the Backup Servicer shall, except to the extent otherwise set forth herein, on such date assume all duties, liabilities and obligations of the Servicer hereunder from and after such date, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer.
(b)In the event that the Administrative Agent (acting at the direction of the Required Lenders) does not so appoint the Backup Servicer to succeed the Servicer as Servicer hereunder or the Backup Servicer is unable to assume such obligations on the date specified, the Administrative Agent (acting at the direction of the Required Lenders) shall as promptly as possible appoint a different entity to be the Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption agreement in a form acceptable to the Administrative Agent (acting at the direction of the Required Lenders) provided, however, that if the Administrative Agent (acting at the direction of the Required Lenders) designates as Successor Servicer any Person other than the Backup Servicer, the Administrative Agent shall provide ten (10) Business Days’ prior written notice to each Loan Rating Agency, if any. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent (acting at the direction of the Required Lenders) shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000, that meets (or the parents of which meets) the Long-Term Ratings Requirement and whose regular business includes the servicing of personal loans as the Successor Servicer hereunder.
(c)The Administrative Agent (acting at the direction of the Required Lenders) shall have the same rights of removal and termination for cause with respect to any Successor Servicer as with respect to First Heritage as the Servicer.
(d)All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred by the Backup Servicer or other Successor Servicer in connection with the transfer and assumption of servicing obligations hereunder from the Servicer to the Backup Servicer or other Successor Servicer, converting the Servicer’s data to such Person’s computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of a written invoice setting forth reasonable transition expenses not exceeding, if the Servicer is at such time utilizing one servicing system for the servicing of the Receivables, $250,000, and if the Servicer is at such time utilizing two servicing systems for the servicing of the Receivables, $500,000 (the “Transition Expenses”) in the aggregate as to the Backup Servicer or other Successor Servicer. In no event shall the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails promptly to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.08.
(e)Upon the termination and removal of the Servicer and the assumption by the Successor Servicer hereunder, the predecessor Servicer and each Subservicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all Collections that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, the Collection Account, the Reserve Account and Servicer Files and other records maintained by the Servicer.
(f)Subject to Section 7.13 and Section 7.15(b), upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, be entitled to the rights, protections, indemnities and immunities, of the Servicer hereunder and thereunder, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Notwithstanding any provision of this Agreement or any other Basic Document to the contrary, any Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor becomes the Successor Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any repurchase, reacquiring, reimbursement or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party to this

Agreement, (v) no liability or obligation with respect to any Servicer indemnification, defense or hold harmless obligations of any prior Servicer, (vi) no obligation to service the Receivables in accordance with the collection policies of First Heritage, but shall use its customary collection policies for similar assets, and (vii) no obligation for any deficiency collections or enforcement of the Borrower’s or the Originators’ rights under any Purchase Agreement. Without limiting the generality of the foregoing, if the Backup Servicer becomes the Successor Servicer, (i) any provision hereof or any other Basic Document providing that the Servicer shall take or omit to take any action, or shall have any obligation to do or not do any other thing, upon its “knowledge” (or any derivation thereof), “discovery” (or any derivation thereof) or awareness (or any derivation thereof) shall be interpreted as the actual knowledge of a Responsible Officer of the Backup Servicer as Successor Servicer, (ii) the Backup Servicer as Successor Servicer shall not be liable for any claims, liabilities or expenses relating to the engagement or any report issued in connection with such engagement and dissemination of any such report of any accountants appointed by it, as Successor Servicer, pursuant to the provisions of this Agreement, and the dissemination of such report shall, if applicable, be subject to the consent of such accountants, (iii) the Backup Servicer as Successor Servicer shall have no obligation to provide investment direction with respect to any funds in the Accounts, which direction shall be given by the Borrower, (iv) such Successor Servicer shall in no event be obligated to assume, or be deemed to have assumed, the duties, obligations or liabilities of any Person other than the Servicer, solely in its capacity as Servicer under this Agreement. The indemnification obligations of the Backup Servicer, upon becoming Successor Servicer are expressly limited to liability caused by the gross negligence or willful misconduct of the Backup Servicer in its role as Successor Servicer, as determined by a final non-appealable order of a court of competent jurisdiction.
(g)All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer as servicer and shall pass to and be vested in the Administrative Agent and the Administrative Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.
(h)The Administrative Agent may, solely for purposes of establishing the fee to be paid to any Successor Servicer after a notice of removal of the Servicer pursuant to this Article, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of consumer loan receivables similar to the Receivables and that are not Affiliates of the Servicer or the Borrower and are reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders). Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee and that any fees and transfer costs in excess of the Servicing Fee shall be paid by the Borrower from amounts received pursuant to Section 2.08. The Borrower may also solicit additional bids from other such entities. Such Successor Servicer (if a Person other than the Backup Servicer) shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.08 (up to the Servicing Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Administrative Agent (acting at the direction of the Required Lenders) and may revise the percentage used to calculate the Servicing Fee, which, if the Backup Servicer is not the Successor Servicer, may be adjusted in the sole discretion of the Administrative Agent (acting at the direction of the Required Lenders).

Section 1.2.Rights After Assumption of Duties by Successor Servicer; Liability. At any time following the assumption of the duties of the Servicer by the Backup Servicer or the designation of a Successor Servicer pursuant to Section 7.12 as a result of the occurrence of a Servicer Termination Event:
(a)The Servicer, on behalf of the Borrower and the Borrower Loan Trustee for the benefit of the Borrower, shall, at the Collateral Agent’s, the Administrative Agent’s or the Required Lender’s request, (i) assemble all of the records relating to the Collateral, including all Receivable Files, and shall make the same available to the Collateral Agent, the Administrative Agent or the Successor Servicer at a place selected by the Collateral Agent or the Administrative Agent (acting at the direction of the Required Lenders), and (ii) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Administrative Agent and the Required Lenders and shall, promptly upon receipt but no later than two (2) Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to, or at the direction of, the Administrative Agent (acting at the direction of the Required Lenders).
(b)The Borrower hereby authorizes the Collateral Agent, to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Collateral Agent (acting at the direction of the Administrative Agent or the Required Lenders), to collect all amounts due under any and all of the Collateral with respect thereto, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.
(c)The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.12. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.
(d)The Backup Servicer shall not be charged with knowledge of any event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Borrower Loan Trustee, the Servicer, the Administrative Agent or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.
(e)The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it reasonably determines that the repayment of such funds or adequate written indemnity against such risks or liability is not available prior to the expenditure of such funds or the incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Borrower Loan Trustee, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

(f)If requested by the Administrative Agent (acting at the direction of the Required Lenders), the Backup Servicer (in its capacity as the Successor Servicer) shall direct the Obligors then making payments directly to the Servicer to make all payments under the Receivables directly to the Backup Servicer (in its capacity as the Successor Servicer), in which event the Backup Servicer shall process all such payments, or to a lockbox or lockbox account established by the Backup Servicer (in its capacity as the Successor Servicer) at the direction of the Collateral Agent (acting at the direction of the Administrative Agent or the Required Lenders).
Section 1.18.Merger or Consolidation, Assumption of Obligations or Resignation, of the Servicer. Any Person (a) into which the initial Servicer may be merged or consolidated in accordance with Section 6.05(b), (b) which may result from any merger or consolidation to which the initial Servicer may be a party in accordance with Section 6.05(b), (c) which may succeed to the properties and assets of the initial Servicer substantially as a whole or (d) which may succeed to the duties and obligations of the initial Servicer under this Agreement following the resignation of the Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent (acting at the direction of the Required Lenders) to perform every obligation of the Servicer hereunder, shall, be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:
(i)prior written notice of such consolidation, merger, succession or resignation shall be delivered by the initial Servicer to the Administrative Agent, the Collateral Agent, each Lender, the Image File Custodian and the Paying Agent;
(ii)immediately after giving effect to such consolidation, merger, succession or resignation, no Servicer Termination Event and no event which after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and is continuing;
(iii)no Event of Default, Unmatured Event of Default or Facility Amortization Event would occur as result of such consolidation, merger, succession or resignation;
(iv)the initial Servicer shall have delivered to the Borrower, the Borrower Loan Trustee, the Administrative Agent, the Collateral Agent, each Lender and the Image File Custodian an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with; and
(v)the initial Servicer shall have delivered to the Borrower, the Borrower Loan Trustee, the Administrative Agent, the Collateral Agent, each Lender and the Image File Custodian an Opinion of Counsel to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower, the Borrower Loan Trustee, the Secured Parties, the Administrative Agent and the Image File Custodian in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.
Section 1.12.Computershare as Successor Servicer. In the event that Computershare becomes the Successor Servicer hereunder following the termination of First Heritage as Servicer, the following shall apply with respect to Computershare, as Successor Servicer:
(g)Servicing Fee. At all times that Computershare or another Person is acting as Successor Servicer hereunder, “Servicing Fee Rate” shall mean the greater of (i) 4.75% per annum and (ii) the average of three bids obtained by the Administrative Agent pursuant to the first two sentences of Section 7.12(h).

(h)Covenants; Representations and Warranties. The covenants and representations and warranties of First Heritage, as Servicer, shall apply to Computershare as Successor Servicer but shall be deemed modified to the extent necessary to apply to Computershare; provided, however, that prior to or promptly following the Assumption Date, applicable modifications and amendments shall be agreed upon by Computershare and the Administrative Agent, as contemplated by Section 7.15(f).
(i)Delegation of Duties. Computershare, as Successor Servicer, may, at any time without notice or consent, delegate (a) any or all of its duties under the Basic Documents to any of its Affiliates or (b) specific duties to sub-contractors (including the Subservicers) who are in the business of performing such duties; provided, that no such delegation shall relieve the Computershare, as Successor Servicer, of its responsibility with respect to such duties and Computershare, as Successor Servicer, shall remain obligated and liable to the Borrower, the Borrower Loan Trustee for the benefit of the Borrower, the Administrative Agent, the Lenders and the Collateral Agent for its duties hereunder as if Computershare, as Successor Servicer, alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 7.15(c), Computershare, as Successor Servicer, shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Computershare, as Successor Servicer, follows with respect to comparable personal loans serviced by Computershare, as Successor Servicer, for its own account.
(j)Servicer Obligations.
(i)Computershare, in any of its capacities hereunder, shall have no obligation to provide investment directions pursuant to Section 2.11 or any other Section requiring investment directions from the Servicer.
(ii)Computershare, in any of its capacities hereunder, shall not be responsible for any deficiency collections or enforcement of the Borrower’s rights under the Purchase Agreement, as set forth in Section 7.03(c)(i). Without limiting any of the Collateral Agent’s rights, privileges, and immunities hereunder, the Collateral Agent hereby agrees to enforce the rights of the Borrower under the Purchase Agreement in accordance with the written direction of the Administrative Agent.
(k)Termination. Computershare, as Successor Servicer, shall only be terminated in accordance with this subsection and “Servicer Termination Event” shall mean and refer to the following on and after the Assumption Date:
(i)Computershare, as Successor Servicer, shall fail to make any payment, transfer or deposit as required under this Agreement;
(ii)Computershare, as Successor Servicer, shall fail to observe or perform in any material respect any other covenant or agreement of the Servicer as set forth in this Agreement;
(iii)material breach of a representation, warranty or certification by Computershare made by it in its role as Successor Servicer under this Agreement; or
(iv)an Insolvency Event shall occur with respect to Computershare.
Upon the occurrence and continuation of a Servicer Termination Event, the Administrative Agent shall notify Computershare of such Servicer Termination Event and Computershare shall have sixty (60) days thereafter to cure such breach. Should Computershare fail to cure such breach, then upon the lapse of sixty (60) days thereafter or at such later time specified by the Administrative Agent (acting at the direction of the Required Lenders), Computershare shall be removed as Servicer and a new Successor Servicer shall be appointed in accordance with the terms hereof.
The Administrative Agent, with the consent of the Required Lenders, may terminate Computershare as Successor Servicer hereunder in its sole discretion, upon ninety (90) days’ prior written notice to Computershare.
(l)Amendment. Prior to or promptly following the Assumption Date, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to the Backup Servicer, the Collateral Agent and the Administrative Agent (acting at the direction of the Required Lenders), providing for such modifications of this Agreement as are necessary to permit the Backup Servicer to fulfill its responsibilities hereunder as Successor Servicer.
Section 1.19.Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform or shall cause the Servicer to perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) to the extent required pursuant to Section 6.01(j), pay, or cause to be paid, when due any Taxes of the Borrower or the Borrower Loan Trustee, including any sales taxes payable in connection with the Receivables and their creation and satisfaction. No Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower or the Borrower Loan Trustee thereunder.
Section 1.20.Servicing Centralization Event. Upon the occurrence of a Servicing Centralization Event, the Servicer shall promptly send notice thereof to the parties hereto, and the Backup Servicer and the Servicer shall work with the Collateral Agent, the Administrative Agent and the Lenders to put into effect the items described on Schedule F, together with such other items as may reasonably be agreed upon between the Backup Servicer, the Collateral Agent, the Administrative Agent and the Lenders.
Article 8

THE BACKUP SERVICER
Section 1.02.Designation of the Backup Servicer.
(a)The backup servicing role with respect to the Receivables shall be conducted by the Person appointed to act as Backup Servicer hereunder from time to time in accordance with this Section.
(b)The Borrower (on behalf of itself and on behalf of the Borrower Loan Trustee) and the Administrative Agent on behalf of the Secured Parties, each hereby appoints and directs Computershare to act as Backup Servicer, for the benefit of the Secured Parties. Computershare hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
(c)Until the receipt by Computershare of a notice from the Administrative Agent of the designation of a new Backup Servicer pursuant to Section 8.04, Computershare agrees that it will not terminate its activities as Backup Servicer hereunder except in accordance with Section 8.05.

(d)Upon the occurrence of a Servicer Termination Event, the Administrative Agent (acting at the direction of the Required Lenders) may designate the Backup Servicer to act as Successor Servicer for the benefit of the Secured Parties. The Backup Servicer shall accept such appointment and agree to perform the duties and obligations with respect thereto set forth herein, subject to the terms hereof.
Section 1.02.Duties of the Backup Servicer. From the Closing Date until the earlier of (i) its removal pursuant to Section 8.04, (ii) its resignation in accordance with the provisions of Section 8.05, (iii) its appointment as Successor Servicer pursuant to Section 7.12(a) or (iv) the Facility Termination Date, the Backup Servicer shall perform, on behalf of the Secured Parties, the obligations of the Backup Servicer set forth in this Section 8.02:
(e)At least one Business Day before each Reporting Date, the Servicer shall deliver to the Backup Servicer an electronic file containing all information necessary to allow the Backup Servicer to review the Monthly Report related thereto and determine that such electronic file is readable and contains all information necessary for the Backup Servicer to complete its duties herein. The Backup Servicer shall, within three (3) Business Days after receipt of the Monthly Loan Tape referred to in the preceding sentence, load such electronic file, confirm such computer tape or diskette is in readable form and (A) verify the following based solely on information contained in the electronic file: the aggregate Principal Balance of all Receivables as of the most recent Determination Date, the Annualized Net Charge-off Ratio and the Delinquency Ratio (31+ Days) as of the related Determination Date, (B) based solely on a mathematical recalculation of information contained in the Monthly Report confirm the following: Servicing Fee, Backup Servicing Fee, Paying Agent/Collateral Agent Fee, Class A Monthly Principal Payment, Class B Monthly Principal Payment, the amount due to the Reserve Account pursuant to Section 2.08(a)(vii), the amount due to the Class A Lender pursuant to Section 2.08(a)(viii), the amount due to the Class B Lender pursuant to Section 2.08(a)(viii), the remaining amount due to the Borrower pursuant to Section 2.08(a)(xiii), the Class A Borrowing Base, the Total Borrowing Base as of the related Reporting Date (calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date, but prior to the date of such Monthly Report, the related Cutoff Date), (C) based solely on the records of the Paying Agent confirm the following: the Reserve Account Amount as of the related Determination Date, each as set forth in the Monthly Report. In the event of any discrepancy between the information set forth in the two foregoing sentences, as determined or calculated by the Servicer, from that determined or calculated by the Backup Servicer, the Backup Servicer shall notify the Servicer of such discrepancy at or before the close of business on the Business Day immediately preceding the related Payment Date and, if by the Business Day following receipt by the Servicer of such notice, the Backup Servicer and the Servicer are unable to resolve such discrepancy, the Backup Servicer shall promptly notify the Administrative Agent and the Agents of such discrepancy. The Backup Servicer shall provide a monthly report, in form and substance satisfactory to the Backup Servicer, the Administrative Agent, the Agents and the Servicer, to the Administrative Agent, the Agents and the Servicer, at or before the close of business on the Business Day immediately preceding the related Payment Date. The Backup Servicer, in its capacity as such, shall not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer. Notwithstanding the foregoing, if the Monthly Loan Tape or the Monthly Report does not contain sufficient information for the Backup Servicer to perform any action hereunder, the Backup Servicer shall promptly notify the Servicer of any additional information to be delivered by the Servicer to the Backup Servicer, and the Backup Servicer and the Servicer shall mutually agree upon the form thereof; provided, however, that the Backup Servicer shall not be liable for the performance of any action unable to be taken hereunder without such additional information until it is received from the Servicer.

(f)On or prior to the 60th day after the Closing Date, the Servicer shall deliver the Test Data File to the Backup Servicer, in a format acceptable to the Backup Servicer. The Backup Servicer and the Servicer will agree upon the file layout and electronic medium to transfer such data to the Backup Servicer. Any reasonable cost associated with the obligations of the Backup Servicer described in this subsection shall be at the expense of the Servicer, and, to the extent that the Servicer does not pay such amounts, the Backup Servicer shall be entitled to recover such amounts pursuant to Section 2.08. On an annual basis, on the anniversary date of the Closing Date, the Servicer shall provide to the Backup Servicer a description of any material changes which have been made to the Servicer’s system of record.
(g)Other than as specifically set forth elsewhere in this Agreement, (i) the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no Liability for any action taken or omitted by the Servicer and (ii) shall have no obligation to confirm or verify the content, accuracy or completeness of any information delivered to the Backup Servicer.
(h)The Backup Servicer shall consult with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer’s obligations hereunder, including the obligation, if requested in writing by the Administrative Agent (acting at the direction of the Required Lenders), to succeed to the duties and obligations of the Servicer pursuant hereto.
(i)Except as provided in this Agreement, the Backup Servicer may accept and rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, “Errors”) exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no Liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event the Backup Servicer has actual knowledge or receives written notice of Errors or Continued Errors, the Backup Servicer shall promptly notify the Servicer of such Errors or Continued Errors and, with the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. The Backup Servicer shall be entitled to recover its reasonable costs thereby expended from the Servicer (or, to the extent not paid by the Servicer, in accordance with Section 2.08).
(j)The Backup Servicer shall be indemnified by the Servicer and the Borrower pursuant to Section 11.01 and Section 11.02.
(k)The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.12. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.
(l)The Backup Servicer shall not be charged with knowledge of any event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event,

unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Borrower Loan Trustee, the Servicer, the Administrative Agent or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.
(m)The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Borrower Loan Trustee, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.
(n)In no event shall the Backup Servicer be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Backup Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.
(o)The Backup Servicer may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through Affiliates, agents or attorneys or a custodian. The Backup Servicer shall not be responsible for any misconduct or negligence of any agent, attorney or custodian appointed with due care by it hereunder.
(p)Notwithstanding anything stated herein to the contrary, nothing herein shall be construed to impose an obligation on the part of the Backup Servicer to investigate, evaluate, verify, independently determine or re-calculate any information, statement, representation or warranty or any fact or matter stated in, or the accuracy of, any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.
Section 1.03.Backup Servicing Compensation. As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Borrower. The Backup Servicer shall be entitled to receive its Backup Servicing Fee to the extent of funds available therefor pursuant to Section 2.08. The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer pursuant to Section 8.04, (iii) its resignation in accordance with the provisions of Section 8.05 and (iv) the termination of this Agreement.
Section 1.04.Backup Servicer Removal. The Backup Servicer may be removed in connection with a breach by the Backup Servicer in any material respect of any representation, warranty or covenant of the Backup Servicer under this Agreement, or otherwise in the discretion of the Administrative Agent (acting at the direction of the Required Lenders), by thirty (30) days’ prior notice given in writing and delivered to the Backup Servicer from the Administrative Agent (acting at the direction of the Required Lenders) (the “Backup Servicer Termination Notice”). On and after the receipt by the Backup Servicer of the Backup Servicer Termination Notice, the Backup Servicer shall continue to perform all backup servicing functions under this Agreement, subject to Section 8.05, until the date specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders).
Section 1.05.The Backup Servicer Not to Resign. The Backup Servicer shall resign only with the prior written consent of the Administrative Agent and the Required Lenders or if the Backup Servicer provides an Opinion of Counsel to the Administrative Agent to the effect that the Backup Servicer is no longer permitted by Applicable Law to act as Backup Servicer hereunder. No termination or resignation of the Backup Servicer hereunder shall be effective until a successor Backup Servicer, acceptable to the Administrative Agent (acting at the direction of the Required Lenders) has accepted its appointment as successor Backup Servicer hereunder and has agreed to be bound by the terms of this Agreement. If, however, a successor Backup Servicer is not appointed by the Administrative Agent (acting at the direction of the Required Lenders) within thirty (30) days after the giving of notice of resignation or termination, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor Backup Servicer, with the cost of such petition (including attorneys’ fees and expenses and court costs) to be borne by the Borrower.
Section 1.06.Covenants of the Backup Servicer.
(q)Affirmative Covenants. Within sixty (60) days following the Closing Date, the Backup Servicer shall establish a servicing transition plan, and shall deliver a copy of such plan to the Agents. In addition, from the date of its appointment until the Facility Termination Date:
(i)Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws and all of its obligations under this Agreement.
(ii)Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified and validly existing under federal law where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.
(r)Negative Covenant. From the date of its appointment until the Facility Termination Date, the Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Administrative Agent (acting at the direction of the Required Lenders) and, so long as no Event of Default or Servicer Termination Event has occurred, the Borrower.
Section 1.03.Merger of the Backup Servicer. Any Person into which the Backup Servicer (in such capacity or in its capacity as Successor Servicer) may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Backup Servicer shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Backup Servicer, shall be the successor of the Backup Servicer under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
Section 1.04.Privilege. The Backup Servicer shall be entitled to any protection, privilege or indemnity afforded to the Paying Agent under the terms of this Agreement.

Article 9

THE IMAGE FILE CUSTODIAN
Section 1.07.Appointment; Duties of the Image File Custodian. The Administrative Agent, each Lender, the Borrower (on behalf of itself and on behalf of the Borrower Loan Trustee), at the direction of and on behalf of the Administrative Agent, hereby appoint Computershare, acting through its document custody division, to act solely on their behalf as Image File Custodian hereunder, and Computershare hereby accepts such appointment. The Image File Custodian shall perform such duties and only such duties as are specifically set forth in this Agreement.
Section 1.08.Compensation and Indemnification of Image File Custodian.
(a)The Image File Custodian shall be compensated for its activities hereunder by receiving the Image File Custodian Fee.
(b)The Borrower and the Servicer shall indemnify the Image File Custodian and its officers, directors, employees and agents pursuant to Section 11.01 and Section 11.02.
Section 1.03.Covenants of the Image File Custodian.
(c)Affirmative Covenants. From the date hereof until the Facility Termination Date:
(iii)Compliance with Law. The Image File Custodian will comply in all material respects with all Applicable Laws and will comply with all of its obligations hereunder. The Image File Custodian will maintain, or cause to be maintained, an in-place compliance management system appropriate for its size and complexity.
(iv)Preservation of Existence. The Image File Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.
(d)Negative Covenant. From the date hereof until the Facility Termination Date the Image File Custodian will not assign, transfer, convey, deliver or dispose of any Imaged Files related to a Receivable or other document evidencing or relating to any of the Collateral or any of the Collateral except as contemplated by this Agreement.
(e)Agreement to Provide. The Image File Custodian agrees to promptly provide any and all information in its possession reasonably requested by the Servicer in writing to help facilitate the Servicer’s compliance with its obligations set forth under Section 7.08.
Section 1.09.Liability of the Image File Custodian.
(f)The Image File Custodian shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Image File Custodian in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Image File Custodian and, in the absence of bad faith on the part of the Image File Custodian, the Image File Custodian may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates, documents or opinions furnished to the Image File Custodian pursuant to and conforming to the requirements of this Agreement.

(g)The Image File Custodian shall not be liable for:
(v)an error of judgment made in good faith by one of its officers; or
(vi)any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Image File Custodian under this Agreement in each case unless it shall be proved that the Image File Custodian shall have been grossly negligent in ascertaining the pertinent facts.
(h)The Image File Custodian shall not be charged with knowledge of any event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Unmatured Event of Default, Event of Default or Facility Amortization Event, unless a Responsible Officer of the Image File Custodian has actual knowledge of such event or receives written notice of such event from the Borrower, the Borrower Loan Trustee, the Servicer, the Administrative Agent or any Secured Party, and shall have no duty to take any action to determine whether any such event, default or Event of Default shall have occurred.
(i)Without limiting the generality of this Section, the Image File Custodian shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the related underlying collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iii) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Image File Custodian pursuant to this Agreement believed by the Image File Custodian to be genuine and to have been signed or presented by the proper party or parties or (iv) to inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables under this Agreement.
(j)The Image File Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Image File Custodian to perform, or be responsible for or have any duty to supervise or monitor the manner of performance of, any of the obligations or acts or omissions of the Borrower, the Servicer or any other Person under this Agreement, and the Image File Custodian may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Image File Custodian to the contrary.
(k)The Image File Custodian may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, any Monthly Loan Tape, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(l)The Image File Custodian may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Image File Custodian in good faith in accordance therewith.
(m)The Image File Custodian shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Collateral Agent or the Administrative Agent pursuant to the provisions of this Agreement, unless the Collateral Agent or the Administrative Agent, on behalf of the Secured Parties, shall have offered to the Image File Custodian security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby. The Image File Custodian shall have no liability for any action or inaction taken at the direction of the Borrower, the Borrower Loan Trustee, the Servicer, the Collateral Agent or the Administrative Agent in accordance with this Agreement.
(n)The Image File Custodian shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Image File Custodian of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Image File Custodian, not reasonably assured by the Borrower, the Image File Custodian may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Image File Custodian, shall be reimbursed by the Borrower upon demand.
(o)The Image File Custodian may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, Affiliates or attorneys or a custodian. The Image File Custodian shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.
(p)The Image File Custodian shall indemnify and hold harmless the Borrower, the Borrower Loan Trustee, the Servicer, the Secured Parties and each of their respective officers, directors, employees and agents from and against any and all loss, liability or expense that may be imposed on, incurred by or asserted against them as a result of the gross negligence, willful misconduct or bad faith relating to the maintenance and custody of the Imaged Files by the Image File Custodian; provided, however, that the Image File Custodian shall not be liable for any portion of any such loss, liability or expenses resulting from the willful misconduct, bad faith or gross negligence of the Borrower, the Borrower Loan Trustee, the Servicer, the Administrative Agent or any Secured Party.
(q)In no event shall the Image File Custodian be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Image File Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 1.02.Limitation on Liability of the Image File Custodian and Others. The directors, officers, employees or agents of the Image File Custodian shall not be under any liability to any Secured Party, the Borrower or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Image File Custodian against any liability which would be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties. Except as provided in Section 9.04, the Image File Custodian shall not be under any liability to the Administrative Agent, any Secured Party, the Borrower or any other Person for any action taken or for refraining from the taking of any action in its capacity as Image File Custodian pursuant to this Agreement; provided, however, that this provision shall not protect the Image File Custodian against any liability which would be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties. The Image File Custodian may rely in good faith on any document of any kind, prima facie, properly executed and submitted by any Person respecting any matters arising hereunder.
Section 1.03.Certain Matters Affecting the Image File Custodian.
(r)The Image File Custodian shall have no duties or responsibilities except those that are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Image File Custodian. If the Image File Custodian shall request instructions from the Administrative Agent, the Collateral Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Image File Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Image File Custodian shall have received written instructions from the Administrative Agent, the Collateral Agent or the Servicer, as applicable without incurring any liability therefor to the Administrative Agent, the Collateral Agent, the Borrower, the Borrower Loan Trustee, the Servicer or any other Person.
(s)The Image File Custodian may act in reliance upon any written communication of the Administrative Agent or the Collateral Agent concerning the delivery of the Imaged Files for any of the Receivables and other items of Collateral pursuant to this Agreement. The Image File Custodian shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct. In no event shall the Image File Custodian have any responsibility to ascertain or take action with respect to the Imaged Files relating to any of the Receivables or other Collateral, except as expressly provided herein.
THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE IMAGE FILE CUSTODIAN.
(t)If the Image File Custodian shall at any time receive conflicting instructions from the Administrative Agent, the Collateral Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Image File Custodian shall be entitled to rely on the instructions of the Collateral Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Image File Custodian, the Image File Custodian may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, any Monthly Loan Tape, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Image File Custodian may conclusively rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Servicer and the other parties to this Agreement will hold the Image File Custodian harmless from any claims that may arise or be asserted against the Image File Custodian because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Image File Custodian shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, except as may otherwise be specifically set forth herein. The Image File Custodian may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Image File Custodian in good faith in accordance therewith.
(u)The Image File Custodian is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Image File Custodian is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
(v)The Image File Custodian may at any time resign and terminate its obligations under this Agreement; provided, however, that except as provided below, no such resignation or termination shall be effective until a successor Image File Custodian is appointed (and accepts such appointment) pursuant to the terms of this Section. Promptly after receipt of notice of the Image File Custodian’s intended resignation, the Borrower shall appoint, by written instrument, a successor Image File Custodian who shall be acceptable to the Administrative Agent (acting at the direction of the Required Lenders). If the Borrower fails to appoint a successor Image File Custodian pursuant to the terms hereof within thirty (30) days after receipt of the Image File Custodian’s notice of resignation, the Administrative Agent (acting at the direction of the Required Lenders) shall have the exclusive right to appoint by written instrument, a successor Image File Custodian. If neither the Borrower nor the Administrative Agent (acting at the direction of the Required Lenders) has appointed a successor Image File Custodian within sixty (60) days after receipt of the Image File Custodian’s notice of resignation, the Image File Custodian may petition a court of competent jurisdiction to appoint a successor Image File Custodian, with the cost of such petition (including attorneys’ fees and expenses and court costs) to be borne by the Borrower.
(w)Any corporation, banking association or trust company into which the Image File Custodian may be merged or converted or consolidated with, or any corporation, banking association or trust company resulting from any merger, conversion or consolidation to which the Image File Custodian shall be a party, or any corporation, banking association or trust company succeeding to all or substantially all the corporate trust business of the Image File Custodian, shall be the successor of the Image File Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 1.010.Custody of Imaged Files.
(x)The Servicer and each Subservicer shall be authorized to transmit, and the Image File Custodian shall be authorized to accept, standalone .PDF files or other similar electronic mediums of the Imaged Files. The Image File Custodian shall retain such Imaged Files on its computer systems in accordance with Section 9.09. Prior to or contemporaneously with the delivery of any Imaged Files to the Image File Custodian, the Servicer or the Subservicer, as applicable, shall deliver or cause to be delivered to the Image File Custodian an Excel spreadsheet (or other similar electronic document reasonably acceptable to the Image File

Custodian) (each, an “Imaged File Loan Schedule”) identifying the Receivables to which such Imaged Files relate. In connection with each Funding Date, the Servicer and each Subservicer, as applicable, shall deliver the Imaged Files and the Imaged File Loan Schedule at least five (5) Business Days prior to such Funding Date (the “Imaged File Delivery Date”); provided, that, in connection with the initial Funding Date, the Servicer and each Subservicer, as applicable, shall deliver the Imaged Files and the Imaged File Loan Schedule no later than thirty (30) days following the Closing Date (the “Initial Imaged File Delivery Date”). If such Imaged Files and Imaged File Loan Schedule are received by the Image File Custodian prior to 12:00 p.m. New York City time, the Image File Custodian shall provide to the Administrative Agent, the Servicer and each Lender, on or before five (5) Business Days following such receipt, a certification (each, a “Certificate of Receipt”) confirming that the relevant account numbers for the Imaged Files received matches the relevant Obligor’s account numbers provided on the Imaged File Loan Schedule (and if such information is delivered to the Image File Custodian after 12:00 p.m. New York City time, on any Business Day, such information shall be deemed, for purposes of this sentence, to be received prior to 12:00 p.m. New York City time on the next succeeding Business Day); provided, that, in connection with the initial Funding Date, the Image File Custodian shall deliver the related Certificate of Receipt within five (5) Business Days of the Initial Imaged File Delivery Date.
(y)The Image File Custodian shall randomly select for review (x) in connection with the initial Funding Date, within three (3) Business Days following the Initial Imaged File Delivery Date, 250 Imaged Files delivered in connection with such Funding Date relating to Receivables originated by the Originators and (y) in connection with any Funding Date that occurs more than thirty (30) days following the Closing Date, 200 Imaged Files delivered in connection with such Funding Date, with such selection of 200 Imaged Files to be split pro rata, based on the number of related Receivables added to the Collateral in connection with such Funding Date originated by the Originators. In receiving and reviewing any such randomly selected Imaged File, the Image File Custodian shall be required only to review each document within any such Imaged File received to determine whether (1) each document in the Imaged File appears fully executed and (2) each Imaged File contains each of the following with respect to the applicable Receivable specified by the Servicer or the Subservicer, as applicable, in the applicable Imaged File Loan Schedule: (a) last name of Obligor, (b) Obligor’s account number, (c) the State in which the related Obligor has a mailing address, (d) the branch State, (e) whether such Receivable is a Hard Secured Receivable (with a certificate of title or not), (f) loan amount, (g) APR, (h) contract term (i.e., the number of payments) and (i) Originator. In receiving and reviewing any Imaged File in connection with the Image File Custodian’s delivery of a Certificate of Receipt, the Image File Custodian shall be required only to conduct the review necessary to make the certifications contained in the Certificate of Receipt. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Image File Custodian shall not have any duty or obligation to review any Imaged File with respect to which the related Contract is an Electronic Contract (other than a Specified Electronic Contract). For the avoidance of doubt, if a Contract contained within an Imaged File is not fully executed, the Image File Custodian will specify that such Contract is not fully executed in the exception report attached to the related Custodian Certification.
(z)In connection with the Image File Custodian’s review of the Imaged Files relating to Receivables delivered to the Image File Custodian hereunder, the Image File Custodian shall execute and deliver to the Servicer, the Administrative Agent and each Lender a certificate substantially in the form attached hereto as Exhibit I (the “Custodian Certification”) no later than the third (3rd) Business Day following the Initial Imaged File Delivery Date or the Imaged File Delivery Date, as applicable. For the avoidance of doubt, any single Custodian Certification may relate to one or more Imaged Files.

(aa)In the event that an Authorized Officer of the Servicer (on its own behalf or on behalf of a Subservicer) requests that any Imaged File relating to a Receivable be removed from the Image File Custodian’s custody (x) as a result of a repurchase pursuant to Section 5.06 hereof, (y) for the purpose of correcting errors therein or (z) in order to comply with, or give effect to, any other provisions of the Basic Documents, the Servicer shall send a written request to the Image File Custodian, substantially in the form of Exhibit J attached hereto (each, a “Removal Request”). Within two (2) Business Days of receipt of such written request, the Image File Custodian shall delete the applicable Imaged File from the Image File Custodian’s system as directed by the Servicer in such Removal Request.
(ab)In the event that the Backup Servicer is removed or resigns as Backup Servicer hereunder, the successor Backup Servicer shall automatically (and without further action) become the successor Image File Custodian. Any predecessor Image File Custodian shall take any actions reasonably requested by the Servicer in order to allow for a successor Image File Custodian to assume its duties and obligations hereunder. Without limiting the foregoing, in the event that any Image File Custodian ceases to act in such capacity hereunder, (i) it shall promptly as practicable transfer any Imaged Files in its custody (or on its systems) to the successor Image File Custodian and (ii) upon completing such transfer, promptly (except as required by its internal document retention policies) delete any Imaged Files in its custody (or on its systems) unless otherwise directed by the Servicer. The predecessor Image File Custodian shall be entitled to receive from the Servicer reimbursement of such predecessor Image File Custodian’s reasonable and documented out-of-pocket expenses in connection with the performance of its duties under this Section 9.07(e).
(ac)The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth in this Agreement, the review contemplated by this Section 9.07 (the “Review”) is a review to be performed by the Image File Custodian solely for the purpose of acknowledging receipt of Imaged Files by the Image File Custodian. Any Custodian Certification related to such Review prepared by the Image File Custodian and furnished to the Servicer, the Administrative Agent and each Lender is produced solely in connection with this purpose. The Image File Custodian was not engaged to perform the Review, produce any Custodian Certification or perform any of the services in this Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the Receivables provided to the Image File Custodian hereunder for the Review as contemplated by Rule 17g-10 under the Exchange Act. Given the purpose and scope of the Image File Custodian’s services (including the Review and any Custodian Certification) under this Agreement and given the treatment and use of the Review and Custodian Certification, the parties hereto agree that the Image File Custodian’s Review is not commonly understood in the market to be “due diligence services” for purposes of Rule 17g-10. The parties hereto do not consider the Review and the delivery of any Custodian Certification to be “due diligence services” for purposes of Rule 17g-10, and shall not treat any Custodian Certification as a “third party due diligence report” for purposes of Rule 15Ga-2 under the Exchange Act. The other parties hereto hereby acknowledge that the Image File Custodian is relying on this certification for purposes of determining that its Review does not constitute “due diligence services” under Rule 17g-10. The Image File Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Imaged File or any agreement, instrument or other document contained therein; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby or by any agreement, instrument or other document; or (iii) a determination that the contents of any Imaged Files are appropriate for the represented purpose or that any agreement, instrument or other document contained in any Imaged File has actually been recorded or filed, as maybe applicable, or that any agreement, instrument or other document in any Imaged File is other than what it purports on its face to be. The Image File Custodian shall not be obligated to make any independent examination of any Imaged File or its contents beyond the review specifically required by this Agreement.
Section 1.04.Further Agreements. The parties hereto further agree that:
(ad)The Image File Custodian may conclusively rely on, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond or any other paper or document (including any of the foregoing delivered in electronic format) believed by it to be genuine and to have been signed or presented by the proper Person or Persons. Nothing herein shall be construed to impose an obligation on the part of the Image File Custodian to investigate, evaluate, verify, independently determine or re-calculate any information, statement, representation or warranty or any fact or matter stated in, or the accuracy of, any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein; provided, however, for the avoidance of doubt, that nothing herein shall be construed so as to relieve the Image File Custodian of its express obligations hereunder.
(ae)Without limiting the generality of any other provision hereof, the Image File Custodian shall have no duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable by any Person pursuant to this Agreement, or the eligibility of any Receivable for purposes of this Agreement.
(af)Before the Image File Custodian acts or refrains from taking any action under this Agreement, it may require an Officer’s Certificate and/or Opinion of Counsel from the party requesting that the Image File Custodian act or refrain from acting in form and substance acceptable to the Image File Custodian, the costs of which (including the Image File Custodian’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Image File Custodian act or refrain from acting. The Image File Custodian shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate and/or Opinion of Counsel.
(ag)Notwithstanding anything to the contrary in this Agreement, the Image File Custodian shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Image File Custodian, including by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, other industrial action, general failure of electricity or other supply, technical failure, accidental or mechanical or electrical breakdown, computer failure or any event where, in the reasonable opinion of the Image File Custodian, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Image File Custodian being in breach of any Applicable Law or practice, request, direction, notice, announcement or similar action of any Governmental Authority to which the Image File Custodian is subject.
(ah)Notwithstanding anything to the contrary in this Agreement, the Image File Custodian shall not be required to take any action that is not in accordance with Applicable Law.
(ai)The right of the Image File Custodian to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty. In the event that any provision of this Agreement implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Image File Custodian shall not be the party required to take the action or refrain from acting.

(aj)Neither the Image File Custodian nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for (i) the existence, genuineness, value or protection of any collateral securing the Receivables, for the legality, enforceability, effectiveness or sufficiency of the Basic Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the liens or Basic Documents or any delay in doing so, or (ii) reviewing or determining the accuracy, completeness or sufficiency of any chain of ownership (including endorsements or assignments related thereto) with respect to any Receivable or Receivable File.
(ak)The Image File Custodian shall not be liable for any action or inaction of the Servicer, or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Image File Custodian shall have obtained actual knowledge of such event or received written notice to the contrary at the address set forth below the name of the Image File Custodian on the signature pages hereof.
(al)Neither the Image File Custodian nor any of its directors, officers, agents or employees shall be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Borrower Loan Trustee, the Servicer, the Originators, the Administrative Agent, the Collateral Agent, the Backup Servicer or the Paying Agent contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four.
(am)Without limiting the generality of any other provision hereof, neither the Image File Custodian’s preparation or receipt of any reports pursuant to this Agreement nor any other publicly available information available to the Image File Custodian shall constitute actual or constructive knowledge or written notice of any information contained therein.
(an)The Image File Custodian shall be entitled to any protection, privilege or indemnity afforded to the Paying Agent under the terms of this Agreement, mutatis mutandis.
Section 1.011.System Maintenance. The Image File Custodian will maintain or cause to be maintained gateways, hardware, software, systems it deems necessary or appropriate in order to, and otherwise maintain or caused to be maintained a technology platform that will enable the Image File Custodian to fulfill its obligations hereunder at all times.
Article 10

EVENTS OF DEFAULT
Section 1.05. Events of Default.
(a)Each of the following events shall constitute an “Event of Default”:
(vii)the Borrower shall fail to make any payment of Interest or any Unused Commitment Fees, in each case when due and without giving effect to the availability of funds and such failure continues unremedied for three (3) Business Days after the date such payment was due;
(viii)failure to pay all Aggregate Unpaids by the Maturity Date;

(ix)a failure on the part of the Borrower to make any payment, transfer or deposit required by the terms of any Basic Document (other than as set forth in clauses (i) and (ii) above) on the day such payment or deposit is required to be made, which default or failure continues unremedied for three (3) Business Days after the earlier of (A) receipt of written notice of such failure by the Borrower or the Borrower Loan Trustee from the Collateral Agent, the Administrative Agent or any Lender or (B) discovery of such failure by a Responsible Officer of the Borrower or the Borrower Loan Trustee;
(x)after giving effect to the allocation of funds pursuant to Section 2.08, the Loans Outstanding that are Class A Loans exceeds the Class A Borrowing Base or the Loans Outstanding exceeds the Total Borrowing Base (each calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date but prior to such Payment Date or Securitization Date, the related Cutoff Date), which condition continues unremedied for two (2) Business Days; provided, that if such event is due solely to a decrease in the Class A Advance Rate and the Total Advance Rate due to the occurrence of a Level I Trigger Event, such event will not constitute an Event of Default if cured by the first Payment Date after the occurrence of such Level I Trigger Event;
(xi)on any Payment Date, after giving effect to the allocation of funds pursuant to Section 2.08, the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, and such deficiency has not been cured prior to or on the next Payment Date;
(xii)a failure by the Borrower, the Borrower Loan Trustee, the Servicer, any Subservicer, the Guarantor or any Originator to duly perform or observe any term, covenant or agreement of the Borrower, the Borrower Loan Trustee, the Servicer, such Subservicer, the Guarantor or any Originator contained in this Agreement or any other Basic Document (other than as otherwise described in this Section 10.01) and such failure remains unremedied for thirty (30) calendar days after the earliest to occur of (A) knowledge by a Responsible Officer of the Borrower, the Borrower Loan Trustee, the Servicer, such Subservicer, the Guarantor or such Originator, as applicable, and (B) receipt of a written notice of such failure from the Administrative Agent, the Collateral Agent, any Agent, any Lender, the Image File Custodian or the Backup Servicer; it being understood that any repurchase of a Receivable by the Borrower pursuant to Section 5.06 shall be deemed to remedy any failure to perform or observe any term, covenant or agreement with respect to such Receivable;
(xiii)any representation, warranty or certification made or deemed to be made by the Borrower, the Borrower Loan Trustee, the Servicer, any Subservicer, the Guarantor or any Originator under this Agreement or any other Basic Document, or any Monthly Report, any Monthly Loan Tape or other information required to be given by the Borrower, the Borrower Loan Trustee, any Originator, any Subservicer, the Guarantor or the Servicer to the Administrative Agent or any Lender, shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for thirty (30) calendar days after the earlier to occur of (A) knowledge by a Responsible Officer of the Borrower, the Borrower Loan Trustee, the Servicer, such Subservicer, the Guarantor or such Originator, as applicable, and (B) receipt of a written notice of such failure from the Administrative Agent, the Collateral Agent, any Agent or any Lender; it being understood that any repurchase of a Receivable by the Borrower pursuant to Section 5.06 shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable;
(xiv)the occurrence of an Insolvency Event relating to any First Heritage Entity or Parent;
(xv)a breach of the Financial Covenant shall have occurred;

(xvi)the Borrower shall become (A) an “investment company” within the meaning of the Investment Company Act or (B) a “covered fund” as defined in the final regulations issued June 25, 2020 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act);
(xvii)the IRS shall file notice of a Lien pursuant to Section 430 or Section 6321 of the Code with regard to any assets of the Borrower, any Originator or First Heritage and such lien shall not have been released within five (5) days (with respect to assets of the Borrower or any Originator) or thirty (30) days (with respect to assets of First Heritage) after the earlier of the Borrower, the Borrower Loan Trustee, such Originator or First Heritage having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Borrower Loan Trustee, any Originator or First Heritage and such Lien shall not have been released or stayed within thirty (30) days after the earlier of the Borrower, the Borrower Loan Trustee, such Originator or First Heritage having actual knowledge thereof or written notice thereof from the Administrative Agent, the Collateral Agent or any Lender;
(xviii)the Collateral Agent shall fail for any reason to have a first priority perfected security interest in any material portion of the Collateral (subject to Permitted Liens), which failure shall continue for five (5) Business Days after the earlier of the Borrower or the Servicer having actual knowledge thereof or the Borrower or the Servicer having received written notice thereof from the Collateral Agent, the Administrative Agent or any Lender;
(xix)a Change in Control shall occur;
(xx)except as permitted under this Agreement with respect to the Servicer, the Servicer, First Heritage, Parent, any Originator, any Subservicer or the Borrower shall enter into any transaction or merger whereby it is not the surviving entity or the Borrower shall enter into any merger;
(xxi)Parent or any First Heritage Entity shall have one or more final nonappealable judgments entered against it by a court of competent jurisdiction, enter into one or more settlements or have a penalty or fine assessed against it by any Governmental Authority, in excess of, in the aggregate, $[***] and, in the case of the Borrower, $[***], which, in any of the foregoing cases, shall not have been bonded pending appeal, satisfied, stayed, vacated or discharged of record within thirty (60) days of being rendered;
(xxii)any Basic Document shall cease to be in full force and effect (other than in accordance with its terms) or Parent or any First Heritage Entity shall so assert in writing or otherwise seek to terminate or disaffirm its obligations under any Basic Document;
(xxiii)the Borrower shall become taxable as an association (or a publicly traded partnership) that is taxable as a corporation for U.S. federal income tax purposes;
(xxiv)the occurrence of a Level III Trigger Event;
(xxv)the occurrence of a Servicer Termination Event;
(xxvi)the occurrence of a Level Two Regulatory Event;
(xxvii)the Parent shall default under any mortgage, indenture or instrument which evidences any indebtedness, obligations or liabilities for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries) whether such any indebtedness, obligations or liabilities or guarantee now exists, or is created after the date of this Agreement, which default (A) is caused by a failure to pay principal at final stated maturity (after giving effect to all applicable grace periods, if any) (a “Payment Default”) or (B) results in the acceleration of such indebtedness, obligations or liabilities prior to its final stated maturity and, in each case, the principal amount of any such indebtedness, obligations or liabilities, together with the principal amount of any other such indebtedness, obligations or liabilities under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of Twenty Million United States Dollars ($20,000,000) (or its foreign currency equivalent);
(xxviii)First Heritage shall default under any mortgage, indenture or instrument which evidences any indebtedness, obligations or liabilities for money borrowed by First Heritage or any of its Restricted Subsidiaries (or the payment of which is guaranteed by First Heritage or any of its Restricted Subsidiaries) whether such any indebtedness, obligations or liabilities or guarantee now exists, or is created after the date of this Agreement, which default (A) is caused by a failure to pay principal at final stated maturity (after giving effect to all applicable grace periods, if any) (a “First Heritage Payment Default”) or (B) results in the acceleration of such indebtedness, obligations or liabilities prior to its final stated maturity and, in each case, the principal amount of any such indebtedness, obligations or liabilities, together with the principal amount of any other such indebtedness, obligations or liabilities under which there has been a First Heritage Payment Default or the maturity of which has been so accelerated, aggregates in excess of One Million United States Dollars ($1,000,000) (or its foreign currency equivalent);
(xxix)[Reserved]; or
(xxx)any act or omission of any First Heritage Entity, Loomis or any Servicer Account Bank occurs that results in provisional credits no longer being made with respect to payments on and proceeds of Receivables and other Collateral received by a Servicer or Subservicer in cash at the Servicer’s or Subservicer’s respective places of business, including, without limitation, any termination or modification of the Loomis Side Letter, which is not remedied within five (5) Business Days.
(b)Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower (with a copy to the Collateral Agent, the Image File Custodian, the Borrower Loan Trustee and the Paying Agent), declare the Maturity Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and, upon such declaration, the Loans and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided, that in the event that an Event of Default described in Section 10.01(a)(ii) or Section 10.01(a)(viii) has occurred, the Maturity Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; provided, further, that in the case of any event described in Section10.01(a)(i) or (a)(ii) above that involves solely a failure to pay one or more amounts owing to the Class B Lenders, the Administrative Agent shall not declare the Maturity Date to have occurred without the consent of the Class B Lenders.
(c)Upon the occurrence of an Event of Default, the Revolving Period shall terminate and no further Loans will be made.
Section 1.012.Actions Upon Declaration or the Automatic Occurrence of the Maturity Date. Upon the declaration or the automatic occurrence of the Maturity Date, the Collateral Agent shall, at the direction of the Administrative Agent or the Required Lenders, exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, the Collateral Agent may, and at the direction of the Administrative Agent or the Required Lenders, shall, take the following remedial actions:
(a)The Collateral Agent may, without notice to the Borrower except as required by Applicable Law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Loans Outstanding, any Interest accrued thereon and or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Accounts or any part of such Accounts in accordance with and subject to the priorities required by Section 2.08.
(b)The Collateral Agent may take any action permitted under the Basic Documents and may exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower or the Borrower Loan Trustee under or in connection with the Collateral, including directing that Collections be deposited into an account specified by the Collateral Agent (acting at the direction of the Administrative Agent or the Required Lenders) (rather than to the Collection Account).
(c)Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Collateral Agent may, without notice except as specified below, foreclose on the Collateral or any part of the Collateral, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable and the Collateral Agent shall, at the direction of the Administrative Agent, deposit the proceeds from the sale of the Collateral into the Collection Account for application by the Administrative Agent or pursuant to such direction from the Administrative Agent to any amounts payable by the Borrower with respect to the Obligations in accordance with the priorities required by Section 2.08. Notwithstanding the foregoing, the Collateral Agent may not sell or otherwise liquidate the Collateral or any part of the Collateral, at the direction of the Administrative Agent or the Required Lenders following an Event of Default, other than an Event of Default described in Section 10.01(a)(i) or (a)(ii), unless the Administrative Agent confirms in writing that: (A) 100% of the Lenders consent thereto, (B) the proceeds of such sale or liquidation will be sufficient to pay in full the Loans Outstanding and all accrued but unpaid interest on such Loans Outstanding or (C) the Administrative Agent determines that the Collateral will not continue to provide sufficient funds for the payment of principal and interest on the Loans as they would have become due if the Loans had not been declared immediately due and payable, and the Administrative Agent obtains the consent of the Required Lenders. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Administrative Agent may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as of the sufficiency of the Collateral for such purpose (which opinion shall also be addressed to the Collateral Agent). The Borrower agrees that, to the extent notice of sale shall be required by Applicable Law, at least seven (7) Business Days’ notice to the Borrower (with a copy to each Secured Party) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower and the Borrower Loan Trustee in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower, the Borrower Loan Trustee or any Person claiming the Collateral sold through the Borrower, the Borrower Loan Trustee and their successors or assigns.
(d)Upon the completion of any sale under Section 10.02(c), the Borrower shall, and shall cause the Borrower Loan Trustee at the Borrower’s direction for the benefit of the Borrower, to deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Collateral Agent, the Administrative Agent or by any purchaser, the Borrower shall, and shall cause the Borrower Loan Trustee at the Borrower’s direction for the benefit of the Borrower, to confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.
(e)At any sale under Section 10.02(c), the Servicer, the Originators or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 10.02(c) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price up to the full amount owing to such Secured Party.
(f)The Collateral Agent (acting at the direction of the Administrative Agent or the Required Lenders) may direct the Servicer to direct Collections to an account other than the Collection Account; provided, that such redirection of funds may not be undertaken unless the payment in full of the Aggregate Unpaids owed and payable to the Paying Agent, the Backup Servicer, the Collateral Agent and the Image File Custodian has been addressed to the satisfaction of such parties. The Collateral Agent and the Servicer agree to cooperate in good faith to provide the Servicer access to the information relating to the Collections deposited into such account in order for the Servicer to perform its related duties hereunder.
Section 1.05.Exercise of Remedies. No failure or delay on the part of the Collateral Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, the Borrower Loan Trustee or the Servicer, on the one hand, and the Collateral Agent, the Administrative Agent, any Agent or Secured Party, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have pursuant to Applicable Law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand. It is understood and agreed that Collateral Agent and the other Secured Parties will have recourse against the Borrower Loan Trustee solely to the extent of the Borrower Loan Trustee’s interests in the Receivables.
Section 1.06.Waiver of Certain Laws. Each of the Borrower and the Borrower Loan Trustee agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Borrower Loan Trustee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the

Collateral as an entirety or such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.
Section 1.07.Power of Attorney. The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, upon the occurrence and during the continuance of an Event of Default and deemed occurrence or declaration of the Maturity Date pursuant to Section 10.01(b), in connection with the enforcement of the rights and remedies provided for in this Article, including (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document. Nevertheless, if so requested by the Collateral Agent, directly or through a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. On the Closing Date, the Borrower, First Heritage and the Borrower Loan Trustee shall deliver to the Collateral Agent a power of attorney to be used solely upon the occurrence and during the continuance of an Event of Default or Servicer Termination Event, in the forms attached hereto as Exhibit F-1, Exhibit F-2 and Exhibit F-3, respectively.
Section 1.08.Class B Lender Purchase Option
(d)Upon (i) the declaration or automatic occurrence of the Maturity Date, (ii) the Administrative Agent or Collateral Agent commencing enforcement proceedings against the Borrower or any portion of the Collateral or (iii) an event described in clauses (i) through (iv), (viii), (ix), (xi) through (xiv), (xv), (xviii), (xix) (solely with respect to a Servicer Termination Event arising under clauses (1), (2), (4) or (7) of Section 7.11), or (xx) through (xxii) of Section 10.01(a) shall be continuing for forty-five (45) days and the Administrative Agent shall not have declared such event to be an Event of Default (each such event, a “Triggering Event”), the Class B Lenders shall have the option to purchase all (but not less than all) of the Class A Obligations from the Class A Lenders (the “Class B Purchase Right”). Within ten (10) Business Days after the occurrence of a Triggering Event, the Administrative Agent shall deliver written notice to the Agents for the Class B Lenders of (i) the Class A Obligations, (ii) the Class A Obligations expected to accrue through the Class B Purchase Option Exercise Date and (iii) the amount of all liabilities (without duplication) that it has incurred in the nature of indemnification obligations of the Borrower hereunder which have resulted in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Class A Lenders (collectively, “Class A Indemnification Liabilities”). The Class B Purchase Right shall be exercisable by all or any of the Class B Lenders for a period of twenty (20) days, commencing on the date on which the Administrative Agent provides the notice described in the preceding sentence to the Agents for the Class B Lenders (the “Class B Purchase Right Termination Date”). Prior to the Class B Purchase Right Termination Date, the Class B Lenders may exercise the Class B Purchase Right upon written notice to the Administrative Agent (the “Class B Purchase Option Notice”), which notice shall be irrevocable and shall specify the date on which such right is to be exercised by the Class B Lenders (such date, the “Class B Purchase Option Exercise Date”), which shall be a Business Day not more than twenty (20) days after receipt by the Administrative Agent of such notice. On the Business Day prior to the Class B Purchase Option Exercise Date, the Administrative Agent shall deliver written notice to the Agents for the Class B Lenders specifying the Class A Obligations and the Class A Indemnification Liabilities of which it is then aware (collectively, the “Class B Purchase Option Amount”). Notwithstanding the foregoing, following the occurrence of a Triggering Event, but prior to the Agents’ and the Class B Lenders’ receipt of the notice required to be delivered by the Administrative Agent pursuant to this Section 10.06(a), the Collateral Agent may not sell or liquidate any of the Collateral.
(e)On the Class B Purchase Option Exercise Date, the Class A Lenders shall sell to the Class B Lenders, and the Class B Lenders shall purchase from the Class A Lenders, the Class A Obligations and the Class B Lenders shall (a) pay to the Class A Lenders as the purchase price therefor the Class B Purchase Option Amount and (b) agree to indemnify and hold harmless the Class A Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party against any Class A Lender or its related Agent as a direct result of any acts by the Class B Lenders occurring after the date of such purchase (but excluding, for the avoidance of doubt, any such loss, liability, claim, damage or expense resulting from the gross negligence, bad faith or willful misconduct of a Class A Lender or its related Funding Agent). Such purchase price and other sums shall be remitted by wire transfer in federal funds to such bank account of the Class A Lenders as the Administrative Agent shall have designated in writing to the Class B Lenders and their Agents for such purpose. In connection with the foregoing purchase, accrued and unpaid Interest shall be calculated through the Business Day on which such purchase and sale shall occur if the amounts so paid by the Class B Lenders to the bank account designated by the Class A Lenders are received in such bank account prior to 1:00 p.m., New York time and accrued and unpaid Interest shall be calculated to and include the next Business Day if the amounts so paid by the Class B Lenders to the bank account designated by the Class A Lenders are received in such bank account later than 1:00 p.m., New York time.
(f)Any purchase pursuant to this Section 10.06 shall be expressly made without representation or warranty of any kind by the Class A Lenders as to the Class A Obligations or otherwise and without recourse to the Class A Lenders, except that the Class A Lenders shall represent and warrant: (i) the amount of the Class A Obligations being purchased and that the purchase price and other sums payable by the Class B Lenders are true, correct and accurate amounts, (ii) that the Class A Lenders shall convey the Class A Obligations free and clear of any Liens or encumbrances of the Class A Lenders or created or suffered by the Class A Lenders, including any participation interest in any of the Class A Obligations, (iii) as to the absence of all claims made or threatened in writing against the Class A Lenders related to the Class A Obligations, and (iv) that the Class A Lenders are duly authorized to assign the Class A Obligations. In addition, upon completion of the sale of the Class A Obligations and receipt by the Class A Lenders of the amounts specified in Section 10.06(b), Credit Suisse AG, New York Branch may resign as Administrative Agent and the Class B Lenders shall appoint a successor Administrative Agent to succeed Credit Suisse AG, New York Branch who shall accept such appointment, in each case, effective on the Class B Purchase Option Exercise Date.
Article 11

INDEMNIFICATION
Section 1.01.Indemnities by the Borrower. Without limiting any other rights which the Administrative Agent, the Collateral Agent, each Agent, each Lender or its assignee, the Image File Custodian, the Backup Servicer, the Paying Agent, the Borrower Loan Trustee or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify, protect, defend and hold harmless each such entity (each in its capacity as such and in its individual capacity) and each of their respective Affiliates and officers, directors, employees and agents thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, actions, suits, liabilities and related costs and expenses, including reasonable attorneys’ fees, expenses and disbursements (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified

Party in connection with, arising out of or as a result of this Agreement or the other Basic Documents, excluding, however, (i) Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party (as determined by a court of competent jurisdiction) and (ii) Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:
(xxxi)any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time, an Eligible Receivable;
(xxxii)reliance on any written representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(xxxiii)the failure by the Borrower or any other First Heritage Entity to comply with any term, provision or covenant contained in this Agreement or any other Basic Document or a failure by the Borrower or any First Heritage Entity to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Contract or Receivable, or the non-conformity of any Contract with any such Applicable Law and any failure by the Borrower or any other First Heritage Entity to perform its respective duties under the Contracts and Receivables included as part of the Collateral;
(xxxiv)the failure to vest and maintain vested in the Collateral Agent a valid and enforceable first priority perfected security interest in any or all of the Collateral, except for Permitted Liens;
(xxxv)the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;
(xxxvi)any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable (including a defense based on the Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(xxxvii)any failure by the Borrower or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;
(xxxviii)any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable;
(xxxix)the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;
(xl)any repayment by any Agent or a Secured Party of any amount previously distributed in reduction of the Loans Outstanding or payment of Interest, any obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid;

(xli)any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Contract or Receivable, (2) relating to the use of the proceeds of the Loan, (3) relating to any violation or alleged violation of the Consumer Financial Protection Act or (4) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans by the Borrower or the Servicer or any other investigation, litigation or proceeding relating to the Borrower in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;
(xlii)the use of the proceeds of any Loan;
(xliii)any failure by the Borrower and the Borrower Loan Trustee for the benefit of the Borrower to give reasonably equivalent value to the Originators in consideration for the transfer by the Originators to the Borrower and the Borrower Loan Trustee of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of any Insolvency Law;
(xliv)the failure of the Borrower to remit to the Servicer Collections remitted to the Borrower in accordance with the terms hereof or the commingling by the Borrower of any Collections with other funds;
(xlv)all reasonable and documented fees, costs and expense (including reasonable legal fees and expenses) incurred by any Lender, their respective Credit Providers, the Collateral Agent or the Administrative Agent in connection with entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Borrower or the Servicer, or is required or necessary under the Basic Documents; or
(xlvi)any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents.
Any amounts subject to the indemnification provisions of this Section 11.01 payable by the Borrower shall be paid solely pursuant to the provisions of Section 2.08 in the order and priority set forth therein.
Section 1.02.Indemnities by the Servicer. Without limiting any other rights which the Indemnified Parties may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by, any such Indemnified Party (as determined by a court of competent jurisdiction) relating to or arising from any of the following (excluding, however, (i) Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party and (ii) Indemnified Amounts to the extent the same include losses in respect of Loans that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor):
(i)reliance on any written representation or warranty made or deemed made by the Servicer any Subservicer or any of each of their respective officers under or in connection with this

Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(ii)the failure by the Servicer or any Subservicer to comply with (a) any term, provision or covenant contained in this Agreement or any other Basic Document or (b) any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Receivable, the non-conformity of any Receivable with any such Applicable Law and any failure by an Originator to perform its respective duties under the Receivables or (c) any Applicable Law;
(iii)any failure by the Servicer or any Subservicer to perform any of its other duties or obligations in accordance with the provisions of this Agreement or any other Basic Document;
(iv)the failure to vest and maintain vested in the Collateral Agent a valid and enforceable first priority perfected security interest in the Collateral;
(v)the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;
(vi)any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Receivable included as part of the Collateral, (2) relating to the use of the proceeds of the Loan, (3) relating to any violation or alleged violation of the Consumer Financial Protection Act or (4) related to this Agreement, in each case, (A) that is not commenced by such Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loan by the Servicer or any Subservicer or any other investigation, litigation or proceeding relating to the Borrower, the Servicer or any Subservicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;
(vii)any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents; or
(viii)the commingling by the Servicer or any Subservicer of any Collections with other funds.
Any amounts subject to the indemnification provisions of Section 11.02 payable by the Servicer shall be remitted within thirty (30) days of demand therefor.
Section 1.03.General Indemnity Provisions. Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or, except as otherwise provided herein, nonpayment by an Obligor of an amount due and payable with respect to a Contract or any loss in value of any Permitted Investment due to changes in market conditions or for other reasons beyond the control of the Borrower or the Servicer.
The indemnities expressly provided in this Article are cumulative and not exclusive of any rights or remedies which the Indemnified Parties would otherwise have pursuant to law or equity.

For the avoidance of doubt, Indemnified Amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any dispute, action, claim or suit) brought by an Indemnified Party of any indemnification or other obligation of the indemnifying party or other Person.
Section 1.04.Applicability and Survival. The foregoing indemnities shall apply whether or not liabilities and costs set forth above are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability. The provisions of this Article shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.
Article 12

THE ADMINISTRATIVE AGENT AND THE AGENTS
Section 1.05.Authorization and Action.
(aj)Each Lender and each Secured Party (other than the Collateral Agent) hereby designates and appoints Credit Suisse AG, New York Branch (and Credit Suisse AG, New York Branch accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Collateral Agent or any of their successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate on the Facility Termination Date.
(ak)Each Lender hereby irrevocably designates and appoints the related Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Basic Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.
(al)Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent (the Administrative Agent and each Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Agent.
(am)The Administrative Agent shall promptly distribute to each Agent (if such Agent or the Lender in its Lender Group are not otherwise required to receive such notice), who shall promptly distribute to each related Lender (if such Lender is not otherwise required to receive such notice) all notices, requests for consent and other information received by the Administrative Agent under this Agreement that are not also delivered to the Lenders.
Section 1.06.Delegation of Duties. Each Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 1.07.Exculpatory Provisions. Neither any Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of any Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Borrower Loan Trustee, the Servicer, any First Heritage Entity, the Backup Servicer, the Collateral Agent or the Image File Custodian contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. No Agent shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties or the consolidated books and records of any First Heritage Entity and the Borrower. No Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Unmatured Event of Default, Event of Default, Facility Amortization Event or Servicer Termination Event unless it has received written notice thereof from the Borrower, the Borrower Loan Trustee, the Servicer, the Collateral Agent or a Secured Party.
Section 1.08.Reliance.
(a)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by such Agent.
(b)Each Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by, in the case of (i) the Administrative Agent, the Lenders or by the Committed Lenders or (ii) an Agent, the Lenders or by the Committed Lenders in its Lender Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
(c)The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Lenders (or their Agents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.
(d)Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of (i) Lenders in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Lenders in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lender in such Lender Group.
(e)In the event the Administrative Agent receives notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Facility Amortization Event or Servicer Termination Event from the Borrower, the Borrower Loan Trustee, the Servicer, the

Collateral Agent or any Lender, referring to this Agreement and describing such event, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by (i) Lenders in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Lenders in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Lenders in such Lender Group; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.
Section 1.09.Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, the Borrower Loan Trustee, First Heritage, the Originators, the Servicer, the Subservicers, the Guarantor, the Backup Servicer, the Collateral Agent or the Image File Custodian shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Borrower Loan Trustee, the Servicer, the Subservicers, First Heritage, the Originators, the Guarantor, the Backup Servicer, the Collateral Agent or the Image File Custodian and the Receivables and made its own decision to make any Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Basic Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Borrower Loan Trustee, the Servicer, the Subservicers, First Heritage, the Originators, the Guarantor, the Backup Servicer, the Collateral Agent or the Image File Custodian and the Receivables. Except for notices, reports and other documents received by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Borrower Loan Trustee, the Servicer, the Subservicers, First Heritage, the Originators, the Guarantor, the Backup Servicer, the Collateral Agent or the Image File Custodian or the Receivables which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 1.010.Indemnification. The Committed Lenders (i) agree to indemnify the Collateral Agent and the Administrative Agent, in each case, in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Collateral Agent or the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable) and (ii) in each Lender Group agree to indemnify the Collateral Agent and the Agent for such Lender Group, in each case, in its capacity as such (without limiting the obligation (if any) of the Borrower and the Servicer to reimburse such Collateral Agent or Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding that are Class A Loans or Class B Loans, as applicable), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Loans Outstanding) be imposed on, incurred by or asserted against such Collateral Agent or Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein (including but not limited to the Basic Documents) or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent (including at the direction of the Administrative Agent or the Lenders) or an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Collateral Agent or an Agent resulting from its respective gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the Collateral Agent or the applicable Agent, as the case may be.
Section 1.011.Each Agent in its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not an Agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Agents may act (i) as administrator, sponsor or agent for one or more Conduit Lenders and in such capacity act and may continue to act on behalf of each such Conduit Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Conduit Lenders is party and in various other capacities relating to the business of any such Conduit Lender under various agreements. Any such Person, in its capacity as Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent other than as expressly provided in this Agreement. Any Person which is an Agent may act as an Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
Section 1.012.Successor Agents. The Administrative Agent may resign as Administrative Agent upon ten (10) days’ written notice to the Lenders, each Agent, the Borrower Loan Trustee and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent, which may be a lender. Any Agent may resign as Agent upon ten (10) days’ notice to the Lenders in its Lender Group, the Administrative Agent, the Collateral Agent, each other Agent, the Borrower Loan Trustee and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If an Agent shall resign as Agent under this Agreement, then (i) Lenders in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Lenders in such Lender Group, and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Lenders in such Lender Group shall appoint from among the Committed Lenders (other than the Conduit Lenders) in such Lender Group a successor agent for such Lender Group. Any successor administrative agent or agent shall succeed to the rights, powers and duties of resigning Agent, and the term “Administrative Agent” or “Agent,” as applicable, shall mean such successor administrative agent or agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent’s resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
Section 1.013.Borrower, Borrower Loan Trustee, Servicer Reliance. For all purposes under this Agreement, the Borrower, the Borrower Loan Trustee and the Servicer may conclusively rely on written consent, approval or waiver from the Administrative Agent as consent, approval or waiver, respectively, of the Required Lenders.
Article 13

THE COLLATERAL AGENT
Section 1.014.Authorization and Actions.
(a)Each of the Secured Parties (other than the Collateral Agent) hereby designates and appoints Computershare as the Collateral Agent hereunder and under the other Basic Documents to act exclusively as the agent of the Secured Parties for purposes of perfection of a security interest in the Collateral and to act as specified herein and pursuant to the written direction of the Administrative Agent or the Required Lenders in the other Basic Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof. Each of the Secured Parties (other than the Collateral Agent) hereby authorizes the Collateral Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement or any other Basic Document, together with such powers as are reasonably incidental thereto. Each of the Secured Parties (other than the Collateral Agent) hereby authorizes and directs the Collateral Agent to execute and deliver each of the Basic Documents to be entered into by the Collateral Agent as of the date hereof. In furtherance, and without limiting the generality, of the foregoing, each Secured Party (other than the Collateral Agent) hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Administrative Agent) that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower and the Borrower Loan Trustee hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 13.01(a) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with this Agreement. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 13.01(a) shall be at the written direction of the Administrative Agent, and the Collateral Agent shall have no responsibility or liability in connection with the validity, perfection or enforceability of such financing and continuation statements or with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower and the Borrower Loan Trustee hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(b)The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, and shall not be subject to any fiduciary or other implied duties, covenants, obligations or liabilities regardless of whether a Servicer Termination Event, an Facility Amortization Event or an Event of Default has occurred and is continuing, and no implied covenants, functions, responsibilities, duties (including fiduciary duties), obligations or liabilities on the part of the Collateral Agent shall be read into this Agreement or any other Basic Document or otherwise exist for the Collateral Agent. Whether or not therein expressly so provided, every provision of this Agreement or any other Basic Document relating to the conduct or affecting the liability of the Collateral Agent shall be subject to the provisions of this Article Thirteen.
(c)In performing its functions and duties hereunder, the Collateral Agent shall act solely as agent for the Secured Parties and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower, the Servicer or the Administrative Agent or any of their respective successors or assigns.
(d)The Collateral Agent shall not be required to take any action if it shall have reasonably determined, or shall have been advised by its counsel, that such action is likely to expose the Collateral Agent to personal liability or that is contrary to this Agreement or any other Basic Document or Requirements of Law.
(e)The appointment and authority of the Collateral Agent hereunder shall terminate upon the indefeasible payment in full of the Obligations.
Section 1.015.[Reserved].
Section 1.016.Compensation and Reimbursement.
(a)The Collateral Agent shall be entitled to recover as compensation on each Payment Date and, in accordance with the priority set forth in Section 2.08, the Paying Agent/Collateral Agent Fee (which compensation shall not be limited by any law on compensation of a trustee of an express trust). In addition to compensation for its services, the Borrower shall reimburse, in accordance with the priority set forth in Section 2.08, (i) the Collateral Agent, for all reasonable out-of-pocket expenses (including reasonable fees and out-of-pocket expenses, disbursements and advances of any agents, any co-trustee, counsel, accountants and experts) incurred or made by it (including, without limitation, expenses incurred in connection with notices or other communications to the Lenders), disbursements and advances incurred or made by the Collateral Agent in accordance with any of the provisions of this Agreement (including, but in no way limited to, any expenses incurred pursuant to Section 2.14, Section 12.04, Section 12.05 and Section 12.07), or any of the other Basic Documents and (ii) the Paying Agent, for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with Section 7.04, if any. Such expenses shall include the reasonable fees and out-of-pocket expenses, disbursements and advances of any agents, any co-trustee, counsel, accountants and experts, except any such expense, disbursement or advance as may arise from its willful misconduct or gross negligence. In no event shall the Collateral Agent or any agent of the Collateral Agent advance any funds for the payment of principal, interest or premium on any Loans.
(b)The provisions of this Section 13.03 shall survive the resignation and removal of the Collateral Agent and the termination or assignment of this Agreement.

Section 1.017.Certain Matters Affecting the Collateral Agent.
(f)Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any error in judgment, or action taken or omitted to be taken, by it or them in good faith under or in connection with this Agreement or any other Basic Document (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any other Person contained in this Agreement or any other Basic Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document, for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Basic Document or any other document furnished in connection herewith or therewith, or for any failure of any transaction party to perform its obligations hereunder or thereunder or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith, or for the satisfaction of any condition specified in Article Four. The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, Computershare in each of its capacities hereunder and under the other Basic Documents to which it is a party, and each agent, custodian, and any other Person employed to act hereunder and under the other Basic Documents to which it is a party; and in actions under any other Basic Document, the Collateral Agent shall be entitled to all the rights, privileges, protections, immunities and benefits afforded it hereunder; provided, that the foregoing shall not apply to Computershare in its capacity as Backup Servicer.
(g)The Collateral Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.
(h)The Collateral Agent shall not be liable for, or have any duty to supervise or monitor, the default, misconduct or any other action or omission of the Borrower, the Servicer or any other party to the Basic Documents (other than Computershare in any of its capacities under the Basic Documents).
(i)The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Basic Document, or to inspect the properties, books or records of the transaction parties.
(j)The Collateral Agent shall not be deemed to have knowledge of, or be required to act, based on any event unless a Responsible Officer of the Collateral Agent receives written notice or has actual knowledge of such event. Without limiting the generality of the foregoing, the Collateral Agent shall not be deemed to have knowledge of any Event of Default, Facility Amortization Event or Servicer Termination Event, or of any default that, with the giving of notice or passage of time, would become an Event of Default, a Facility Amortization Event or a Servicer Termination Event, unless a Responsible Officer of the Collateral Agent has received notice from the Borrower, the Servicer, the Administrative Agent, any Lender or any Agent. The delivery or availability of reports or other documents (including, without limitation, news or other publicly available reports or documents, or any reports or documents delivered to the Collateral Agent pursuant to this Agreement or related agreements or documents) to the Collateral Agent shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such information that this Agreement specifically requires the Collateral Agent to examine in such report or document and to take an action with respect thereto. Knowledge or information acquired by (i) Computershare in any of its respective capacities hereunder or under any other Basic Document or other document related to this transaction shall not be imputed to Computershare in any of its other capacities hereunder or under such other documents except to the extent their respective duties are performed by the same group or division within Computershare or otherwise share the same Responsible Officers of Computershare, and vice versa (it being understood that on the Closing Date, the Corporate Trust Services department of Computershare (including, as applicable, any agents or Affiliates utilized thereby) is performing its obligations under each of its capacities hereunder and under the other Basic Documents), and (ii) any Affiliate of Computershare shall not be imputed to Computershare in any of its respective capacities, provided that the foregoing shall not relieve the Person acting as Backup Servicer, Collateral Agent or Borrower Loan Trustee, as applicable, from its obligations to perform or responsibility for the manner of performance of its duties in a separate capacity under the Basic Documents.
(k)None of the provisions to this Agreement or any other Basic Document or any direction or instruction shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Basic Document, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document unless the Collateral Agent has been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Collateral Agent therein or thereby.
(l)The right of the Collateral Agent to perform any permissive or discretionary act enumerated in this Agreement or any other Basic Document shall not be construed as a duty, and the Collateral Agent shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act. In the event that any provision of this Agreement or any other Basic Document implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Collateral Agent shall not be the party required to take the action or refrain from acting. It is understood and agreed that any rights and powers granted to the Collateral Agent under any power of attorney shall not impose any duty or obligation on the Collateral Agent.
(m)The Collateral Agent shall not be liable or accountable to any Person with respect to any action taken or omitted to be taken by it in accordance with any instructions, directions or requests provided to it by any Person in accordance with or as contemplated by this Agreement.
(n)In no event shall the Collateral Agent be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(o)The Collateral Agent may perform any duties hereunder either directly or by or through Affiliates, agents, attorneys, custodians or nominees, and the Collateral Agent shall not be responsible or liable for, or have any duty to supervise or monitor, the actions, misconduct or negligence on the part of any Affiliates, agent, attorney, custodians or nominees appointed with due care by it hereunder or any other Affiliate, agent, custodian or nominee that the Collateral Agent is obligated to appoint hereunder (including the Electronic Vault Provider); provided, that the Collateral Agent shall remain obligated and liable for the performance of its duties hereunder without diminution of such duties and liability by virtue of the appointment of any such Affiliate, agent, attorney, custodian or nominee, and to the same extent and under the same terms and conditions as if the Collateral Agent alone were individually executing or performing such duties; provided, however, that the Collateral Agent shall not be liable for the execution or performance of any such duties of the Collateral Agent by any of the parties (including any successors or assigns) to the Basic Documents.
(p)Before the Collateral Agent acts or refrains from acting, it may require and shall be entitled to receive, at the reasonable expense of the Borrower, payable in accordance with and subject to Section 2.08, an Officer’s Certificate of the Borrower and/or an Opinion of Counsel. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(q)As a condition to the taking, suffering or omitting of any action by it hereunder, the Collateral Agent may consult with counsel and the written or oral advice or opinion of such counsel shall be full and complete authorization and protection from any liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(r)Except as expressly required pursuant to the terms of this Agreement, the Collateral Agent shall not be required to make any initial or periodic examination of any documents or records or the purpose of establishing the presence or absence of defects, the compliance by the Borrower or any other Person (other than the Collateral Agent) with its representations and warranties or for any other purpose except as expressly required pursuant to the terms of this Agreement.
(s)Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent under this Agreement and the other Basic Documents, without the execution or filing of any paper or any further act on the part of any of the parties hereto or thereto, anything herein to the contrary notwithstanding.
(t)In the event that (i) the Collateral Agent is unsure as to the application or interpretation of any provision of this Agreement or any other Basic Document, (ii) this Agreement or any other Basic Document is silent or is incomplete as to the course of action that the Collateral Agent is required or permitted to take with respect to a particular set of facts, or (iii) more than one methodology can be used to make any determination to be performed by the Collateral Agent hereunder or thereunder, then the Collateral Agent may give written notice to the Administrative Agent requesting written instruction and, to the extent that the Collateral Agent acts or refrains from acting in good faith in accordance with any such written instruction, the Collateral Agent shall not be personally liable to any Person. If the Collateral Agent shall not have received such written instruction within ten (10) calendar days of delivery of notice to the Administrative Agent (or within such shorter period of time as may reasonably be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action, and shall have no liability to any Person for such action or inaction.
(u)The Collateral Agent shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement or any other Basic Document other than for the Collateral Agent’s compensation.
(v)Computershare (in each of its capacities hereunder or under any other Basic Document) will not have any liability for any determination made by or on behalf of any Person in connection with a Benchmark Transition Event or a Benchmark Replacement. For the avoidance of doubt, Computershare (in each of its capacities hereunder or under any other Basic

Document) shall not be under any obligation to (i) monitor, determine or verify the unavailability or cessation of Term SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Computershare (in each of its capacities hereunder or under any other Basic Document) shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or any other Basic Document as a result of the unavailability of Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. Computershare (in each of its capacities hereunder or under any other Basic Document) shall not have any liability for entering into, or the contents of, any Benchmark Replacement Conforming Changes.
(w)Notwithstanding anything to the contrary in this Agreement, the Collateral Agent shall not be required to take any action that is not in accordance with Applicable Law.
Section 1.018.Reliance. The Collateral Agent shall in all cases be entitled to conclusively rely, and shall be fully protected in relying, upon any resolution, certificate, statement, instrument, Officer’s Certificate, opinion, report, notice, request, direction, consent, order (including any Borrower Order), bond, note, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Collateral Agent shall not be responsible for the content or accuracy of any such documents provided to the Collateral Agent, and shall not be required to recalculate, certify, or verify any information contained therein. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Lender or any Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Lender or such Agent, provided that unless and until the Collateral Agent shall have received such advice or indemnification, the Collateral Agent may take or refrain from taking any action, as the Collateral Agent shall deem advisable and in the best interests of the Lenders and the Agents. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request, instruction or direction of the Borrower, the Required Lenders or the Administrative Agent and such request, instruction or direction and any action taken or failure to act pursuant thereto shall be binding upon the Lenders, the Administrative Agent, the Agents and each of the other parties hereto.
Section 1.019.Non-Reliance. Each of the Conduit Lenders, the Committed Lenders and the Agents expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of the transaction parties, shall be deemed to constitute any representation or warranty by the Collateral Agent. Each of the Conduit Lenders, the Committed Lenders and the Agents represents and warrants to the Collateral Agent that it has made and will make, as applicable, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, (x) its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and the other transaction parties and (y) its own decision to enter into this Agreement.
Section 1.020.Collateral Agent in its Individual Capacity. The Collateral Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not a party hereto.
Section 1.021.Resignation or Termination of Collateral Agent; Successor Collateral Agent.
(a)The Collateral Agent may resign as Collateral Agent upon sixty (60) days’ notice to the Lenders, the Administrative Agent and the Borrower with such resignation becoming effective upon a successor collateral agent succeeding to the rights, powers and duties of the Collateral Agent pursuant to this Section 13.08. If the Collateral Agent resigns as Collateral Agent, is removed under this Agreement or if a vacancy exists in the office of the Collateral Agent for any reason, then the Required Lenders shall appoint a successor collateral agent, which may be a Lender. Any successor collateral agent shall succeed to the rights, powers and duties of the resigning Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent effective upon its appointment, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of the former Collateral Agent or any of the parties to this Agreement. After the retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Article Thirteen shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If the Collateral Agent consolidates with, merges or converts into, or transfers or sells all or substantially all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Collateral Agent.
(b)The Required Lenders may remove the Collateral Agent and any or all of its agents by so notifying the Collateral Agent if:
(i)the Collateral Agent shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Collateral Agent or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Collateral Agent; or the Collateral Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or
(ii)the Collateral Agent otherwise becomes incapable of acting in such capacity under any of the Basic Documents.
(x)[Reserved].
(y)Any resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent pursuant to any of the provisions of this Section 13.08 shall not become effective until the successor Collateral Agent has accepted its appointment in accordance with the following:

(iii)any successor Collateral Agent appointed as provided herein shall execute, acknowledge and deliver to the Borrower, to the Borrower Loan Trustee, to the Servicer and to its predecessor Collateral Agent, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein. The predecessor Collateral Agent shall deliver to the successor Collateral Agent all documents or copies thereof and statements and all money and other property held by it hereunder; and the Borrower and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Collateral Agent all such rights, powers, duties and obligations;
(iv)upon acceptance of appointment by a successor Collateral Agent as provided in this Section, such successor Collateral Agent shall provide notice of such succession hereunder to all Lenders, and the Servicer shall provide such notice to each Loan Rating Agency; and
(v)no Collateral Agent shall be liable hereunder for any action or omission of any successor Collateral Agent.
(a)If a successor Collateral Agent does not take office within sixty (60) days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Borrower or the Required Lenders may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, and all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred in connection with such petition shall be paid by the Borrower in accordance with and subject to Section 2.08 hereof.
Section 1.022.Appointment of Co-Collateral Agent or Separate Collateral Agent.
(z)Notwithstanding any other provisions of this Agreement or any other Basic Document, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, in connection with any Insolvency Proceeding or other enforcement action or to the extent of any conflict of interest, the Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents, of all or any part of the Collateral, and to vest in such Person or Persons such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Collateral Agent may consider necessary or desirable.
(aa)Every separate collateral agent and co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or co-collateral agent jointly (it being understood that such separate collateral agent or co-collateral agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate collateral agent or co-collateral agent, but solely at the written direction of the Collateral Agent;
(ii)no separate collateral agent or co-collateral agent hereunder shall be personally liable by reason of any act or omission of any other separate collateral agent or co-collateral agent hereunder; and
(iii)the Collateral Agent may at any time accept the resignation of or remove any separate collateral agent or co-collateral agent.
(c)Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then separate collateral agents and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or co-collateral agent shall refer to this Agreement. Each separate collateral agent and co-collateral agent shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent.
(d)If necessary, any separate collateral agent or co-collateral agent may at any time constitute the Collateral Agent its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor collateral agent.
Section 1.10.Eligibility; Disqualification. The Collateral Agent shall at all times have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and either (i) its long-term unsecured debt shall be rated at least “BBB-” (or the equivalent rating) by Fitch or DBRS, or (ii) the Administrative Agent and the Lenders approve the Collateral Agent’s eligibility in writing. The Collateral Agent (a) shall meet the requirements of Section 26(a)(1) of the Investment Company Act, (b) shall not be an Affiliate of the Borrower or the initial Servicer and (c) shall not offer or provide credit or credit enhancement to the Borrower. In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 11.08.
Section 1.11.Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants that:
(a)the Collateral Agent is duly organized and validly existing under the laws of the jurisdiction of its organization;
(b)the Collateral Agent has full power and authority to deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each other Basic Document to which it is a party;
(c)each of this Agreement and each other Basic Document to which it is a party has been duly executed and delivered by the Collateral Agent and constitutes its legal, valid and binding obligation in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(d)the Collateral Agent meets the eligibility requirements set forth in Section 13.10.
Section 1.3.Force Majeure. In no event shall Computershare (in any capacity) be personally liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, any provision of any present or future law or regulation or act of any governmental authority, disease, epidemic or pandemic, quarantine, national emergency, utility failure, malware or ransomware attack, communications system failure, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system, it being understood that Computershare, in any such capacity, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 1.4.Intercreditor Actions. The Collateral Agent shall promptly notify all Lenders (as identified in writing to the Collateral Agent by the Administrative Agent) in writing of any proposed consent, waiver, approval, vote or other action taken or to be taken by the Collateral Agent in such capacity under the Intercreditor Agreement (an “Intercreditor Action”) promptly after a Responsible Officer of the Collateral Agent actually receives written notice thereof, which notice shall identify the proposed Intercreditor Action delivered to the Collateral Agent in such capacity under the Intercreditor Agreement and any other information reasonably requested by the Administrative Agent to the extent such information was delivered to the Collateral Agent with respect to such proposed Intercreditor Action. Notwithstanding any provision to the contrary in this Agreement or in any other Basic Document, all Intercreditor Actions shall be exercised by the Collateral Agent in such capacity solely at the written direction of the Administrative Agent or the Required Lenders. For the avoidance of doubt, the terms set forth in this Section 13.13 shall not be applicable to any other capacity in which Computershare may serve under the Intercreditor Agreement (other than as Collateral Agent for the Secured Parties hereunder), including any action to be taken by Computershare in such other capacity under the Intercreditor Agreement. Any expenses incurred by the Collateral Agent in connection with the Intercreditor Agreement (including any amounts payable thereby to reimburse or advance expenses) shall be payable to the Collateral Agent in accordance with the priority of payments set forth in Section 2.08(a), provided that any such expenses shall be limited to any expenses relating to and allocable to the transactions contemplated by this Agreement.
Article 14

ASSIGNMENTS; PARTICIPATIONS
Section 1.01.Assignments and Participations.
(a)[Reserved].
(b)Each Lender may upon at least ten (10) days’ notice (or in the case of an assignment to an Eligible Assignee satisfying clause (a)(i) of the definition of the term “Eligible Assignee”, prompt notice following such assignment) to the Administrative Agent and the Agents, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $5,000,000 or an integral multiple of

$1,000,000 in excess of that amount (except in the case of an assignment to an Eligible Assignee satisfying clause (a)(i) of the definition of the term “Eligible Assignee”) and (B) the full amount of the assigning Lender’s Commitment, (iii) each such assignment shall be to an Eligible Assignee and in the case of an assignment by a Committed Lender at any time its Commitments remain outstanding, such Eligible Assignee shall agree to the Commitment of such Committed Lender hereunder, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent and the Agent for the related Lender Group an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Administrative Agent (provided that in the case of an assignment to an Eligible Assignee satisfying clause (a)(i) of the definition of the term “Eligible Assignee”, such recordation fee shall not apply), (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, provided that any such fees, costs and expenses of a Conduit Lender shall be borne by its Committed Lender, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Fourteen and (vii) there shall be no increased costs, expenses or Taxes incurred by the Administrative Agent or the other Lenders upon assignment or participation. Upon such execution, delivery and acceptance and the recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(c)By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Collateral Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)The Administrative Agent, for the benefit of the Borrower, shall maintain at its United States address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it pursuant to Section 14.01(b) and a register for the recordation of the names and addresses of each Lender, the Commitment of each Lender Group and the Principal Amount (and stated interest thereon) of each Loan made by each Lender Group from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Lenders and the Collateral Agent shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be promptly available for inspection by any Agent, the Collateral Agent, the Backup Servicer, the Image File Custodian, the Paying Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. None of the Collateral Agent, the Backup Servicer, the Image File Custodian or the Paying Agent shall be responsible for independently determining whether any Person is a Lender or if the required percentage of Lenders constituting the Required Lenders has been met in connection with any action or omission by any of such Persons hereunder. For all purposes hereunder or under any other Basic Document, the Collateral Agent, the Backup Servicer, the Image File Custodian and the Paying Agent shall be entitled to rely conclusively, without investigation, on the Lender Register, or other written statements of the Administrative Agent, to determine whether (i) any Person is a Lender or (ii) the required percentage of Lenders constituting the Required Lenders has been met in connection with any such action or omission.
(e)Subject to the provisions of Section 14.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.
(f)Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and each Loan owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Administrative Agent, each Agent, the other Lenders, the Collateral Agent and the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Sections 2.14(d) through 2.14(g) (it being understood that the documentation required under Sections 2.14(d) through 2.14(g) shall be delivered to the participating Lender)); provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the participant acquires the applicable participation.
(g)Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitment or Loan, letter of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, none of the Administrative Agent (in its capacity as Administrative Agent), any Agent (in its capacity as Agent) or the Collateral Agent shall have any responsibility for maintaining a Participant Register.
(h)Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to (i) any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law, (ii) any Lender, any Agent or the Administrative Agent or any Affiliate thereof in connection with any financing or repurchase agreement entered into by such Lender or (iii) a collateral trustee or security agent for holders of commercial paper and, in each case, any such pledge or Collateral assignment may be made without compliance with Section 14.01(a) or 14.01(b). Furthermore, nothing herein shall prohibit or require consent or limit the ability of any Conduit Lender to sell or assign all or any portion of its Loans (or interests therein) to its Credit Providers (or to an agent on its or their behalf) pursuant to Liquidity Facilities with respect to such Conduit Lender.
(i)Notwithstanding the foregoing, the Conduit Lenders in any Lender Group may assign their rights, obligations and interests related to any Loan to any other Conduit Lender in such Conduit Lender’s Lender Group without providing any notice to the Borrower, the Administrative Agent or the Collateral Agent and without providing any Assignment and Acceptance to the Administrative Agent or the Collateral Agent. Each Agent shall maintain a register for the recordation of the Commitment of each Lender in its Lender Group and the Principal Amount (and stated interest thereon) of each Loan made by each Lender in its Lender Group from time to time (the “Group Register”) and shall update its Group Register to reflect any assignments described in the immediately preceding sentence. Upon its receipt of an Assignment and Acceptance executed by an assigning Conduit Lender and an assignee Conduit Lender pursuant to Section 14.01(b), the Agent for such Conduit Lenders’ Lender Group shall accept such Assignment and Acceptance and such Agent shall then record the information contained therein in the Group Register. The Agent of each Lender Group shall keep records of the Loans held by each member of its Lender Group and shall provide notice thereof to the Administrative Agent, the Collateral Agent or the Borrower upon request.
Article 15

MUTUAL COVENANTS REGARDING CONFIDENTIALITY
Section 1.01.Covenants of the Borrower, the Borrower Loan Trustee, the Servicer, the Subservicers, the Image File Custodian and the Backup Servicer. Each of the Borrower, the Borrower Loan Trustee, the Servicer, each Subservicer, the Backup Servicer, the Image File Custodian and the Paying Agent, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of the Lenders under this Agreement), except as the Administrative Agent or any such Lender may have consented to in writing prior to any proposed disclosure and except that it may disclose such information (i) to its Affiliates and its and its Affiliates' Advisors, officers, directors, employees, lenders, investors, potential investors, agents, auditors, counsel, subservicers or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Borrower Loan Trustee, the Servicer, such Subservicer, the Backup Servicer, the Image File Custodian or the Paying Agent, (iii) to Credit Suisse, Computershare or the Hedge Counterparty or their respective Affiliates or (iv) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters) as exhibits to filings required to be made with the SEC), or in connection with any legal or regulatory proceeding, (b) requested by any Governmental Authority to disclose such information or (c) requested by any nationally recognized statistical rating organization; provided, that, in the case of clause (iv)(a), the Borrower, the Borrower Loan Trustee, the Servicer, such Subservicer, the Backup Servicer and the Image File Custodian, as applicable, will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the Lenders of its intention to make any such disclosure prior to making such disclosure. The provisions of this Section 15.01 shall survive for two years following the termination of this Agreement.
Section 1.02.Covenants of the Administrative Agent, the Agents, the Lenders, the Backup Servicer and the Image File Custodian.
(an)Each of the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Borrower Loan Trustee, the Backup Servicer, any Successor Servicer and the Image File Custodian covenants and agrees that it will not disclose any of the Confidential Information now or hereafter received or obtained by it without the Borrower’s prior written consent; provided, however, that it may disclose any such Confidential Information (i) in connection with participations and assignments pursuant to Section 14.01, including to potential third party participants and assignees, (ii) to those of its officers, directors, employees, lenders, potential lenders, investors, potential investors, dealers, hedge counterparties, potential counterparties, agents, counsel, accountants, auditors, subservicers, Advisors or representatives directly involved in the transactions contemplated by the Basic Documents who need to know such information for the purpose of assisting it in connection with the transactions contemplated by the Basic Documents or the financing thereof, (iii) to any nationally recognized statistical rating organization (within the meaning of the Exchange Act), including in compliance with Rule 17g-5 thereunder (or any similar rule or regulation in any relevant jurisdiction) or that is then rating the commercial paper notes issued by or on behalf of a Conduit Lender or other debt obligations of a Conduit Lender or its Affiliates, (iv) to any hedge counterparty and (v) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters) as exhibits to filings required to be made with the SEC), or in connection with any legal or regulatory proceeding or (b) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v)(a), the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian, as applicable, will use all reasonable efforts to request that confidentiality is maintained and to use reasonable efforts to, unless otherwise prohibited by Applicable Law, promptly notify the Borrower of its intention to make any such disclosure.  Confidential Information may not be provided to prospective participants or assignees before the execution of an Assignment and Acceptance, unless such Confidential Information is covered under a separate confidentiality agreement between the assigning Lender and such prospective participant or assignee.
(ao)Each of the Collateral Agent, the Borrower Loan Trustee, the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act (the “Act”), and to the extent that nonpublic personal information (as defined below) is received, each of the Collateral Agent, Borrower Loan Trustee, the Administrative Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian, and each of its employees, Affiliates, directly involved in the transaction contemplated by the Basic Documents, agrees that it (i) shall comply with applicable laws and regulations regarding the privacy or security of “nonpublic personal information” as that term is defined in Section 509(4) of the Act, (ii) shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of the First Heritage Entities which party may hold, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information, (iii) shall promptly notify the First Heritage Entities in writing upon a Responsible Officer becoming aware of any actual breach of the security, confidentiality, or integrity of nonpublic personal information received hereunder, and (iv) shall maintain such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws.
(ap)Each of the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer, Borrower Loan Trustee, and the Image File Custodian agrees that it will advise its Affiliates to whom it provides Confidential Information of the confidential nature of such information and that it shall direct its Affiliates to comply with the terms of this Article Fifteen applicable to the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer or the Image File Custodian, as applicable.
(aq)Each of the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, the Borrower Loan Trustee, any Successor Servicer and the Image File Custodian acknowledges and agrees that any Confidential Information provided to it, in whatever form, is the sole property of the Borrower and First Heritage. Neither such Person nor its Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from or through the Borrower, First Heritage or any of their respective Affiliates for any purpose other than for purposes of engaging in, or as otherwise contemplated by, the transactions contemplated by the Basic Documents. The Administrative Agent, the Collateral Agent, each Lender, the Backup Servicer, any Successor Servicer, the Borrower Loan Trustee and the Image File Custodian agree that if the Borrower and/or First Heritage should request in writing that it destroy or return the Confidential Information, it shall, at its option, return or destroy such Confidential Information; provided that it shall be permitted to retain only that portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Agreement, that is necessary (i) for purposes of documenting any due diligence review performed by it in connection with this Agreement and (ii) to comply with any Applicable Laws or the internal document retention policies of the Administrative Agent, any Agent, any Lender, the Backup Servicer, any Successor Servicer or the Image File Custodian.
(ar)Each of the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances trade secrets. Each of the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian agrees that because of the unique nature of the Confidential Information any breach of this Agreement may cause the Borrower, First Heritage and their respective Affiliates irreparable harm and money damages and other remedies available at law in the event of a breach may not be adequate to compensate the Borrower, First Heritage and their Affiliates for any such breach. Accordingly, each of the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer, the Borrower Loan Trustee and the Image File Custodian acknowledges and agrees that the Borrower, First Heritage and their respective Affiliates shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to the Borrower, First Heritage and their respective Affiliates whether at law or in equity.
(as)If the Administrative Agent, the Collateral Agent, any Lender, the Backup Servicer, any Successor Servicer, the Borrower Loan Trustee and the Image File Custodian, or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations took place with respect to the transactions contemplated by the Basic Documents), the related entity shall promptly notify the Borrower and First Heritage in writing (unless such notification is prohibited by Applicable Law) of such requirement so that the Borrower and/or First Heritage, at their sole cost and expense, may seek a protective order or other appropriate remedy. The Administrative Agent, the Collateral Agent, each Lender, the Backup Servicer, any Successor Servicer, the Borrower Loan Trustee and the Image File Custodian may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it is legally compelled to disclose; provided that it agrees to use reasonable efforts, at the sole cost and expense of the Borrower and First Heritage, to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.
(at)Notwithstanding the foregoing, it is understood that the Administrative Agent, the Collateral Agent, each Agent, each Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian or their Affiliates may be required to disclose (and may so disclose) the Confidential Information or portions thereof at the request of a Governmental Authority or in connection with an examination of it or its Affiliates by a Governmental Authority, including in connection with the regulator compliance policy of Administrative Agent, the Collateral Agent, any Agent, any Lender, the Backup Servicer, any Successor Servicer and the Image File Custodian. No notice shall be required in connection with any disclosures made pursuant to any request or examination by any Governmental Authority.
(au)It is understood and agreed that no failure or delay by the Servicer, the Borrower, the Borrower Loan Trustee, the Backup Servicer, the Successor Servicer, the Image File Custodian, the Administrative Agent, the Collateral Agent, any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(av)The provisions of this Section 15.02 shall survive for two years following the termination of this Agreement.
Section 1.03.Non-Confidentiality of Tax Treatment and Tax Structure. Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with United States Treasury regulations Section 1.6011-4, Section 301.6111-1T and Section 301.6112-1, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind, the tax treatment, tax structure and other relevant tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such treatment, structure and tax aspects.  In this regard, each party hereto acknowledges and agrees that this disclosure of the treatment, structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding).  Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax treatment, tax structure or other relevant tax aspects of the transactions is limited in any manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other Person.

Article 16

MISCELLANEOUS
Section 1.04.Amendments and Waivers.
(aw)No failure or delay by the Collateral Agent, Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Unmatured Event of Default, Event of Default or Facility Amortization Event, regardless of whether the Collateral Agent, the Administrative Agent, any Agent or any Lender may have had notice or knowledge of such Unmatured Event of Default, Event of Default or Facility Amortization Event at the time.
(ax)Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Servicer, the Borrower Loan Trustee, the Collateral Agent, the Paying Agent, the Backup Servicer, the Image File Custodian and the Administrative Agent with the consent of the Required Lenders. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Loan Rating Agency, if any. Notwithstanding the foregoing, no such agreement shall, without the written consent of each Lender:
(i)waive or extend the date of any payment or deposit of Collections by the Borrower or modify any provisions of this Agreement relating to the application of collections on, or the proceeds of the sale of, all or any portion of the Collateral,
(ii)(v) release the Administrative Agent’s Lien on, or transfer, all or any material portion of the Collateral, (w) release any obligated party from material obligations under any Basic Document, (x) impair the right to institute suit for enforcement of the provisions of this Agreement in accordance with the terms of this Agreement, (y) permit the creation of any Lien (other than a Permitted Lien) or (z) change the currency required for payments of the Obligations to any Class B Lender under this Agreement, in each case, other than as expressly permitted hereunder or in any other Basic Document,
(iii)amend, modify or waive any provision of Schedule B,
(iv)amend, modify or waive any provision of Sections 2.01(a) or 4.02,
(v)amend, modify or waive any provision of this Section or the definition of “Agent”, “Required Lenders”, “Event of Default”, “Facility Amortization Event” or “Servicer Termination Event”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,
(vi)amend, modify or waive the definition of “Class A Advance Rate”, “Total Advance Rate”, “Class A Borrowing Base”, “Total Borrowing Base”, “Class A Borrowing Base Deficiency”, “Total Borrowing Base Deficiency”, “Annualized Net Charge-off Ratio”,

“Concentration Limits”, “Level I Trigger Event”, “Level II Trigger Event”, “Level III Trigger Event”, “Class A Monthly Principal Payment Amount”, “Class B Monthly Principal Payment Amount”, “Monthly Loan Tape”, “Monthly Report”, “Regulatory Event”, “Revolving Period”, “Reserve Account Required Amount” or any defined term used in any of the foregoing definitions,
(vii)consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or of any of its right, title or interest in or to any Receivable pledged hereunder, except as contemplated by the Basic Documents,
(viii)amend or modify any provision of Section 2.15, Section 6.02(s), Section 10.01, Section 10.06, Article Eleven, Section 12.06, or Section 14.01,
(ix)reduce the principal or the rate of interest on the Loans or any fees or other amounts payable hereunder or under any other Basic Document or modify or alter any provision relating to timing or priority of any payment of principal, interest or fees in respect of, or the pro rata treatment of, the Class A Loans and the Class B Loans,
(x)waive the occurrence of any Event of Default, or
(xi)amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (x) above in a manner which would circumvent the intention of the restrictions set forth in such clauses;
provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Borrower Loan Trustee, any Subservicer, the Paying Agent, the Backup Servicer or the Image File Custodian hereunder without the prior written consent of the Borrower Loan Trustee, such Subservicer, the Paying Agent, the Backup Servicer or the Image File Custodian, as the case may be (which consent shall not be unreasonably withheld or delayed); provided further, that the Fee Letter may only be amended, or rights or privileges thereunder waived, in writing executed by the parties thereto and with the written consent of the Required Lenders. The Collateral Agent, the Paying Agent, the Backup Servicer and the Image File Custodian may, but shall not be obligated to, consent to any amendment that affects its own rights, duties, liabilities, benefits, protections, privileges or immunities under this Agreement or otherwise as Collateral Agent, the Paying Agent, the Backup Servicer and the Image File Custodian or in its individual capacities.
(a)Neither this Agreement nor any provision hereof may be waived except pursuant to an agreement or agreements in writing entered into by the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall, without the written consent of each Lender waive any condition set forth in Section 4.01; provided further, that no such agreement shall waive the rights or duties of the Borrower Loan Trustee, any Subservicer, the Collateral Agent, the Paying Agent, the Backup Servicer or the Image File Custodian hereunder without the prior written consent of the Borrower Loan Trustee, such Subservicer the Collateral Agent, the Paying Agent, the Backup Servicer or the Image File Custodian, as the case may be.
(b)The Borrower shall promptly deliver to the Borrower Loan Trustee, the Collateral Agent, the Paying Agent, the Backup Servicer and the Image File Custodian an executed copy of any amendment, waiver or modification under this Section. In executing any amendment to this Agreement, the Collateral Agent, the Borrower Loan Trustee, the Paying Agent, the Backup Servicer and the Image File Custodian shall be entitled to receive (i) an Officer’s Certificate of the Borrower stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied, and (ii) written direction from the Borrower and the Administrative Agent (on behalf of the Secured Parties).

Section 1.05.Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and e-mailed, mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto, or in the case of DBRS, to DBRS, Inc., U.S. Structured Credit, Surveillance Department, 140 Broadway, 35th Floor, New York, New York 10005, provided that all notices to DBRS shall be provided to DBRS via e-mail at abs_surveillance@dbrs.com. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (ii) e-mail and facsimile copy, when electronic communication of receipt is obtained or (iii) overnight courier, one Business Day after being deposited with such overnight courier service, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail, telecopier or e-mail.
Section 1.06.No Waiver, Rights and Remedies. No failure on the part of the Administrative Agent, any Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
Section 1.07.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Borrower Loan Trustee, the Servicer, the Backup Servicer, the Image File Custodian, the Administrative Agent, each Agent, the Secured Parties and their respective successors and permitted assigns.
Section 1.08.Term of this Agreement. This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions, including those of Article Eleven, the provisions of Section 16.10 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement or the assignment, resignation or removal by or of the applicable parties hereto.
Section 1.09.GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN §5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 1.010.WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES

HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 1.011.Costs, Expenses and Taxes.
(ay)In addition to the rights of indemnification granted to the Indemnified Parties under Article Eleven, the Borrower agrees to pay within thirty (30) days of demand all reasonable costs and expenses of each Agent, the Secured Parties, the Backup Servicer, the Paying Agent, the Collateral Agent, the Borrower Loan Trustee and the Image File Custodian incurred in connection with the administration, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Basic Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and disbursements of counsel (which shall be limited to one counsel and one counsel for regulatory matters for each of the Credit Suisse Lender Group and the Atalaya Lender Group) for each Agent, the Secured Parties, the Backup Servicer, the Paying Agent, the Collateral Agent, the Borrower Loan Trustee and the Image File Custodian with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.
(az)The Borrower shall timely pay to the appropriate taxing authority in accordance with applicable law any Other Taxes.
Section 1.012.No Insolvency Proceedings.
(a)Notwithstanding any prior termination of this Agreement, none of any Secured Party, the Administrative Agent, the Image File Custodian, the Paying Agent, the Borrower Loan Trustee, the Servicer, any Originator, any Subservicer or the Backup Servicer shall, prior to the date which is one (1) year and one (1) day after the final payment of the Aggregate Unpaids, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or Insolvency Laws of any State or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower; provided, that nothing contained herein shall prevent or prohibit the parties from filing a proof of claim in any such proceeding.
(b)Notwithstanding any prior termination of this Agreement, each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against, any Conduit Lender any bankruptcy, reorganization, insolvency, receivership, arrangement, liquidation or similar proceeding in any jurisdiction, for one (1) year and one (1) day after the latest maturing Commercial Paper Note and other debt security issued by such Conduit Lender is paid. For the avoidance of doubt, as used in this paragraph, Conduit Lender shall be deemed to also refer to the Class A Conduit Lender and the Class B Conduit Lender.
(c)The provisions of this Section shall survive the termination of this Agreement.

Section 1.10.Recourse Against Certain Parties.
(a)No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of each Agent, the Administrative Agent, any Secured Party, the Backup Servicer, the Paying Agent, the Image File Custodian, the Servicer, the Subservicers, any First Heritage Entity, the Borrower Loan Trustee or the Borrower as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against manager or administrator of such Person or any incorporator, Affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Agents, the Administrative Agent, any Secured Party, the Backup Servicer, the Paying Agent, the Servicer, the Subservicers, any First Heritage Entity, the Borrower Loan Trustee, the Borrower and the Image File Custodian contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
(b)Each of the parties to this Agreement hereby (i) acknowledges and agrees that no Conduit Lender shall have any obligation to pay any amounts under this Agreement unless and until such Conduit Lender shall have received such amounts in respect of its Loans and (ii) agrees that no Conduit Lender shall have any obligation to pay any amounts constituting fees, a reimbursement for expenses, or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the Bankruptcy Code or any similar law under another jurisdiction) against any Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims from amounts received by it in respect of its Loans and such amounts are not required to pay its indebtedness for borrowed money. For the avoidance of doubt, as used in this paragraph, Conduit Lender shall be deemed to also refer to the Class A Conduit Lender and the Class B Conduit Lender.
(c)The provisions of this Section shall survive the termination of this Agreement.
(d)No claim may be made by the Borrower, the Servicer or any of their Affiliates or any other Person against the Administrative Agent, the Collateral Agent, any Agent, any Lender, the Image File Custodian, the Backup Servicer, the Paying Agent, the Borrower Loan Trustee or any of their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages (including lost profits) arising out of or related to the transactions contemplated by this Agreement, and each of the Borrower and the Servicer, to the extent permitted by Applicable Law, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 1.13.Patriot Act Compliance.

(e)Each of the Administrative Agent, the Collateral Agent, the Backup Servicer, the Paying Agent, the Borrower Loan Trustee and the Image File Custodian hereby notify the Borrower and the Servicer that pursuant to the requirements of the Patriot Act, it, and each other Lender, may be required to obtain, verify and record information that identifies the Borrower or the Servicer, which information includes the name and address of the such party, organizational documentation, director and shareholder information, and other information that will allow the Administrative Agent, the Collateral Agent, each Agent, the Backup Servicer, the Paying Agent, the Image File Custodian, the Borrower Loan Trustee and each Lender to identify such entity in accordance with the Patriot Act (and the Borrower and the Servicer agree to provide any such necessary information). This notice is given in accordance with the requirements of the Patriot Act and is effective for the Administrative Agent, the Collateral Agent, each Agent, the Backup Servicer, the Paying Agent, the Image File Custodian, the Borrower Loan Trustee and each Lender. The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Paying Agent is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Paying Agent. Each party hereby agrees that it shall provide the Paying Agent with such identifying information and documentation as the Paying Agent may request from time to time in order to enable the Paying Agent to comply with all applicable requirements of AML Law.
(f)Each of the First Heritage Entities represents that it is in compliance, and will continue to be in compliance, with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the Patriot Act, and the regulations thereunder, and FINRA Conduct Rule 3011.
(g)Each of the First Heritage Entities represents that it has established an Anti-Money Laundering program (an “AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Each of the First Heritage Entities shall have in place written policies, procedures and controls designed to detect, prevent and report money laundering or other suspicious activity as well as a written customer identification program. The written customer identification program shall require the identification and verification of the identities any client of any First Heritage Entity and, if required by applicable anti-money laundering laws and regulations, the underlying beneficial owner(s) thereof. In addition, each of the First Heritage Entities shall have a designated anti-money laundering compliance officer, and provide anti-money laundering training to its staff. Finally, the AML Program shall provide for an independent audit of its anti-money laundering program. Each First Heritage Entity will promptly inform the Administrative Agent in writing, to the extent not prohibited by Applicable Law, if it becomes aware of any violations of the Patriot Act, any regulation implementing the Patriot Act, or its Program.
Section 1.11.Execution in Counterparts; Severability; Integration. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.
Section 1.12.Intercreditor Agreement. The parties hereto acknowledge the existence of the Intercreditor Agreement and that certain rights of the parties (other than the Paying Agent, the Backup Servicer (other than if it becomes the Successor Servicer) and the Image File Custodian) may be subject to the provisions thereof.
Section 1.13.Additional Subservicers. Subject to the satisfaction of the conditions set forth below, any Affiliate of First Heritage may be added as a party to this Agreement (an “Accession”) as a “Subservicer,” upon the Administrative Agent’s receipt of a written notice from First Heritage that such Affiliate be added to this Agreement as a Subservicer at least five (5) days prior to the first acquisition of Receivables to be serviced by such Affiliate and:
(h)First Heritage shall have delivered to the Collateral Agent and the Administrative Agent a fully executed copy of an Accession Agreement substantially in the form of Exhibit D hereto with respect to such additional Subservicer;
(i)notice of any Accession and the related additional Subservicer shall have been provided to each Rating Agency (if any); and
(j)as of the effective date of such Accession, the conditions precedent applicable to such additional Subservicer as set forth in Exhibit E shall have been fulfilled.
Upon the effectiveness of any Accession, this Agreement shall be deemed amended to include the proposed additional Subservicer as a “Subservicer” hereunder. For the avoidance of doubt, any Person to which the Servicer (including any Successor Servicer) has delegated its duties hereunder shall not be subject to an Accession or be required to become a party to this Agreement.
Section 1.1.Limitation of Liability of Collateral Agent and Borrower Loan Trustee.
(k)It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Collateral Agent in the exercise of the powers and authority conferred and vested in it hereunder and (ii) under no circumstances shall the Collateral Agent be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it (other than a breach of its standard of care set forth in this Agreement) or the Borrower under this Agreement.
(l)It is expressly understood and agreed by the parties hereto that the Collateral Agent (i) has not provided nor will it provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Agreement and the matters contemplated herein, including but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (ii) has not made any investigations as to the accuracy of any representations, warranties or other obligations of any other party (other than Computershare in any of its capacities under the Basic Documents) to this Agreement or the other Basic Documents or any other document or instrument (other than the Collateral Agent representations and warranties expressly set forth herein) and shall not have any liability in connection therewith and (iii) has not prepared or verified, or shall be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Agreement.
(m)It is acknowledged and agreed that, in connection with the Borrower Loan Trustee’s execution and delivery of this Agreement and the performance of its duties and exercise of its rights hereunder, it shall be entitled to all of its rights, benefits, protections, indemnities and immunities set forth in the Borrower Loan Trust Agreement. Notwithstanding anything to the contrary herein, the Borrower Loan Trustee shall exercise all rights and remedies hereunder and provide any consents, directions, approvals, acceptances, determinations, rejections or other actions pursuant to this Agreement solely in accordance with directions received from the Borrower (or the Borrower shall so exercise, provide or act on behalf of the Borrower Loan Trustee in accordance with the Borrower Loan Trust Agreement), and the Borrower Loan Trustee shall have no liability for taking any such actions in accordance with such directions and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by the Borrower (or other applicable Person as may be expressly provided) in providing such direction.
(n)It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Borrower Loan Trustee in the exercise of the powers and authority conferred and vested in it under the Borrower Loan Trust Agreement, (b) each of the representations, undertakings and agreements made in this Agreement on the part of the Borrower Loan Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Borrower Loan Trustee, in its capacity as such, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Borrower Loan Trustee, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made herein and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Borrower Loan Trustee or the Borrower or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Borrower Loan Trustee or the Borrower under this Agreement or any other related documents.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
FIRST HERITAGE FINANCING I, LLC,
as Borrower

By:	/s/ Stephen R Foster
Name: Stephen R Foster
Title: Treasurer
Address for Notices:
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita, KS 67205
Attn: CLO
Email: [***]
FIRST HERITAGE CREDIT, LLC,
as Servicer

By:	/s/ Donald F. Gayhardt, Jr.
Name: Donald F. Gayhardt, Jr.
Title: Chief Executive Officer
Address for Notices:
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita, KS 67205
Attn: CLO
Email: [***]

    FIRST HERITAGE CREDIT OF ALABAMA, LLC,
    as Subservicer
Signature Page to Credit Agreement (First Heritage)

By:	/s/ Donald F. Gayhardt, Jr.
Name: Donald F. Gayhardt, Jr.
Title: Chief Executive Officer
Address for Notices:
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita, KS 67205
Attn: CLO
Email: [***]
    FIRST HERITAGE CREDIT OF MISSISSIPPI, LLC,
    as Subservicer

By:	/s/ Donald F. Gayhardt, Jr.
Name: Donald F. Gayhardt, Jr.
Title: Chief Executive Officer
Address for Notices:
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita, KS 67205
Attn: CLO
Email: [***]
    FIRST HERITAGE CREDIT OF LOUISIANA, LLC,
    as Subservicer

By:	/s/ Donald F. Gayhardt, Jr.
Name: Donald F. Gayhardt, Jr.
Title: Chief Executive Officer
Address for Notices
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita KS 67205
Attn: CLO
Email: [***]
    FIRST HERITAGE CREDIT OF TENNESSEE, LLC,
    as Subservicer

By:	/s/ Donald F. Gayhardt, Jr.
Name: Donald F. Gayhardt, Jr.
Title: Chief Executive Officer
2

Address for Notices:
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita, KS 67205
Attn: CLO
Email: [***]
FIRST HERITAGE CREDIT OF SOUTH CAROLINA, LLC,
as Subservicer

By:	/s/ Donald F. Gayhardt, Jr.
Name: Donald F. Gayhardt, Jr.
Title: Chief Executive Officer
Address for Notices:
c/o CURO Group Holdings Corp.
3615 N. Ridge Road
Wichita, KS 67205
Attn: CLO
Email: [***]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Paying Agent, Image File Custodian, Backup Servicer and Collateral Agent

By:	/s/ Scott Olmsted
Name:    Scott Olmsted
Title:    Vice President
3

Address for Notices:
                        Computershare Trust Company, National
Association
MAC N9300-070
600 S. 4th Street
Minneapolis, MN 55415
Attention: Corporate Trust Services – Asset-Backed Administration

4

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Borrower Loan Trustee

By:	/s/ Rachel Simpson
Name:    Rachel Simpson
Title: Vice President
Address for Notices:
Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington Delaware 19890
Attention: Corporate Trust Administration – First Heritage
Telephone: [***]
Facsimile: [***]
Email: [***]

5

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Enrique Flores Ruiz
Name:    Enrique Flores Ruiz
Title: Vice President

By:	/s/ Marcus DiBrito
Name:    Marcus DiBrito
Title: Vice President
Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 4th Floor
New York, New York 10010
Attention:  Conduit and Warehouse Financing
E-mail:  [***]
Telephone:  [***]

6

LENDER GROUP: Class A Committed Lender	CREDIT SUISSE LENDER GROUP
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By:
/s/ Enrique Flores Ruiz

Name: Enrique Flores Ruiz
Title: Authorized Signatory
By:
/s/ Marcus DiBrito

Name: Marcus DiBrito
Title: Authorized Signatory
Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 4th Floor
New York, New York 10010
Attention:  Conduit and Warehouse Financing
E-mail: [***]
Telephone: [***]

7

LENDER GROUP: Class A Conduit Lender	CREDIT SUISSE LENDER GROUP

GIFS CAPITAL COMPANY, LLC
By:
/s/ Charles Lewis

Name: Charles Lewis
Title: Authorized Signer
Address for Notices:
GIFS Capital Company, LLC
227 West Monroe St., Suite 4900
Chicago, IL 60606
[***]
Attn: Operations
Email: [***]
with a copy to:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 4th Floor
New York, New York 10010
Attention: Conduit and Warehouse Financing
E-mail: [***]
Telephone: [***]

8

LENDER GROUP: Class A Lender Agent:	CREDIT SUISSE LENDER GROUP

CREDIT SUISSE AG, NEW YORK BRANCH
By:
/s/ Enrique Flores Ruiz

Name: Enrique Flores Ruiz
Title: Vice President
By:
/s/ Marcus DiBrito

Name: Marcus DiBrito
Title: Vice President
Address for Notices:
Credit Suisse AG, New York Branch
Securitized Products Finance
Eleven Madison Avenue, 4th Floor
New York, New York 10010
Attention:  Conduit and Warehouse Financing
E-mail: [***]
Telephone: [***]

9

LENDER GROUP: Class B Committed Lender and Class B Lender Agent	Atalaya Lender Group
ACM AIF Evergreen P2 DAC SubCo LP
By:
/s/ David Aidi

Name: David Aidi
Title: Authorized Signatory
Address for Notices:

c/o Midtown Madison Management LLC
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attention: Curo Team
E-mail: [***]
Telephone: [***]

With a copy to:

c/o Midtown Madison Management LLC
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attention: Steven Segaloff
E-mail: [***]
Telephone: [***]
10

LENDER GROUP: Class B Committed Lender and Class B Lender Agent	Atalaya Lender Group
Atalaya A4 Pool 1 LP
By:
/s/ David Aidi

Name: David Aidi
Title: Authorized Signatory
Address for Notices:

c/o Midtown Madison Management LLC
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attention: Curo Team
E-mail: [***]
Telephone: [***]

With a copy to:

c/o Midtown Madison Management LLC
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attention: Steven Segaloff
E-mail: [***]
Telephone: [***]
11

LENDER GROUP: Class B Committed Lender and Class B Lender Agent	Atalaya Lender Group
Atalaya A4 Pool 1 (Cayman) LP
By:
/s/ David Aidi

Name: David Aidi
Title: Authorized Signatory
Address for Notices:

c/o Midtown Madison Management LLC
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attention: Curo Team
E-mail: [***]
Telephone: [***]

With a copy to:

c/o Midtown Madison Management LLC
One Rockefeller Plaza, 32nd Floor
New York, NY 10020
Attention: Steven Segaloff
E-mail: [***]
Telephone: [***]

12

SCHEDULE A-1
CREDIT SUISSE LENDER SUPPLEMENT
[***]

SA-1-1

SCHEDULE A-2
ATALAYA LENDER SUPPLEMENT
[***]
SA 3-1

SCHEDULE B
ELIGIBLE RECEIVABLE CRITERIA
[***]
SB-1

SCHEDULE C
SCHEDULE OF RECEIVABLES
[Original delivered to and on file with the Agents]

SC-1

SCHEDULE D
[Reserved]

SD-1

SCHEDULE E
REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTERESTS
[***]

SE-1

SCHEDULE F
SERVICING CENTRALIZATION EVENT
[***]

SF-1

SCHEDULE G-1

SCHEDULE OF SERVICER MASTER ACCOUNTS

[***]

SCHEDULE G-2

SCHEDULE OF SERVICER DEPOSIT ACCOUNTS

[***]

SCHEDULE G-3

SCHEDULE OF LOOMIS AGREEMENTS

[***]

SCHEDULE H

LIST OF SUBSERVICERS

[***]

SG-2

EXHIBIT A
FORM OF FUNDING REQUEST
[***]
I-1

SCHEDULE A TO FUNDING REQUEST
[***]

A-4

EXHIBIT B-1
[RESERVED]
B-1

EXHIBIT B-2
[RESERVED]
B-2

EXHIBIT C
[***]

C-1

Schedule 1
to
Assignment and Acceptance
__________ __, 20__
[***]

C-4

EXHIBIT D
FORM OF ACCESSION AGREEMENT
[***]

D-1

EXHIBIT E
CONDITIONS TO ACCESSION
[***]

E-1

EXHIBIT F-1
FORM OF POWER OF ATTORNEY
[***]

F-1-1

EXHIBIT F-2
FORM OF POWER OF ATTORNEY
[***]

F-3-2

EXHIBIT F-3
FORM OF POWER OF ATTORNEY
[***]

F-3-3

EXHIBIT F-4

LIMITED POWER OF ATTORNEY
[***]

F-4-1

EXHIBIT F-5

LIMITED POWER OF ATTORNEY
[***]

F-5-1

EXHIBIT G
FORM OF SECURITIZATION RELEASE
[***]

ANNEX I
[ ]
SECURITIZATION DATE CERTIFICATE
PURSUANT TO SECTION 2.15(a)
OF THE CREDIT AGREEMENT
[***]

SCHEDULE A TO SECURITIZATION DATE CERTIFICATE
[FORM OF SECURITIZATION REPORT TO BE ATTACHED]

ANNEX II
FORM OF NOTICE
First Heritage Financing I, LLC
[***]

Schedule I
to|
Securitization Release

SCHEDULE OF SECURITIZED RECEIVABLES
[Receivables relating to a Securitization]

EXHIBIT H
FORM OF MONTHLY REPORT

[On file with Administrative Agent]

H-1

EXHIBIT I
FORM OF CUSTODIAN CERTIFICATION

[***]

Schedule 1
to Custodian Certification

IMAGED FILE LOAN SCHEDULE

Schedule 2
to Custodian Certification

EXCEPTION REPORT

EXHIBIT J
FORM OF REMOVAL REQUEST

[***]

J-1

EXHIBIT K
FORM OF PREPAYMENT NOTICE
[***]
L-1